                                      1 9 9 7

                              D E N V E R   A R E N A


                                 A G R E E M E N T


                   (Including Professional Basketball and Hockey)











                                    CONFIDENTIAL

                                                  , 1997
                            ----------------------



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                                  TABLE OF CONTENTS

1 9 9 7
D E N V E R  A R E N A  C O M P L E X
A G R E E M E N T
(Including Professional Basketball and Hockey)

                                                                            Page

Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1 Overview, Definitions and Term . . . . . . . . . . . . . . . . . .   3

     1.1  Form of Agreement. . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.2  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.3  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.4  Existing Agreements. . . . . . . . . . . . . . . . . . . . . . . .  15
          1.4.1     Basketball Agreement . . . . . . . . . . . . . . . . . .  15
          1.4.2     Hockey Agreement . . . . . . . . . . . . . . . . . . . .  15
     1.5  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 2 General Terms and Conditions . . . . . . . . . . . . . . . . . . .  16

     2.1  Representations of Ascent Arena. . . . . . . . . . . . . . . . . .  16
          2.1.1     Due Organization . . . . . . . . . . . . . . . . . . . .  16
          2.1.2     Due Authorization; No Conflict . . . . . . . . . . . . .  17
          2.1.3     Consents . . . . . . . . . . . . . . . . . . . . . . . .  17
          2.1.4     Enforceability . . . . . . . . . . . . . . . . . . . . .  17
          2.1.5     Litigation . . . . . . . . . . . . . . . . . . . . . . .  17
          2.1.6     No Defaults. . . . . . . . . . . . . . . . . . . . . . .  18
          2.1.7     Hazardous Materials. . . . . . . . . . . . . . . . . . .  18
          2.1.8     Project Budget and Financing . . . . . . . . . . . . . .  18
          2.1.9     Conveyance to City . . . . . . . . . . . . . . . . . . .  18
     2.2  Representations of Nuggets LP. . . . . . . . . . . . . . . . . . .  18
          2.2.1     Due Organization . . . . . . . . . . . . . . . . . . . .  18
          2.2.2     Due Authorization; No Conflict . . . . . . . . . . . . .  19
          2.2.3     Consents . . . . . . . . . . . . . . . . . . . . . . . .  19
          2.2.4     Enforceability . . . . . . . . . . . . . . . . . . . . .  19
          2.2.5     Litigation . . . . . . . . . . . . . . . . . . . . . . .  20
          2.2.6     No Defaults. . . . . . . . . . . . . . . . . . . . . . .  20
          2.2.7     NBA Franchise. . . . . . . . . . . . . . . . . . . . . .  20
     2.3  Representations of Avalanche LLC . . . . . . . . . . . . . . . . .  20
          2.3.1     Due Organization . . . . . . . . . . . . . . . . . . . .  20
          2.3.2     Due Authorization; No Conflict . . . . . . . . . . . . .  20
          2.3.3     Consents . . . . . . . . . . . . . . . . . . . . . . . .  21

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          2.3.4     Enforceability . . . . . . . . . . . . . . . . . . . . .  21
          2.3.5     Litigation . . . . . . . . . . . . . . . . . . . . . . .  21
          2.3.6     No Defaults. . . . . . . . . . . . . . . . . . . . . . .  21
          2.3.7     NHL Franchise. . . . . . . . . . . . . . . . . . . . . .  22
     2.4  Representations of the City. . . . . . . . . . . . . . . . . . . .  22
          2.4.1     Due Organization . . . . . . . . . . . . . . . . . . . .  22
          2.4.2     Due Authorization; No Conflict . . . . . . . . . . . . .  22
          2.4.3     Consents . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.4.4     Enforceability . . . . . . . . . . . . . . . . . . . . .  23
          2.4.5     Litigation . . . . . . . . . . . . . . . . . . . . . . .  23
          2.4.6     No Defaults. . . . . . . . . . . . . . . . . . . . . . .  23
     2.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     2.6  Construction of this Agreement . . . . . . . . . . . . . . . . . .  25
          2.6.1     Colorado Law . . . . . . . . . . . . . . . . . . . . . .  25
          2.6.2     Section Headings . . . . . . . . . . . . . . . . . . . .  25
          2.6.3     Amendment. . . . . . . . . . . . . . . . . . . . . . . .  26
          2.6.4     Time . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          2.6.5     Binding Effect . . . . . . . . . . . . . . . . . . . . .  26
          2.6.6     No Partnership . . . . . . . . . . . . . . . . . . . . .  26
          2.6.7     No Construction Against Drafting Party . . . . . . . . .  26
          2.6.8     Singular or Plural . . . . . . . . . . . . . . . . . . .  26
          2.6.9     No Third Party Beneficiary . . . . . . . . . . . . . . .  26
          2.6.10    Reasonableness of Consent or Approval. . . . . . . . . .  27
          2.6.11    Jurisdiction and Venue . . . . . . . . . . . . . . . . .  27
     2.7  No Discrimination in Employment. . . . . . . . . . . . . . . . . .  27
     2.8  Laws, Permits and Taxes. . . . . . . . . . . . . . . . . . . . . .  27
          2.8.1     Permits, Taxes and Liens . . . . . . . . . . . . . . . .  27
          2.8.2     City Not Liable. . . . . . . . . . . . . . . . . . . . .  28
     2.9  Conditions Precedent to Effectiveness of Agreement . . . . . . . .  28
          2.9.1     Required Conditions. . . . . . . . . . . . . . . . . . .  28
          2.9.2     Approval Deadline. . . . . . . . . . . . . . . . . . . .  29
     2.10 Urban Renewal Project. . . . . . . . . . . . . . . . . . . . . . .  29
     2.11 Appropriation of City Council. . . . . . . . . . . . . . . . . . .  29
     2.12 Conflict of Interest . . . . . . . . . . . . . . . . . . . . . . .  29
     2.13 Copyrights, Tradenames, Trademarks and Patents . . . . . . . . . .  30
     2.14 Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     2.15 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          2.15.1    Ascent Arena's Insurance . . . . . . . . . . . . . . . .  30
                    (a)  Liability . . . . . . . . . . . . . . . . . . . . .  31
                    (b)  Automobile. . . . . . . . . . . . . . . . . . . . .  31
                    (c)  Worker's Compensation . . . . . . . . . . . . . . .  31
                    (d)  Builders Risk . . . . . . . . . . . . . . . . . . .  31
                    (e)  Permanent Property Insurance. . . . . . . . . . . .  32

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                    (f)  Loss of Income. . . . . . . . . . . . . . . . . . .  32
          2.15.2    Contractors' Insurance . . . . . . . . . . . . . . . . .  32
          2.15.3    Design Professionals' Insurance. . . . . . . . . . . . .  32
          2.15.4    Subcontractors' Insurance. . . . . . . . . . . . . . . .  33
          2.15.5    Users' Insurance . . . . . . . . . . . . . . . . . . . .  33
          2.15.6    Form of Policies . . . . . . . . . . . . . . . . . . . .  33
          2.15.7    Evidence of Insurance. . . . . . . . . . . . . . . . . .  33
          2.15.8    Waiver of Claims . . . . . . . . . . . . . . . . . . . .  34
          2.15.9    City's Right to Increase Limits. . . . . . . . . . . . .  34
          2.15.10   Adequacy of Coverage . . . . . . . . . . . . . . . . . .  34
     2.16 Indemnities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          2.16.1    General Indemnities. . . . . . . . . . . . . . . . . . .  35
                    (a)  Ascent Arena. . . . . . . . . . . . . . . . . . . .  35
                    (b)  Nuggets LP. . . . . . . . . . . . . . . . . . . . .  35
                    (c)  Avalanche LLC . . . . . . . . . . . . . . . . . . .  35
          2.16.2    Construction Indemnity . . . . . . . . . . . . . . . . .  36
          2.16.3    Environmental. . . . . . . . . . . . . . . . . . . . . .  36
                    (a)  Indemnity . . . . . . . . . . . . . . . . . . . . .  36
                    (b)  Notices from Ascent Arena . . . . . . . . . . . . .  37
                    (c)  Obligations Absolute and Waivers. . . . . . . . . .  37
                    (d)  No Waiver . . . . . . . . . . . . . . . . . . . . .  38
          2.16.4    Defense Obligations. . . . . . . . . . . . . . . . . . .  38
          2.16.5    Payment of City's Expenses . . . . . . . . . . . . . . .  38
          2.16.6    Survival . . . . . . . . . . . . . . . . . . . . . . . .  39
     2.17 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          2.17.1    Nuggets LP . . . . . . . . . . . . . . . . . . . . . . .  39
          2.17.2    Avalanche LLC. . . . . . . . . . . . . . . . . . . . . .  39
          2.17.3    Ascent Arena . . . . . . . . . . . . . . . . . . . . . .  39
          2.17.4    City . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          2.17.5    Deemed Assignment. . . . . . . . . . . . . . . . . . . .  40
          2.17.6    Assumption . . . . . . . . . . . . . . . . . . . . . . .  40
          2.17.7    Leasehold Mortgage . . . . . . . . . . . . . . . . . . .  41
          2.17.8    Other Provisions . . . . . . . . . . . . . . . . . . . .  41
          2.17.9    Continuing Guaranty. . . . . . . . . . . . . . . . . . .  41
     2.18 Patented Devices, Materials and Processes. . . . . . . . . . . . .  41
     2.19 Information Furnished by City. . . . . . . . . . . . . . . . . . .  42
     2.20 Confidential Information . . . . . . . . . . . . . . . . . . . . .  42
     2.21 Limits of City Review. . . . . . . . . . . . . . . . . . . . . . .  42
     2.22 No Encumbrance of Interest . . . . . . . . . . . . . . . . . . . .  42
     2.23 Compliance with Laws; Prohibited Uses. . . . . . . . . . . . . . .  43
     2.24 Naming Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     2.25 Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     2.26 Relationship of the Parties. . . . . . . . . . . . . . . . . . . .  43
     2.27 No Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     2.28 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

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          2.28.1    General. . . . . . . . . . . . . . . . . . . . . . . . .  43
          2.28.2    Material Terms . . . . . . . . . . . . . . . . . . . . .  44
     2.29 Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  44
     2.30 Estoppel Certificates. . . . . . . . . . . . . . . . . . . . . . .  44
     2.31 Recording. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 3 New Arena Design, Construction and Conveyance. . . . . . . . . . .  45

     3.1  Basic Obligations. . . . . . . . . . . . . . . . . . . . . . . . .  45
          3.1.1     In General . . . . . . . . . . . . . . . . . . . . . . .  45
          3.1.2     Remediation. . . . . . . . . . . . . . . . . . . . . . .  45
          3.1.3     Flood Plain. . . . . . . . . . . . . . . . . . . . . . .  46
          3.1.4     Prevailing Wage. . . . . . . . . . . . . . . . . . . . .  46
                    (a)  Obligation to Pay . . . . . . . . . . . . . . . . .  46
                    (b)  Reporting . . . . . . . . . . . . . . . . . . . . .  46
                    (c)  Covenant Not to Sue . . . . . . . . . . . . . . . .  47
                    (d)  Limits of Applicability . . . . . . . . . . . . . .  47
          3.1.5     Minority and Women's Business
                    Participation. . . . . . . . . . . . . . . . . . . . . .  47
          3.1.6     Standard Procedures. . . . . . . . . . . . . . . . . . .  47
     3.2  Condition of Title . . . . . . . . . . . . . . . . . . . . . . . .  47
          3.2.1     Title Documents. . . . . . . . . . . . . . . . . . . . .  47
          3.2.2     Permitted Exceptions . . . . . . . . . . . . . . . . . .  47
          3.2.3     Subsequent Title Defects . . . . . . . . . . . . . . . .  48
                    (a)  Cure. . . . . . . . . . . . . . . . . . . . . . . .  48
                    (b)  City's Election . . . . . . . . . . . . . . . . . .  48
                    (c)  Required Cure . . . . . . . . . . . . . . . . . . .  48
                    (d)  City's Cure Right . . . . . . . . . . . . . . . . .  49
     3.3  Design of the New Arena Facility . . . . . . . . . . . . . . . . .  49
          3.3.1     Design Professionals . . . . . . . . . . . . . . . . . .  49
          3.3.2     Baseline Design Documents. . . . . . . . . . . . . . . .  49
          3.3.3     Construction Documents . . . . . . . . . . . . . . . . .  49
     3.4  Construction of the New Arena Facility . . . . . . . . . . . . . .  49
          3.4.1     Construction Contractors . . . . . . . . . . . . . . . .  49
          3.4.2     Construction Standards . . . . . . . . . . . . . . . . .  49
          3.4.3     City Approvals and Permit Costs. . . . . . . . . . . . .  50
                    (a)  Regulations and Codes . . . . . . . . . . . . . . .  50
                    (b)  Permits . . . . . . . . . . . . . . . . . . . . . .  50
                    (c)  City's Representative . . . . . . . . . . . . . . .  50
                    (d)  Additional Infrastructure . . . . . . . . . . . . .  50
          3.4.4     Completion of the Project Work . . . . . . . . . . . . .  50
     3.5  Material Changes . . . . . . . . . . . . . . . . . . . . . . . . .  51
     3.6  Conveyance of the Project Site.. . . . . . . . . . . . . . . . . .  51
          3.6.1     Conditions Precedent to City's Obligations . . . . . . .  51

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          3.6.2     Conditions Precedent to Ascent Arena's, Nuggets LP's
                    and Avalanche LLC's Obligations. . . . . . . . . . . . .  52
          3.6.3     Closing Date.. . . . . . . . . . . . . . . . . . . . . .  53
          3.6.4     Closing. . . . . . . . . . . . . . . . . . . . . . . . .  53
          3.6.5     Disposition of Ascent Lender . . . . . . . . . . . . . .  55
          3.6.6     Operating Contracts. . . . . . . . . . . . . . . . . . .  56
          3.6.7     Further Documents. . . . . . . . . . . . . . . . . . . .  56
          3.6.8     Other Assurances . . . . . . . . . . . . . . . . . . . .  56

SECTION 4 Basketball and Hockey Commitments. . . . . . . . . . . . . . . . .  57

     4.1  Basketball Commitments.. . . . . . . . . . . . . . . . . . . . . .  57
          4.1.1     Home Basketball Games. . . . . . . . . . . . . . . . . .  57
          4.1.2     Maintain NBA Franchise in Denver . . . . . . . . . . . .  57
          4.1.3     Maintain Basketball Team . . . . . . . . . . . . . . . .  57
     4.2  Hockey Team Commitments. . . . . . . . . . . . . . . . . . . . . .  58
          4.2.1     Home Hockey Games. . . . . . . . . . . . . . . . . . . .  58
          4.2.2     Maintain NHL Franchise in Denver . . . . . . . . . . . .  58
          4.2.3     Maintain Hockey Team . . . . . . . . . . . . . . . . . .  58
     4.3  Team Commitments . . . . . . . . . . . . . . . . . . . . . . . . .  58
     4.4  User Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .  58
          4.4.1     Basketball User Agreement. . . . . . . . . . . . . . . .  59
          4.4.2     Hockey User Agreement. . . . . . . . . . . . . . . . . .  59
          4.4.3     Requirements . . . . . . . . . . . . . . . . . . . . . .  59
          4.4.4     User Agreements; Relationship with Team Commitments. . .  60
     4.5  Team Owners' Organizational Documents. . . . . . . . . . . . . . .  61
          4.5.1     Nuggets LP Partnership Agreement.. . . . . . . . . . . .  61
          4.5.2     Avalanche LLC's Operating Agreement. . . . . . . . . . .  62
          4.5.3     Approval . . . . . . . . . . . . . . . . . . . . . . . .  63

SECTION 5 Operational and Financial Matters. . . . . . . . . . . . . . . . .  63

     5.1  Quality of Management, Operations and Advertising. . . . . . . . .  63
     5.2  Bookings, Generally. . . . . . . . . . . . . . . . . . . . . . . .  63
     5.3  City's Use Rights. . . . . . . . . . . . . . . . . . . . . . . . .  64
     5.4  High School Sports Tournaments . . . . . . . . . . . . . . . . . .  64
     5.5  Traffic, Parking and Air Quality . . . . . . . . . . . . . . . . .  64
     5.6  Revenues and Expenses, Generally . . . . . . . . . . . . . . . . .  64
     5.7  Facilities Development Admissions Tax. . . . . . . . . . . . . . .  64
          5.7.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          5.7.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          5.7.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     5.8  Business Incentive Payments  General Provisions. . . . . . . . . .  65

          5.8.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          5.8.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          5.8.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     5.9  Business Incentive Payments Construction Term. . . . . . . . . . .  66
     5.10 Business Incentive Payments Operation Term . . . . . . . . . . . .  66
          5.10.1    Definitions. . . . . . . . . . . . . . . . . . . . . . .  66
          5.10.2    Quarterly Ascent Payments. . . . . . . . . . . . . . . .  67
          5.10.3    First Fiscal Year Adjustment . . . . . . . . . . . . . .  67
          5.10.4    Incentive Payment. . . . . . . . . . . . . . . . . . . .  68
     5.11 Major Revenue Agreements . . . . . . . . . . . . . . . . . . . . .  68
     5.12 Other Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     5.13 Records, Reports and Audits. . . . . . . . . . . . . . . . . . . .  69
          5.13.1    Records. . . . . . . . . . . . . . . . . . . . . . . . .  69
          5.13.2    Quarterly and Annual Statements. . . . . . . . . . . . .  70
          5.13.3    Audits . . . . . . . . . . . . . . . . . . . . . . . . .  70
     5.14 Damage or Destruction. . . . . . . . . . . . . . . . . . . . . . .  71
     5.15 McNichols. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          5.15.1    Demolition General . . . . . . . . . . . . . . . . . . .  71
          5.15.2    Demolition No Football . . . . . . . . . . . . . . . . .  71
                    (a)  Year 1. . . . . . . . . . . . . . . . . . . . . . .  71
                    (b)  Year 2. . . . . . . . . . . . . . . . . . . . . . .  71
                    (c)  Year 3. . . . . . . . . . . . . . . . . . . . . . .  71
                    (d)  Year 4. . . . . . . . . . . . . . . . . . . . . . .  72
                    (e)  After Year 4. . . . . . . . . . . . . . . . . . . .  72
          5.15.3    Demolition Football. . . . . . . . . . . . . . . . . . .  72
                    (a)  Year 1. . . . . . . . . . . . . . . . . . . . . . .  72
                    (b)  Year 2. . . . . . . . . . . . . . . . . . . . . . .  72
                    (c)  After Year 2. . . . . . . . . . . . . . . . . . . .  72
          5.15.4    Payment of Demolition Costs. . . . . . . . . . . . . . .  72
          5.15.5    Use of McNichols . . . . . . . . . . . . . . . . . . . .  72
                    (a)  Definitions . . . . . . . . . . . . . . . . . . . .  72
                    (b)  Non-Commercial Events . . . . . . . . . . . . . . .  73
                    (c)  Transition Booking. . . . . . . . . . . . . . . . .  73
                    (d)  Small Commercial Events . . . . . . . . . . . . . .  73
                    (e)  Large Commercial Events . . . . . . . . . . . . . .  74
                    (f)  Ascent's Booking Fees . . . . . . . . . . . . . . .  74
                    (g)  Projections . . . . . . . . . . . . . . . . . . . .  74
                    (h)  Unenforceability. . . . . . . . . . . . . . . . . .  74
                    (i)  Exempt Events . . . . . . . . . . . . . . . . . . .  74
          5.15.6    Ogden Agreement. . . . . . . . . . . . . . . . . . . . .  75

SECTION 6 Default and Remedies . . . . . . . . . . . . . . . . . . . . . . .  75

     6.1  Construction Term Remedies of City . . . . . . . . . . . . . . . .  75
          6.1.1     Construction Term Default. . . . . . . . . . . . . . . .  75

          6.1.2     City's Remedies. . . . . . . . . . . . . . . . . . . . .  77
          6.1.3     City's Acquisition and Completion of the Project Work. .  78
     6.2  Operation Term Remedies of City. . . . . . . . . . . . . . . . . .  80
          6.2.1     Operation Term Default . . . . . . . . . . . . . . . . .  80
          6.2.2     City's Remedies. . . . . . . . . . . . . . . . . . . . .  82
          6.2.3     Termination of this Agreement. . . . . . . . . . . . . .  84
          6.2.4     Remedies Cumulative. . . . . . . . . . . . . . . . . . .  85
     6.3  Miscellaneous Remedial Rights. . . . . . . . . . . . . . . . . . .  85
          6.3.1     Remedial Costs . . . . . . . . . . . . . . . . . . . . .  85
          6.3.2     City's Actions . . . . . . . . . . . . . . . . . . . . .  85
          6.3.3     Enforcement of Guaranties. . . . . . . . . . . . . . . .  86
          6.3.4     Material Default . . . . . . . . . . . . . . . . . . . .  86
     6.4  The Public Interest. . . . . . . . . . . . . . . . . . . . . . . .  86
     6.5  Remedies of Ascent Arena, Nuggets LP and Avalanche LLC . . . . . .  86
          6.5.1     Default by City. . . . . . . . . . . . . . . . . . . . .  86
          6.5.2     Nonpayment of DURA Disbursement. . . . . . . . . . . . .  90
          6.5.3     Relief from Team Commitments . . . . . . . . . . . . . .  93
          6.5.4     General. . . . . . . . . . . . . . . . . . . . . . . . .  94

SECTION 7 Rights of Ascent Lender. . . . . . . . . . . . . . . . . . . . . .  94

     7.1  Identity of Ascent Lender. . . . . . . . . . . . . . . . . . . . .  94
     7.2  Construction Term. . . . . . . . . . . . . . . . . . . . . . . . .  94
          7.2.1     Priority . . . . . . . . . . . . . . . . . . . . . . . .  94
          7.2.2     Completion of New Arena. . . . . . . . . . . . . . . . .  94
     7.3  Operation Term.. . . . . . . . . . . . . . . . . . . . . . . . . .  95


EXHIBIT A Legal Description of Project Site. . . . . . . . . . . . . . . . . A-1

EXHIBIT B Legal Description of Dedicated Project Areas . . . . . . . . . . . B-1

EXHIBIT C Form of Ground Lease . . . . . . . . . . . . . . . . . . . . . . . C-1

EXHIBIT D Budget for Project Work. . . . . . . . . . . . . . . . . . . . . . D-1

EXHIBIT E Form of Guaranty Agreement . . . . . . . . . . . . . . . . . . . . E-1

EXHIBIT F Permitted Exceptions . . . . . . . . . . . . . . . . . . . . . . . F-1

EXHIBIT G List of Baseline Design Documents. . . . . . . . . . . . . . . . . G-1

EXHIBIT H Form of Special Warranty Deed. . . . . . . . . . . . . . . . . . . H-1

EXHIBIT I Form of Operating Assignment . . . . . . . . . . . . . . . . . . . I-1

EXHIBIT J Annual Revenue Benchmark Schedule. . . . . . . . . . . . . . . . . J-1

EXHIBIT K Form of Memorandum Completion Option . . . . . . . . . . . . . . . K-1

EXHIBIT L Requirements for Legal Opinions. . . . . . . . . . . . . . . . . . L-1

EXHIBIT M Form of Lease Guaranty . . . . . . . . . . . . . . . . . . . . . . M-1

EXHIBIT N Form of Termination and Conveyance Agreement . . . . . . . . . . . N-1

EXHIBIT O Form of Contribution Agreement . . . . . . . . . . . . . . . . . . O-1

                                      1 9 9 7

                              D E N V E R   A R E N A

                                 A G R E E M E N T

                   (Including Professional Basketball and Hockey)

     THIS 1997 DENVER ARENA AGREEMENT (this "Agreement") is made and entered into as of _______________________, 1997 (the "Effective Date"), by and among the following four parties (collectively, the "Parties"): (1) the CITY AND COUNTY OF DENVER, a municipal corporation organized and existing under and by virtue of Article XX of the Colorado State Constitution (the "City"); (2) ASCENT ARENA COMPANY, LLC, a Colorado limited liability company ("Ascent Arena");
(3) THE DENVER NUGGETS LIMITED PARTNERSHIP, a Delaware limited partnership ("Nuggets LP"); and (4) COLORADO AVALANCHE, LLC, a Colorado limited liability company ("Avalanche LLC").
                                       RECITALS

     This Agreement is made with respect to the following facts.

     A. The City owns "McNichols" (as defined in Section 1.3) in Denver, Colorado, for use for public purposes and gatherings including, but not limited to, the exhibition of sports contests such as professional basketball.

     B. The Denver Nuggets is a professional basketball team in the National Basketball Association. The Denver Nuggets is owned and operated by Nuggets LP which holds a franchise relating to the team in the National Basketball Association. The Denver Nuggets operate at McNichols under a Basketball Agreement dated July 15, 1992 by and between the City and Nuggets LP (the "Basketball Agreement").

     C. The Colorado Avalanche is a professional hockey team in the National Hockey League. The Colorado Avalanche is owned and operated by Avalanche LLC which holds a franchise for the team in the National Hockey League. The Colorado Avalanche operates at McNichols under a User Agreement dated September 5, 1995 by and between the City and Avalanche LLC (the "Hockey Agreement").

     D. The City currently receives income from, and as a consequence of, activities which take place at, and in connection with, McNichols from sources such as rents paid by Nuggets LP under the Basketball Agreement, rents paid by Avalanche LLC under the Hockey Agreement, other user rentals, facilities development admissions taxes, employment privilege taxes, personal property taxes, sales taxes, advertising, concessions and customer parking.

     E. Ascent Arena was formed for the purpose of designing, constructing, owning and operating the "New Arena Facility" (as defined in Section 1.3).

     F. Ascent Arena desires to design, construct, own and operate the New Arena Facility as a private arena. Nuggets LP desires to be released from its obligations under the Basketball Agreement in order that the Denver Nuggets may play their "Home Basketball Games" (as defined in Section 1.3) at the New Arena. Ascent Arena desires to have the Denver Nuggets play their Home Basketball Games and to have the Colorado Avalanche play their Home Hockey Games at the New Arena.

     G. The City is willing to release Nuggets LP from its obligations under the Basketball Agreement in accordance with the terms and conditions of this Agreement, including, without limitation, that (i) Ascent Arena designs, constructs, finances, owns and operates the New Arena Facility and, upon completing construction of the New Arena Facility, the "Project Site" and "Executory Interest" (as those terms are defined in Section 1.3) are conveyed to the City; (ii) Nuggets LP is obligated to maintain its "NBA Franchise" and to cause the Denver Nuggets to play all of its Home Basketball Games in the City and County of Denver during the "Term" (as such terms are defined in Section 1.3); (iii) Avalanche LLC is obligated to maintain its "NHL Hockey Franchise" (as defined in Section 1.3) and to cause the Colorado Avalanche to play all of its Home Hockey Games in the City and County of Denver during the Term; and (iv) Ascent Arena is obligated to make payments to the City as set forth in this Agreement.

     H. By this Agreement the Parties intend to substitute, modify and extend the arrangements regarding the exhibition of professional basketball and professional hockey which is currently governed by the Basketball Agreement and the Hockey Agreement.

     I. In accordance with the terms and conditions of this Agreement the Parties intend to provide for (1) the design, construction, financing, ownership and operation of the New Arena Facility by Ascent Arena; (2) the conveyance of the Project Site and Executory Interest to the City; (3) the leasing of the Project Site by the City, as ground lessor, to Ascent Arena, as ground lessee;
(4) upon completion of the New Arena Facility and the conveyance of the Project Site and Executory Interest to the City, the termination of the Basketball Agreement, the termination of the Hockey Agreement, and the use of the New Arena by Nuggets LP and Avalanche LLC; and (5) the performance of certain financial obligations by the Parties.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                      SECTION 1

                                OVERVIEW, DEFINITIONS
                                       AND TERM

1.1 FORM OF AGREEMENT. The Parties intend, in accordance with the terms and provisions of this Agreement, that the Hockey Agreement shall be extended and that Ascent Arena shall design and construct improvements comprising the New Arena Facility and, upon its satisfactory completion, (a) the Project Site and Executory Interest shall be conveyed to the City; (b) Nuggets LP shall be released from its obligations under the Basketball Agreement in accordance with the Termination and Conveyance Agreement; (c) Nuggets LP shall be obligated to cause the Basketball Team to play its Home Basketball Games at the New Arena during the "Operation Term" as defined in Section 1.3; (d) Avalanche LLC shall be released from its obligations under the Hockey Agreement; and (e) Avalanche LLC shall be obligated to cause the Hockey Team to play its Home Hockey Games at the New Arena during the Operation Term. This Agreement is designed to recognize these intentions and sets forth the terms and conditions for performance by the Parties in the following sections:

          SECTION 1 - OVERVIEW, DEFINITIONS AND TERM, describes the logic and approach of this Agreement, its constituent parts, the role of the exhibits to this Agreement and the effect of this Agreement on certain existing agreements. It also sets forth the meaning of the initially capitalized terms used in this Agreement and describes the term of this Agreement.

          SECTION 2 - GENERAL TERMS AND CONDITIONS, states those general provisions which, except as otherwise provided, apply both before and after the conveyance of the Project Site to the City.

          SECTION 3 - NEW ARENA DESIGN AND CONSTRUCTION AND CONVEYANCE OF PROJECT SITE, addresses how the New Arena Facility shall be designed and built and how the Project Site will be conveyed to the City.

          SECTION 4 - BASKETBALL AND HOCKEY, governs the rights and duties of the Parties relating to professional basketball and professional hockey activities. The Denver Nuggets or its predecessors have played and exhibited their home games at a City-owned facility since the team's inception in the 1960's as a franchise in the American Basketball Association. Under the Basketball Agreement, the Denver Nuggets are obligated to continue such activity at McNichols until July 1, 2006. The Colorado Avalanche have played and exhibited their home games at McNichols since 1995 as a franchise in the National Hockey League. Under the Hockey Agreement, the Colorado Avalanche are obligated to continue such activity at McNichols until June 30, 1998 (with the option to extend for one year). Upon completion of the Parties' obligations under Section 3, the Denver Nuggets shall be obligated to play its Home Basketball Games and the Colorado Avalanche shall be obligated to play its Home Hockey Games at the New Arena in Denver for the Operation Term.

          SECTION 5 - OPERATIONAL AND FINANCIAL MATTERS, sets out the rights and duties of the Parties concerning the operation and maintenance of the New Arena after the completion of the New Arena. It provides for certain payments to the City, and the possibility of demolishing McNichols.

          SECTION 6 - DEFAULT AND REMEDIES, defines those events which will constitute a material breach of this Agreement and sets forth the Parties' various remedies.

          SECTION 7 - RIGHTS OF ASCENT LENDER, sets forth those special rights afforded to the lender providing Ascent Arena with funds to construct improvements comprising the New Arena Facility.

1.2 EXHIBITS. The following exhibits are attached to this Agreement and incorporated by this reference as if fully set forth in this Agreement:

     Exhibit A     Legal Description of Project Site
     Exhibit B     Legal Description of Dedicated Project Areas
     Exhibit C     Form of Ground Lease
     Exhibit D     Budget for Project Work
     Exhibit E     Form of Guaranty Agreement
     Exhibit F     Permitted Exceptions
     Exhibit G     List of Baseline Design Documents
     Exhibit H     Form of Special Warranty Deed
     Exhibit I     Form of Operating Assignment
     Exhibit J     Annual Revenue Benchmark Schedule
     Exhibit K     Form of Memorandum Completion Option
     Exhibit L     Requirements for Legal Opinions
     Exhibit M     Form of Lease Guaranty
     Exhibit N     Form of Termination and Conveyance Agreement
     Exhibit O     Form of Contribution Agreement

If any conflict develops between a provision of any of these exhibits and the express terms and conditions explicitly set forth in this Agreement, such that full effect cannot be given to both or all provisions, then this Agreement shall prevail over the exhibits and govern in every instance.


1.3  DEFINITIONS.  As used in this Agreement, the terms defined in this
Section 1.3 shall have the following meanings unless the context otherwise requires:

     "AFFILIATE" means, with respect to any Party, another party that directly or indirectly owns or controls, is owned or controlled by, or is under common control with, such Party. For purposes of this definition, one party "owns" another when it owns more than 50% of the equity interests in the other party, and one party "controls" another when it has the right to exercise more than 50% of the voting power of the other Party.

     "ANNUAL ATTENDANCE" is defined in Section 5.10.1(a).

     "ANNUAL REVENUE BENCHMARK" is defined in Section 5.10.1(c).

     "ANNUAL REVENUE BENCHMARK SCHEDULE" is defined in Section 5.10.1(b).

     "ARENA FINANCING" means any financing taken during the Construction Term by Ascent Arena, as borrower, in order to finance the design, construction or performance of the Project Work, or the operation, maintenance or repair of the New Arena. This definition is subject to Section 7.3 below.

     "ASCENT ENTERTAINMENT" means Ascent Entertainment Group, Inc., a Delaware Corporation.

     "ASCENT LENDER" means the person(s) or entity(ies) (including their successors or assigns) that provide(s) Arena Financing to Ascent Arena. The identity of the Ascent Lender shall be established by notice to the City from Ascent Arena hereunder which notice shall include information regarding notices to be directed to the Ascent Lender and the designation of one entity or party to act on behalf of the Ascent Lender for purposes of this Agreement. This definition is subject to Section 7.3 below.

     "ASCENT PAYMENT(S)" means all sums payable by Ascent Arena to the City pursuant to this Agreement.

     "AVALANCHE STATEMENT" is defined in Section 4.5.2

     "BASELINE DESIGN DOCUMENTS" is defined in Section 3.3.2.

     "BASKETBALL AGREEMENT" is defined in Recital C.

     "BASKETBALL COMMITMENTS" is defined in Section 4.1.

     "BASKETBALL TEAM" means, collectively, the individuals employed by or under contract with Nuggets LP that comprise the player roster, as such roster exists from time to time during the Term, of the NBA-franchised professional basketball team operating in the City and County of Denver currently known as the "Denver Nuggets."

     "BASKETBALL USER AGREEMENT" means the agreement between Nuggets LP and Ascent Arena concerning the use of the New Arena Facility by Nuggets LP and the Basketball Team during the Operation Term.

     "BOOKINGS" is defined in the Ground Lease.

     "CDPHE" is defined in Section 3.1.2.

     "CERTIFICATE OF SUBSTANTIAL COMPLETION" is defined in Section 3.4.4.

     "CITY'S DEED" is defined in Section 3.6.4(a).

     "CITY DEFAULT" is defined in Section 6.5.1.

     "CITY'S REPRESENTATIVE" is defined in Section 3.4.3(c).

     "CLOSING" means the consummation of the transaction contemplated by
Section 3.6.4, including, without limitation, the conveyance of the Project Site and the Executory Interest to the City; the leasing of the Project Site by the City, as ground lessor, to Ascent Arena, as ground lessee; the termination of the Basketball Agreement and the termination of the Hockey Agreement.

     "CLOSING DATE" means the date on which Closing occurs, which date shall be determined in accordance with Section 3.6.3.

     "COLLATERAL" is defined in the form of Ground Lease.

     "COMMERCIAL EVENT" is defined in Section 5.15.5(a).

     "COMPLETION ELECTION DATE" is defined in Section 6.1.3(a).

     "COMPLETION ELECTION NOTICE" is defined in Section 6.1.3(a).

     "COMPLETION OPTION" is defined in Section 6.1.3(b).

     "CONCESSIONS" means the business of selling, renting or furnishing goods or services, including, without limitation, food, drinks, parking, programs, novelties, souvenirs and cushions to the public at the New Arena.
Concessions include, without limitation, such selling, or furnishing conducted by Ascent Arena, Nuggets LP, Avalanche LLC, and their Affiliates, agents, contractors, tenants, subtenants and licensees.

     "CONCESSIONS REVENUE" is defined in Section 5.10.1(f).

     "CONFIDENTIALITY STANDARDS" means the requirements regarding confidential information set forth in Section 2.20.

     "CONSEQUENTIAL DAMAGES" is defined in Section 6.2.2(a).

     "CONSTITUENTS" is defined in Section 3.1.2.

     "CONSTRUCTION CONTRACT" means any agreement between Ascent Arena and any Construction Contractor regarding the performance of any portion of the Project Work.

     "CONSTRUCTION CONTRACTORS" means the qualified, licensed, construction contractors and qualified suppliers selected and paid by Ascent Arena to perform the Project Work. Individually, each of the Construction Contractors may be referred to as a "CONSTRUCTION CONTRACTOR."

     "CONSTRUCTION DOCUMENTS" means (a) all technical drawings (including, without limitation, site plans, foundation plans, roof plans, cross-sections, elevations, and details), schedules, diagrams, specifications, and other documents describing in detail the requirements for the Project Work, (b) a current detailed schedule for the performance of the Project Work, and (c) the Construction Contract between Ascent Arena and each Contractor.

     "CONSTRUCTION TERM" is defined in Section 1.5.

     "CONSTRUCTION TERM DEFAULT" is defined in Section 6.1.1.

     "CONSTRUCTION AGREEMENT" means the form of agreement attached to this Agreement as EXHIBIT O.

     "CPI COST ADJUSTER" means the quotient of the Consumer Price Index, All Urban Consumers, (1982-84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor for Denver-Boulder, Colorado (the "Price Index") for the most recent full calendar year, divided by the Price Index for the applicable CPI Base Year.

     "DEDICATED PROJECT AREAS" means the real property depicted on EXHIBIT B which will be dedicated or otherwise conveyed to the City in connection with the rezoning and development of the Project Site, including, without limitation, any portion of such real property on which Wewatta Street will be constructed.

     "DEFAULTING PARTY(IES)" shall mean the Party or Parties (whether Ascent Arena and/or either or both of the Team Owners) to which any Construction Term Default or Operation Term Default is attributable.

     "DESIGN AGREEMENT" means any agreement between Ascent Arena and any Design Professional regarding the design, and design services relating to the construction, of the New Arena Facility.

     "DESIGN PROFESSIONALS" means the qualified, licensed architects, engineers and other professionals selected and paid by Ascent Arena to design the New Arena Facility. Individually, each of the Design Professionals may be referred to as a "DESIGN PROFESSIONAL."

     "DURA" means the Denver Urban Renewal Authority.

     "DURA DISBURSEMENT" means payments to be made by DURA to Ascent Arena pursuant to Section 3 of the Redevelopment Agreement in accordance with the terms and conditions of the Redevelopment Agreement.

     "EFFECTIVE DATE" means the date set forth in the first paragraph of this Agreement, which is the date on which this Agreement was executed by the City's Mayor.

     "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Hazardous Materials Laws (for purposes of this definition, "Claims") or any permit issued under any such Hazardous Materials Laws, including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Hazardous Materials Laws, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment (excluding, however, Claims arising under laws relating to occupational health and safety).

     "ENVIRONMENTAL MATTERS" is defined in Section 2.16.3(a).

     "EXECUTORY INTEREST" means a contingent remainder and/or executory interest in fee simple in the New Arena Facility that will be conveyed to the City at Closing along with fee title to the Project Site. Such interest shall vest fee title to the New Arena Facility in the City only upon the entry of a final judgment, no longer subject to rights of appeal, which terminates the Ground Lease or evicts or dispossesses Ascent Arena thereunder or otherwise divests Ascent Arena of its interests in the New Arena pursuant to an exercise of the City's remedies for an "Event of Default" under the Ground Lease. The Executory Interest will be established by and is set forth in the form of the City's Deed attached hereto as EXHIBIT H. Prior to Closing, the description of the Executory Interest may be adjusted as reasonably necessary to establish the insurability of the Executory Interest or the lien of any Qualified Mortgage, provided that such adjustment in any event will not materially limit or impair the benefits to the City of the Executory Interest, or impair the effect or vesting of the Executory Interest as set forth above or its superiority over the lien of the Qualified Mortgage (as set forth in the Ground Lease) or any other matter not a Permitted Exception.

     "EXEMPT EVENTS" is defined in Section 5.15.5(i).

     "FINAL CHAMPIONSHIP BASKETBALL GAMES" means any professional basketball games played between only two NBA-franchised professional basketball teams after the Play-Off Basketball Games, the win-loss record of which will determine which of the two teams will be the ultimate champion of the NBA for that NBA Season.

     "FINAL CHAMPIONSHIP HOCKEY GAMES" means any professional hockey games played between only two NHL-franchised professional hockey teams after the Play-Off Hockey Games, the win-loss record of which will determine which of the two teams will be the ultimate champion of the NHL for that NHL Season.

     "FISCAL QUARTER" means the periods from October 1 through December 31 (the "first Fiscal Quarter"), from January 1 through March 31 (the "second Fiscal Quarter"), from April 1 through June 30 (the "third Fiscal Quarter"), and from July 1 through September 30 (the "fourth Fiscal Quarter") of each Fiscal Year.

     "FISCAL YEAR" means each period beginning October 1st and ending September 30th of the immediately following calendar year during the Operation Term, provided that the first Fiscal Year shall begin on the Closing Date and end on the immediately following September 30th.

     "FORCE MAJEURE EVENT" means labor disputes, fire, unusual delay in transportation, adverse weather conditions that cannot reasonably be anticipated, utility shortages, construction material shortages, unavoidable casualties, acts of government where the government, though purporting to act in the course of its ordinary and customary procedures, imposes unreasonable delays or requirements which are beyond its authority or otherwise substantially inconsistent with its ordinary and customary procedures, or other causes beyond the reasonable control of a Party which by the exercise of reasonable efforts such Party is unable to overcome. However, Force Majeure Events shall specifically exclude any financing incapabilities or burdens of the pertinent Party, the effect of laws and regulations, or a mere failure of performance by any agent or contractor of the pertinent Party.

     "GROUND LEASE" means the ground lease by which the City, as ground lessor, will lease to Ascent Arena, as ground lessee, the Project Site for use in connection with the New Arena Facility owned by Ascent Arena. The form of the Ground Lease is attached to this Agreement as EXHIBIT C. All incorporations by reference or applications within this Agreement of definitions or provisions in the Ground Lease which are for periods prior to Closing shall be construed to mean and refer to the form of Ground Lease set forth in EXHIBIT C, and the pertinent provisions from that form shall be regarded as part of this Agreement for those purposes.

     "GUARANTIES" means the guaranties required pursuant to Sections 2.25 and 3.6.4(c), and shall include any further guaranties made hereafter of any obligations of Ascent Arena and/or the Team Owners.

     "GUARANTOR" is defined in the Ground Lease.

     "HAZARDOUS MATERIALS" means (a) any chemicals, materials or substances regulated by, or defined as or included in the definition of "hazardous substances," "hazardous wastes," "toxic substances," "toxic pollutants," "extremely hazardous wastes," "restricted hazardous wastes," "toxic pollutants," "contaminants," "pollutants" or words of similar import under, any Hazardous Materials Law; or (b) petroleum, petroleum products, degradation byproducts and any other chemicals, materials or substances human exposure to which is prohibited, limited or regulated by any governmental authority as a toxin, flammable substance, hazardous waste or carcinogen.

     "HAZARDOUS MATERIALS LAWS" collectively means and includes all federal, state and local laws and regulations including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 960 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 300f ET SEQ.), the Colorado Hazardous Waste Management Act (Colo. Rev. Stat. Title 25, Article 15), the Colorado Water Quality Control Act (Colo. Rev. Stat. Title 25, Article 8), the Colorado Air Quality Control Act (Colo. Rev. Stat. Title 25, Article 7), the Colorado Hazardous Materials Transportation Act of 1987 (Col. Rev. Stat. Title 43, Article 6), the Colorado Hazardous Waste Cleanup Act (Colo. Rev. Stat. Title 25, Article 16), the Colorado Underground Storage Tanks Law (Colo. Rev. Stat. Title 25, Article 18), Colorado Solid Waste Disposal Sites and Facilities Law (Colo. Rev. Stat. Title 30, Article 20), Colorado Land Use Act (Colo. Rev. Stat. Title 30, Article 20), Colorado Land Use Act (Colo. Rev. Stat. Title 24, Article 65), and any common law theory of liability, in any case relating to pollution or protection of human health or the environment, all as currently in effect or as shall be promulgated, issued and amended or ordered in the future, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, refining, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Hazardous Materials.

     "HOCKEY AGREEMENT" is defined in Recital C.

     "HOCKEY COMMITMENTS" is defined in Section 4.2.

     "HOCKEY TEAM" means, collectively, the individuals employed by or under contract with Avalanche LLC that comprise the player roster, as such roster exists from time to time during the Term, of the NHL-franchised professional hockey team operating in the City and County of Denver currently known as the "Colorado Avalanche."

     "HOCKEY USER AGREEMENT" means the agreement between Avalanche LLC and Ascent Arena concerning the use of the New Arena Facility by Avalanche LLC and the Hockey Team during the Operation Term.

     "HOME GAMES" means, collectively, Home Basketball Games and Home Hockey Games.

     "HOME BASKETBALL GAMES" means (a) the NBA scheduled professional basketball games played by the Basketball Team during any Regular Basketball Season and of which Nuggets LP are permitted by the NBA to control selection of venue (which shall be approximately 50% of such Regular Basketball Season Games), and (b) any Play-Off Basketball Games or Final Championship Basketball Games played by the Basketball Team of which Nuggets LP are permitted by the NBA to control selection of venue.

     "HOME HOCKEY GAMES" means (a) the NHL scheduled professional hockey games played by the Hockey Team during any Regular Hockey Season and of which Avalanche LLC are permitted by the NHL to control selection of venue (which shall be approximately 50% of such Regular Hockey Season Games), and (b) any Play-Off Hockey Games or Final Championship Hockey Games played by the Hockey Team of which Avalanche LLC are permitted by the NHL to control selection of venue.

     "INDEMNITOR" is defined in Section 2.16.4.

     "INDEMNIFIED MATTER" is defined in Section 2.16.4.

     "INFRASTRUCTURE IMPROVEMENTS" means the infrastructure improvements that Ascent Arena is required to construct on the Dedicated Project Areas and elsewhere pursuant to the Redevelopment Agreement.

     "LARGE COMMERCIAL EVENTS" is defined in Section 5.15.5(a).

     "LEASEHOLD MORTGAGE" is defined in the form of Ground Lease.

     "LEASEHOLD MORTGAGEE" is defined in the form of Ground Lease.

     "MANAGER" means the Manager of Public Works of the City as from time to time appointed by the Mayor, or such person as may from time to time be authorized in writing by the Mayor or the Manager of Public Works to act for the Manager with respect to any or all matters pertaining to this Agreement.

     "MAJOR REVENUE AGREEMENTS" is defined in Section 5.11.

     "MATERIAL CHANGE" is defined in Section 3.5.

     "MCNICHOLS" means the existing arena building commonly known as "William
H. McNichols, Jr. Sports Arena."

     "MEMORANDUM COMPLETION OPTION" means the form of Memorandum Completion Option attached to this Agreement as Exhibit K.

     "NBA" means the league of professional basketball teams of which Nuggets LP is now a member, the National Basketball Association, or its successor league.

     "NBA FRANCHISE" means and includes all of the rights, privileges and powers granted by the NBA to Nuggets LP, including, without limitation, the right to conduct major league professional basketball games in the City and County of Denver, State of Colorado, in accordance with the constitution and by-laws of the NBA now in effect or as changed during the term of this Agreement.

     "NEW ARENA" means the New Arena Facility and the Project Site.

     "NEW ARENA FACILITY" means the improvements to be constructed on the Project Site and described on the Baseline Design Documents, including, without limitation, a new arena building and related parking and site improvements.

     "NHL" means the league of professional hockey teams of which Avalanche LLC is now a member, the National Hockey League, or its successor league.

     "NHL FRANCHISE" means and includes all of the rights, privileges and powers granted by the NHL to Avalanche LLC, including, without limitation, the right to conduct major league professional hockey games in the City and County of Denver, State of Colorado, in accordance with the constitution and by-laws of the NHL now in effect or as changed during the term of this Agreement.

     "NUGGETS STATEMENT" is defined in Section 4.5.1

     "OGDEN" is defined in Section 5.15.6.

     "OPERATING ASSIGNMENT" means the form of assignment attached to this Agreement as EXHIBIT I.

     "OPERATING CONTRACTS" and "OPERATING CONTRACTORS" are defined in the form of Ground Lease.

     "OPERATION TERM" is defined in Section 1.5.

     "OPERATION TERM DEFAULT" is defined in Section 6.2.1.

     "PARTIES" is defined in the first paragraph of this Agreement. "PARTY" means any one of the Parties.

     "PERMITTED EXCEPTIONS" is defined in Section 3.2.2.

     "PLAY-OFF BASKETBALL GAMES" means any professional basketball games played by NBA-franchised professional basketball teams following the Regular Basketball Season but before the Final Championship Basketball Games, the win-loss record of which will be used by the NBA to determine which NBA-franchised professional basketball teams are eligible to play in any additional Play-Off Basketball Games or the Final Championship Basketball Games.

     "PLAY-OFF HOCKEY GAMES" means any professional hockey games played by NHL-franchised professional hockey teams following the Regular Hockey Season but before the Final Championship Hockey Games, the win-loss record of which will be used to determine which NHL-franchised professional hockey teams are eligible to play in any additional Play-Off Hockey Games or the Final Championship Hockey Games.

     "PRIME RATE" means the interest rate published from time to time by THE WALL STREET JOURNAL as the prime rate, with any change in such rate to be effective on the date such change is published, unless THE WALL STREET JOURNAL stops publishing a prime rate, in which case the Prime Rate shall be the rate of interest announced from time to time by Citibank, N.A. or its successor as its prime rate.

     "PRIORITY PLEDGE" is defined in the Ground Lease.

     "PROJECT SITE" means the real property described on EXHIBIT A, excluding the New Arena Facility.

     "PROJECT WORK" means all labor, materials, equipment and services necessary to construct the New Arena Facility in accordance with the terms and conditions of this Agreement.

     "PUD" means the planned unit development zoning approved by the City for the Project Site (and which may include other adjacent lands) which permits the use of the Project Site and the Dedicated Project Areas for the New Arena Facility.

     "QUARTERLY ASCENT PAYMENTS" is defined in Section 5.10.2.

     "QUARTERLY REVENUE BENCHMARK" is defined in Section 5.10.1(d).

     "QUALIFIED MORTGAGE" and "QUALIFIED MORTGAGEE" are defined in the Ground Lease.

     "REDEVELOPMENT AGREEMENT" means a redevelopment agreement between Ascent Arena and DURA providing for, among other things, (a) the construction of the New Arena Facility pursuant to an urban renewal plan approved by the City pursuant to C.R.S. Sections 31-25-101 ET SEQ, (b) payments to Ascent Arena based on the real and personal property tax increment attributable to the New Arena and related personal property, and (c) the construction of certain infrastructure improvements.

     "REGULAR BASKETBALL SEASON" means the period that includes all professional basketball games that are (a) played between NBA-franchised professional basketball teams, (b) that are played during an annual basketball season established by the NBA (an "NBA Season") according to a schedule established or approved by the NBA, and (c) the win-loss record of which will be used by the NBA to determine which NBA-franchised professional basketball teams are eligible to compete in any Play-Off Basketball Games; but does not include the period during which any Play-Off Basketball Games or Final Championship Basketball Games are played.

     "REGULAR BASKETBALL SEASON GAME" means any Home Basketball Game during the Regular Basketball Season.

     "REGULAR HOCKEY SEASON" means the period that includes all professional hockey games that are (a) played between NHL-franchised professional hockey teams, (b) that are played during an annual hockey season established by the NHL (an "NHL Season") according to a schedule established or approved by the NHL, and (c) the win-loss record of which will be used to determine which NHL-franchised professional hockey teams are eligible to compete in any Play-Off Hockey Games; but does not include the period during which any Play-Off Hockey Games or Final Championship Hockey Games are played.

     "REGULAR HOCKEY SEASON GAME" means any Home Hockey Game during the Regular Hockey Season.

     "REMEDIATION PLAN" is defined in Section 3.1.2.

     "SMALL COMMERCIAL EVENT" is defined in Section 5.15.5(a).

     "SUBSEQUENT TITLE DEFECT" is defined in Section 3.2.3(a).

     "SURVEY" is defined in Section 3.2.1.

     "TEAM COMMITMENTS" is defined in Section 4.3.

     "TEAM OWNERS" means, collectively, Nuggets LP and Avalanche LLC, and their permitted assigns hereunder.

     "TERM" is defined in Section 1.5.

     "TERMINATION AND CONVEYANCE AGREEMENT" means the form of agreement attached to this Agreement as EXHIBIT N.

     "TERMINATION DATE" is defined in Section 6.2.3(a).

     "TITLE COMMITMENT" is defined in Section 3.2.1.

     "TITLE COMPANY" means First American Title Insurance Company.

     "TITLE DOCUMENTS" is defined in Section 3.2.1.

     "USER AGREEMENTS" means, collectively, the Basketball User Agreement and the Hockey User Agreement.

1.4  EXISTING AGREEMENTS

     1.4.1 BASKETBALL AGREEMENT. The Basketball Agreement shall terminate upon the occurrence of all of the events specified in Section 3.6.4 regarding the Closing or on the date the City or the Ascent Lender enters into User Agreements with the Team Owners pursuant to Section 6.1.3(c). If a Construction Term Default occurs and the Closing does not occur in connection with such Construction Term Default, then the Basketball Agreement shall be extended to and include June 30, 2008, or the second anniversary of the date on which the Construction Term Default occurs, whichever is later. The City's and Nuggets LP's obligations under the Basketball Agreement shall remain in full force and effect and shall not be affected in any manner by this Agreement except as otherwise provided in this Section 1.4.1 or as otherwise provided in this Agreement.

     1.4.2     HOCKEY AGREEMENT.

          (a) The City and Avalanche LLC agree that the Hockey Agreement is hereby amended as follows:

               (i) The "Initial Term" (as such term is defined in the Hockey Agreement) shall be extended to and shall expire upon the occurrence of events specified in Section 3.6.4 at the Closing or on the date the City or the Ascent Lender enters into User Agreements with the Team Owners pursuant to Section 6.1.3(c), subject to the other provisions of this Section 1.4.2(a).

               (ii) If a Construction Term Default occurs and Section 1.4.2(a)(i) does not apply, then the Initial Term of the Hockey Agreement shall be extended to and shall include the second anniversary of the expiration date of the Hockey Agreement, as it may have been previously extended as of the date of such Construction Term Default, or the second anniversary of the date on which the Construction Term Default occurs, whichever is later; provided, however, that such date of expiration shall be extended to the day after the last Home Hockey Game, in which the Hockey Team is a participant, of the "Ice Hockey Season" (as such term is defined in the Hockey Agreement) concluding in the same calendar year in which such second anniversary occurs.

          (b) The City's and Avalanche LLC's obligations under the Hockey Agreement shall remain in full force and effect and shall not be affected in any manner by this Agreement except as otherwise set forth in this Section
1.4.2 or as otherwise provided in this Agreement.

1.5 TERM. The term of this Agreement (the "Term") shall consist of the "Construction Term" and the "Operation Term." The "Construction Term" shall commence on the Effective Date and, unless terminated earlier in accordance with the provisions of this Agreement, terminate on the Closing Date. If this Agreement has not then been terminated, the "Operation Term" shall commence on the Closing Date and terminate on June 30, 2023, except to the extent terminated earlier in accordance with the provisions of this Agreement, and subject to the following extension options. The City shall have a number of consecutive one year options (each an "Option" for an "Option Term") to extend the Operation Term, upon the terms set forth in this Agreement, provided: (i) City gives Ascent Arena written notice of the City's election to exercise the pertinent Option no later than one year prior to the date on which the corresponding Option Term will commence; (ii) either (A) DURA has made provisions for the funding to Ascent Arena, in accordance with the Redevelopment Agreement or any modifications or extensions thereof, of the DURA Disbursement which is applicable to the pertinent Option Term, or
(B) the City has established alternative financial provisions which will cause the funding to Ascent Arena of an amount equating with the applicable DURA Disbursement (and contemporaneously with or prior to the City's notice of exercise, the City shall be required to furnish Ascent Arena with reasonable evidence confirming satisfaction of the condition in this clause (B)); and (iii) the Operation Term, as extended by all Option Terms, shall terminate on June 30th of the calendar year in which the 25th anniversary of the Closing occurs. Failure to satisfy either requirement under clauses (i) and (ii) renders the remainder of the Option(s) null and void, without any liability to the City for such failure. Each Option Term, when the City has made a proper exercise of the Option therefor, shall become part of the Term and Operation Term for all purposes under this Agreement.

                                    SECTION 2

                          GENERAL TERMS AND CONDITIONS

2.1 REPRESENTATIONS OF ASCENT ARENA. As of the Effective Date, Ascent Arena represents to each of the other Parties as follows:

     2.1.1 DUE ORGANIZATION. Ascent Arena is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Ascent Arena has the limited liability company power and authority to conduct its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement, the User Agreements, and each other agreement, instrument or document to be executed and delivered by Ascent Arena on or before the Closing Date pursuant to this Agreement. The sole members of Ascent Arena are Ascent Entertainment, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Ascent Arena and Development Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and LMC Newco US, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of such members of Ascent Arena is duly qualified to transact business and in good standing in the State of Colorado.

     2.1.2 DUE AUTHORIZATION; NO CONFLICT. This Agreement and each other agreement, instrument or document to be executed and delivered by Ascent Arena on or before the Closing Date pursuant to this Agreement has been duly authorized by all necessary limited liability company action on the part of Ascent Arena and has been, or on the Closing Date will have been, duly executed and delivered by Ascent Arena, and the execution, delivery and performance thereof by Ascent Arena do not, and on the Closing Date will not, (i) require any approval of the members of Ascent Arena or their respective officers, directors or shareholders or any approval or consent of any trustee or holder of any indebtedness or obligation of Ascent Arena, other than such consents and approvals as have been obtained; (ii) contravene Ascent Arena's articles of organization or operating agreement or any law or agreement binding on Ascent Arena or its properties; or (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of Ascent Arena under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Ascent Arena is a party or by which Ascent Arena or any of its properties is bound, which breach, default or lien could, individually or in the aggregate with all other such breaches, defaults and liens, have a material adverse effect on the ability of Ascent Arena to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and delivered by Ascent Arena on or before the Closing Date pursuant to this Agreement.

     2.1.3 CONSENTS. All third party consents and approvals required in connection with the execution, delivery and performance by Ascent Arena of this Agreement and each other agreement, instrument or document to be executed and delivered by Ascent Arena on or before the Closing Date pursuant to this Agreement have been obtained, given or made or will have been obtained, given or made prior to Ascent Arena's execution of this Agreement or of such other agreements, instruments or documents, as the case may be.

     2.1.4 ENFORCEABILITY. This Agreement and each other agreement, instrument or document to be executed and delivered by Ascent Arena on or before the Closing Date pursuant to this Agreement constitutes, or, when executed and delivered by Ascent Arena, will constitute, the legal, valid and binding obligation of Ascent Arena, enforceable against Ascent Arena in accordance with the respective terms thereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     2.1.5 LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of Ascent Arena, threatened against Ascent Arena before or by any court, administrative agency or other governmental authority that challenges the validity or enforceability of, or that could have a material adverse effect on the ability of Ascent Arena to perform its obligations under, this Agreement or any other agreement, instrument or document to be executed and delivered by Ascent Arena on or before the Closing Date pursuant to this Agreement.

     2.1.6 NO DEFAULTS. To Ascent Arena's knowledge, no condition exists that constitutes, or with the giving of notice or the lapse of time or both would constitute, an event of default by Ascent Arena under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which Ascent Arena is a party or by which it or any of its properties may be bound which individually or in the aggregate with all such events of default could have a material adverse effect on the ability of Ascent Arena to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and delivered by Ascent Arena on or before the Closing Date pursuant to this Agreement.

     2.1.7 HAZARDOUS MATERIALS. To Ascent Arena's knowledge, other than the Constituents, there are no Hazardous Materials present at, upon, under or within the Project Site or, as of the date of Closing, the New Arena Facility in any quantity or manner which violates or gives rise to liability or to remediation or other obligations under any Hazardous Materials Laws.

     2.1.8 PROJECT BUDGET AND FINANCING. The budget attached hereto as EXHIBIT D constitutes Ascent Arena's best good faith estimate, as of the Effective Date, of the total cost of designing and completing the Project Work.

     2.1.9 CONVEYANCE TO CITY. On the Closing Date, fee simple title to the Project Site and the Executory Interest will be validly and effectively conveyed to the City, free and clear of all liens, encumbrances and other matters affecting title except the Permitted Exceptions, in accordance with the Termination and Conveyance Agreement.

2.2 REPRESENTATIONS OF NUGGETS LP. As of the Effective Date, Nuggets LP represents to each of the other Parties as follows:

     2.2.1 DUE ORGANIZATION. Nuggets LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Nuggets LP have the partnership power and authority to conduct its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and each other agreement, instrument or document to be executed and delivered by Nuggets LP on or before the Closing Date pursuant to this Agreement. The sole general partner of Nuggets LP is Ascent Sports, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Such general partner of Nuggets LP is duly qualified to transact business and in good standing in the State of Colorado. The sole limited partner of Nuggets LP is Ascent Entertainment, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.2.2 DUE AUTHORIZATION; NO CONFLICT. This Agreement and each other agreement, instrument or document to be executed and delivered by Nuggets LP on or before the Closing Date pursuant to this Agreement has been duly authorized by all necessary partnership action on the part of Nuggets LP and has been, or on the Closing Date will have been, duly executed and delivered by Nuggets LP, and the execution, delivery and performance thereof by Nuggets LP do not, and on the Closing Date will not, (i) require any approval of the partners of Nuggets LP or their respective officers, directors or shareholders or any approval or consent of any trustee or holder of any indebtedness or obligation of Nuggets LP, other than such consents and approvals as have been obtained; (ii) contravene Nuggets LP's partnership agreement or any law or agreement binding on Nuggets LP or its properties; or
(iii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of Nuggets LP under, the NBA Franchise or any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Nuggets LP are a party or by which Nuggets LP or any of its properties are bound, which breach, default or lien could, individually or in the aggregate with all other such breaches, defaults and liens, have a material adverse effect on the ability of Nuggets LP to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and delivered by Nuggets LP on or before the Closing Date pursuant to this Agreement.

     2.2.3 CONSENTS. All third party consents and approvals required in connection with the execution, delivery and performance by Nuggets LP of this Agreement and each other agreement, instrument or document to be executed and delivered by Nuggets LP on or before the Closing Date pursuant to this Agreement, including, without limitation, any consent or approval required of the NBA, have been obtained, given or made or will have been obtained, given or made prior to Nuggets LP's execution of this Agreement or thereof, as the case may be.

     2.2.4 ENFORCEABILITY. This Agreement and each other agreement, instrument or document to be executed and delivered by Nuggets LP on or before the Closing Date pursuant to this Agreement constitutes, or, when executed and delivered by Nuggets LP, will constitute, the legal, valid and binding obligation of Nuggets LP, enforceable against Nuggets LP in accordance with the respective terms thereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     2.2.5 LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of Nuggets LP, threatened against Nuggets LP before or by any court, administrative agency or other governmental authority that challenges the validity or enforceability of, or that could have a material adverse effect on the ability of Nuggets LP to perform its obligations under, this Agreement or any other agreement, instrument or document to be executed and delivered by Nuggets LP on or before the Closing Date pursuant to this Agreement.

     2.2.6 NO DEFAULTS. To Nuggets LP's knowledge, no condition exists that constitutes, or with the giving of notice or the lapse of time or both would constitute, an event of default by Nuggets LP under the NBA Franchise or any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which Nuggets LP is a party or by which it or any of its properties may be bound which individually or in the aggregate with all such events of default could have a material adverse effect on the ability of Nuggets LP to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and by Nuggets LP on or before the Closing Date pursuant to this Agreement.

     2.2.7 NBA FRANCHISE. The NBA Franchise is in full force and effect and is solely owned by Nuggets LP. Nuggets LP has not pledged, hypothecated or encumbered the NBA Franchise.

2.3 REPRESENTATIONS OF AVALANCHE LLC. As of the Effective Date, Avalanche LLC represents to each of the other Parties as follows:

     2.3.1 DUE ORGANIZATION. Avalanche LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Avalanche LLC has the limited liability company power and authority to conduct its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and each other agreement, instrument or document to be executed and delivered by Avalanche LLC on or before the Closing Date pursuant to this Agreement. The sole members of Avalanche LLC are Ascent Sports, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Ascent Entertainment, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The members of Avalanche LLC are duly qualified to transact business and in good standing in the State of Colorado.

     2.3.2 DUE AUTHORIZATION; NO CONFLICT. This Agreement and each other agreement, instrument or document to be executed and delivered by Avalanche LLC on or before the Closing Date pursuant to this Agreement has been duly authorized by all necessary limited liability company action on the part of Avalanche LLC and has been, or on the Closing Date will have been, duly executed and delivered by Avalanche LLC, and the execution, delivery and performance thereof by Avalanche LLC do not, and on the Closing Date will not, (i) require any approval of the members of Avalanche LLC or their respective officers, directors or shareholders or any approval or consent of any trustee or holder of any indebtedness or obligation of Avalanche LLC, other than such consents and approvals as have been obtained; (ii) contravene Avalanche LLC's articles of organization or operating agreement or any law or agreement binding on Avalanche LLC or its properties; or (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of Avalanche LLC under, the NHL Franchise or any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Avalanche LLC are a party or by which Avalanche LLC or any of its properties are bound, which breach, default or lien could, individually or in the aggregate with all other such breaches, defaults and liens, have a material adverse effect on the ability of Avalanche LLC to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and delivered by Avalanche LLC on or before the Closing Date pursuant to this Agreement.

     2.3.3 CONSENTS. All third party consents and approvals required in connection with the execution, delivery and performance by Avalanche LLC of this Agreement and each other agreement, instrument or document to be executed and delivered by Avalanche LLC on or before the Closing Date pursuant to this Agreement, including, without limitation, any consent or approval required of the NHL, have been obtained, given or made or will have been obtained, given or made prior to Avalanche LLC's execution of this Agreement or thereof, as the case may be.

     2.3.4 ENFORCEABILITY. This Agreement and each other agreement, instrument or document to be executed and delivered by Avalanche LLC on or before the Closing Date pursuant to this Agreement constitutes, or, when executed and delivered by Avalanche LLC, will constitute, the legal, valid and binding obligation of Avalanche LLC, enforceable against Avalanche LLC in accordance with the respective terms thereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     2.3.5 LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of Avalanche LLC, threatened against Avalanche LLC before or by any court, administrative agency or other governmental authority that challenges the validity or enforceability of, or that could have a material adverse effect on the ability of Avalanche LLC to perform its obligations under, this Agreement or any other agreement, instrument or document to be executed and delivered by Avalanche LLC on or before the Closing Date pursuant to this Agreement.

     2.3.6 NO DEFAULTS. To Avalanche LLC's knowledge, no condition exists that constitutes, or with the giving of notice or the lapse of time or both would constitute, an event of default by Avalanche LLC under the NHL Franchise or any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which Avalanche LLC is a party or by which it or any of its properties may be bound which individually or in the aggregate with all such events of default could have a material adverse effect on the ability of Avalanche LLC to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and delivered by Avalanche LLC on or before the Closing Date pursuant to this Agreement.

     2.3.7 NHL FRANCHISE. The NHL Franchise is in full force and effect and is solely owned by Avalanche LLC. Avalanche LLC has not pledged, hypothecated or encumbered the NHL Franchise.

2.4 REPRESENTATIONS OF THE CITY. As of the Effective Date, the City represents to each of the other Parties as follows:

     2.4.1 DUE ORGANIZATION. The City is a municipal corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The City has the municipal power and authority to conduct its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and each other agreement, instrument or document to be executed and delivered by the City on or before the Closing Date pursuant to this Agreement.

     2.4.2 DUE AUTHORIZATION; NO CONFLICT. Subject to Section 2.9, this Agreement and each other agreement, instrument or document to be executed and delivered by the City on or before the Closing Date pursuant to this Agreement has been duly authorized by all necessary municipal action on the part of the City and has been, or on the Closing Date will have been, duly executed and delivered by the City, and the execution, delivery and performance thereof by the City do not, and on the Closing Date will not, (i) require any approval of the Mayor, Auditor or Board of Councilmen of the City or any approval or consent of any trustee or holder of any indebtedness or obligation of the City, other than such consents and approvals as have been obtained; (ii) contravene the City's charter or any law binding on the City or its properties; or (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of the City under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which the City is a party or by which the City or any of its properties is bound, which breach, default or lien could, individually or in the aggregate with all other such breaches, defaults and liens, have a material adverse effect on the ability of the City to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and delivered by the City on or before the Closing Date pursuant to this Agreement. The representations contained in this Section 2.4.2 do not include any representation regarding the issuance of permits, the approval of the PUD or other zoning matters, or other ordinary and customary approval powers.

     2.4.3 CONSENTS. There are no third party consents and approvals required in connection with the execution, delivery and performance by the City of this Agreement and each other agreement, instrument or document to be executed and delivered by the City on or before the Closing Date pursuant to this Agreement.

     2.4.4 ENFORCEABILITY. Subject to Section 2.9, this Agreement and each other agreement, instrument or document to be executed and delivered by the City on or before the Closing Date pursuant to this Agreement constitutes, or, when executed and delivered by the City, will constitute, the legal, valid and binding obligation of the City, enforceable against the City in accordance with the respective terms thereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     2.4.5 LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of the City, threatened against the City before or by any court, administrative agency or other governmental authority that questions the validity or enforceability of, or that could have a material adverse effect on the ability of the City to perform its obligations under, this Agreement or any other agreement, instrument or document to be executed and delivered by the City on or before the Closing Date pursuant to this Agreement.

     2.4.6 NO DEFAULTS. To the City's knowledge, no condition exists that constitutes, or with the giving of notice or the lapse of time or both would constitute, an event of default by the City under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the City is a party or by which it or any of its properties may be bound which individually or in the aggregate with all such events of default could have a material adverse effect on the ability of the City to perform its obligations under this Agreement or any other agreement, instrument or document to be executed and delivered by the City on or before the Closing Date pursuant to this Agreement.

2.5 NOTICES. All notices, demands or other communications required or permitted to be given under this Agreement shall be in writing and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon, local time of the recipient, on the immediately following business day after deposit with Federal Express or a similar overnight courier service that provides evidence of receipt, addressed as follows:

          If to the City, to:

               Mayor
               City and County of Denver
               City and County Building
               1437 Bannock Street
               Denver, Colorado  80202

               With a copy to:

               Manager of Public Works
               City and County of Denver
               City and County Building
               1437 Bannock Street, Room 379
               Denver, Colorado  80202

               and

               Otten, Johnson, Robinson,
                Neff & Ragonetti, P.C.
               950 17th Street, Suite 1600
               Denver, Colorado  80202
               Attention:  Thomas J. Ragonetti, Esq.

          If to Ascent Arena, to:

               Ascent Arena Company, LLC
               901 Auraria Parkway
               Denver, Colorado  80204
               Attention:  Timothy Romani

               With a copy to:

               Ascent Entertainment Group, Inc.
               1200 Seventeenth Street, Suite 2800
               Denver, Colorado  80202
               Attention: Arthur M. Aaron, Esq.

               and

               Brownstein, Hyatt, Farber & Strickland
               410 Seventeenth Street, 22nd Floor
               Denver, Colorado  80202
               Attention:  Steven W. Farber, Esq.

          If to Nuggets LP, to:

               The Denver Nuggets Limited Partnership
               c/o Ascent Entertainment Group, Inc.
               1200 Seventeenth Street, Suite 2800
               Denver, Colorado  80202
               Attention:  James A. Cronin, III

               With a copy to:

               Ascent Entertainment Group, Inc.
               1200 Seventeenth Street, Suite 2800
               Denver, Colorado  80202
               Attention:  Arthur M. Aaron, Esq.

               and

               Brownstein, Hyatt, Farber & Strickland
               410 Seventeenth Street, 22nd Floor
               Denver, Colorado  80202
               Attention:  Steven W. Farber, Esq.

          If to Avalanche LLC, to:

               The Colorado Avalanche, LLC
               c/o Ascent Entertainment Group, Inc.
               1200 Seventeenth Street, Suite 2800
               Denver, Colorado  80202
               Attention:  James A. Cronin

               With a copy to:

               Ascent Entertainment Group, Inc.
               1200 Seventeenth Street, Suite 2800
               Denver, Colorado  80202
               Attention:  Arthur M. Aaron, Esq.

               and

               Brownstein, Hyatt, Farber & Strickland
               410 Seventeenth Street, 22nd Floor
               Denver, Colorado  80202
               Attention:  Steven W. Farber, Esq.

or to such other address or such other person as any Party shall designate to the other Parties for such purpose in the manner set forth in this Section 2.5.

2.6  CONSTRUCTION OF THIS AGREEMENT.

     2.6.1 COLORADO LAW. This Agreement is made and shall be construed in accordance with the laws of the State of Colorado, the Charter of the City and County of Denver, and the ordinances enacted pursuant to the Charter, without regard to any statute or other rule of law providing for a different choice of law.

     2.6.2 SECTION HEADINGS. The section headings are inserted in this Agreement only as a matter of convenience and for reference and in no way are intended to be a part of this Agreement or to define, limit or describe the scope or intent of this Agreement or the particular section of this Agreement to which they refer.

     2.6.3 AMENDMENT. This Agreement, together with the exhibits attached to it, is intended as the complete integration of all understandings between the Parties. No prior or contemporaneous addition, deletion, or other amendment to this

Agreement shall have any force or effect whatsoever, unless embodied in this Agreement in writing. No subsequent novation, renewal, addition, deletion, or other amendment to this Agreement shall have any force or effect unless embodied in a written amendatory or other agreement properly executed by the Parties, and no alterations, amendments or modifications of this Agreement shall be valid unless executed by an instrument in writing by the Parties with the same formality as this Agreement. Neither this Agreement, nor any term of this Agreement, can be changed, modified or abandoned, in whole or in part, except by instrument in writing, and no prior, contemporaneous or subsequent oral agreement shall have any validity whatsoever.

     2.6.4     TIME.  Time is of the essence of this Agreement.

     2.6.5 BINDING EFFECT. Subject to the provisions of Section 2.17, this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective permitted successors and assigns.

     2.6.6 NO PARTNERSHIP. Nothing in this Agreement shall make, or be construed to make, the City or any of the other Parties a partner of one another nor shall this Agreement be construed to create a partnership or joint venture between any of the Parties to this Agreement or referred to in this Agreement. Nothing in this Agreement shall make, or be construed to make, the Design Professionals, the Construction Contractors, or any other agents, employees or contractors of or engaged by, through or under Ascent Arena or either of the Team Owners, an agent, employer or contractor of the City.

     2.6.7 NO CONSTRUCTION AGAINST DRAFTING PARTY. Each of the Parties acknowledge that each of them and their respective counsel have had the opportunity to review this Agreement and that this Agreement shall not be construed against any Party merely because this Agreement, or any of its provisions, have been prepared by a particular Party.

     2.6.8 SINGULAR OR PLURAL. Whenever the context shall so require, the singular shall include the plural and the plural shall include the singular.

     2.6.9 NO THIRD PARTY BENEFICIARY. It is expressly understood and agreed that enforcement of the terms and conditions of this Agreement, and all rights of action relating to such enforcement, shall be strictly reserved to the express Parties to this Agreement, and nothing contained in this Agreement shall give or allow any such claim or right of action by any other or third person. It is the express intention of the Parties that any person other than the express Parties to this Agreement receiving services or benefits under this Agreement shall be deemed to be an incidental beneficiary only.

     2.6.10 REASONABLENESS OF CONSENT OR APPROVAL. Except in Section 2.24 below (where a standard for "reasonableness" is expressly stated), whenever under this Agreement "reasonableness" is the standard for the granting or denial of the consent or approval of any Party to this Agreement, such Party shall be entitled to consider governmental policy, regulatory rules, regulations, guidelines, and written policies, moral and ethical standards as well as business and economic considerations.

     2.6.11    JURISDICTION AND VENUE.  Except as otherwise provided in
Section 2.17.3, any and all actions at law or in equity which may be brought by any Party or Parties against any other or others under or in connection with this Agreement shall be brought only in the Colorado State District Court in the Second Judicial District in the City and County of Denver, without regard to any statute or other rule of law providing for a different choice of forum.

2.7 NO DISCRIMINATION IN EMPLOYMENT. In connection with the performance of obligations under this Agreement, Ascent Arena shall not refuse to hire, to discharge, promote or demote, or to discriminate in matters of compensation against any person otherwise qualified, solely because of race, creed, color, religion, sex, age, national origin or ancestry, sexual orientation, or disability; and Ascent Arena agrees to insert the foregoing provision in all subcontracts hereunder.

2.8  LAWS, PERMITS AND TAXES.

     2.8.1 PERMITS, TAXES AND LIENS. Each of Ascent Arena, Nuggets LP and Avalanche LLC shall procure and keep current any permits and licenses (municipal, state or federal) required for the conduct of its business under this Agreement. Ascent Arena, Nuggets LP and Avalanche LLC shall each pay and discharge as they become due, promptly and before delinquency, all taxes, assessments, rates, charges, license fees, permit fees, municipal liens, levies, exercises or imposts, whether general or special, or ordinary or extra-ordinary, of every name, nature, and kind whatsoever, including, without limitation, all governmental charges of whatsoever name, nature, or kind which may be levied, assessed, charged or imposed upon or with respect to, or which may become a lien or charge against, its respective interest in, to or under this Agreement, the Project Work or the New Arena or any part thereof or future improvement thereto. Ascent Arena agrees to furnish the Manager upon request, duplicate receipts or other satisfactory evidence showing the prompt payment by it of all taxes arising out of its ownership and use of the New Arena Facility. All Parties reserve whatever rights they may otherwise have to protest such imposts. Ascent Arena also covenants and agrees not to permit any mechanic's or materialman's or any other lien to become attached or be foreclosed upon the New Arena or improvements thereto or thereon, or any part or parcel thereof, or any interest therein (including, without limitation, Ascent Arena's interest under this Agreement), by reason of any work or labor performed or materials furnished by any mechanic or materialman claiming by, through or under Ascent Arena; provided that Ascent Arena shall have the right to protest any such lien as set forth in Section 10(c) of the Ground Lease.

     2.8.2 CITY NOT LIABLE. The City shall not be liable to Ascent Arena for any violation, or non-observance of, or non-compliance with, any laws, ordinances, orders, directives, rules, regulations, licenses or permits by Ascent Arena, Nuggets LP, Avalanche LLC or by any tenant, concessionaire, or other person at the New Arena (other than City employees) during the Term.

2.9  CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT.

     2.9.1 REQUIRED CONDITIONS. This Agreement, and each and every one of its provisions and terms, is expressly subject to, and shall not be or become effective or binding on the City or any other Party until the following conditions have been satisfied: (a) the Board of Councilmen of the City have approved this Agreement, an urban renewal plan which creates a tax increment area including the Project Site (made and approved pursuant to Section B 1.12-2 of the Charter of the City and County of Denver and C.R.S. Sections 31-25-101 ET SEQ.) and the ordinances effecting such approvals have become effective; (b) the City has appropriated and encumbered $2,250,000 for the purposes set forth in
Section 5.9; (c) the City's Mayor has signed this Agreement; (d) the Auditor of the City has countersigned this Agreement; (e) Ascent Arena, Nuggets LP and

Avalanche LLC have signed this Agreement; (f) Ascent Arena and DURA have entered into the Redevelopment Agreement; (g) Ascent Arena has paid directly to the bond insurer not more than $250,000 toward the cost of premium of bond insurance for the previously uninsured portion of the City's outstanding Facilities Development Admissions Bonds and such insurance shall have been purchased and shall be effective; (h) Nuggets LP has amended its limited partnership agreement pursuant to Section 4.5, has presented evidence reasonably acceptable to the City that such amendments have been approved by Nuggets LP's lenders and the NBA, and has prepared and delivered to the City the Nuggets Statement pursuant to Section 4.5.1; (i) Avalanche LLC has amended its operating agreement pursuant to Section 4.5, has presented evidence reasonably acceptable to the City that such amendments have been approved by Avalanche LLC's lenders and the NHL, and has prepared and delivered to the City the Avalanche Statement pursuant to
Section 4.5.2; (j) the City has delivered to Ascent Arena an opinion from the City Attorney's Office and a letter from the City's Manager of Revenue that the Facilities Development Admissions tax does not apply to the New Arena in form reasonably acceptable to Ascent Arena; and (k) Ascent Arena, Nuggets LP and Avalanche LLC each have delivered to the City an opinion from their respective legal counsel in form reasonably satisfactory to the City.

     2.9.2 APPROVAL DEADLINE. Nuggets LP, Avalanche LLC and Ascent Arena have executed this Agreement prior to the execution of this Agreement by the City's Mayor. If any of the conditions precedent set forth in Section 2.9.1 have not been satisfied on or before November 21, 1997, then unless all Parties agree to the contrary in writing (with the City acting by and through the authority of its Mayor), Nuggets LP's, Avalanche LLC's and Ascent Arena's execution of this Agreement shall become null and void and this Agreement shall not thereafter become binding on the Parties regardless of any approval or execution of this Agreement by the City.

2.10 URBAN RENEWAL PROJECT. Except as otherwise provided in this Section 2.10, the City and DURA, as they may agree among them, shall bear the costs and expenses (including attorneys' fees) incurred by them in connection with the processes of including the Project Site in an urban renewal area, preparing an urban renewal plan including the New Arena, obtaining approval of the tax increment area including the Project Site, and the negotiation, documentation and implementation of the

Redevelopment Agreement and related documents. Ascent Arena shall reimburse DURA for the first $100,000 of such costs and expenses incurred by DURA if the conditions precedent set forth in Section 2.9.1 have been satisfied. Ascent Arena shall make reimbursement payments to DURA within 15 days after receiving each of DURA's monthly invoices, in a reasonably detailed form, for such costs and expenses.

2.11 APPROPRIATION OF CITY COUNCIL. Any and all financial obligations of the City under and pursuant to this Agreement, the Ground Lease or any other instruments or documents contemplated by this Agreement are subject to prior annual appropriations of monies expressly made by the Board of Councilmen of the City for the purposes of this Agreement, the Ground Lease or such other instruments or documents and paid thereto into the Treasury of the City and County of Denver. All Parties acknowledge that (i) the City does not by this Agreement irrevocably pledge present cash reserves for payments in future fiscal years; and (ii) this Agreement is not intended to create a multiple-fiscal year direct or indirect debt or financial obligation of the City.

2.12 CONFLICT OF INTEREST. No member, officer or employee of the City or its agents, no member of the governing body of the City and no other public official of the City who exercises any functions or responsibilities with respect to this Agreement during his/her tenure or for one year thereafter, shall have any direct interest in this Agreement or any other contract, or the proceeds thereof, for work to be performed in connection with the New Arena. All Parties shall incorporate, or cause to be incorporated, in all subcontracts a provision prohibiting such interest; provided, however, that if the City should modify the foregoing policy concerning conflicts of interest by City officers, employees, agents or officials, the Parties shall comply with such policy as so modified and shall include such modified policy in such subcontracts.

2.13 COPYRIGHTS, TRADENAMES, TRADEMARKS AND PATENTS. If the performance of Ascent Arena's obligations under this Agreement results in the creation of any name, mark, logo, book or other written or printed material or in any discovery or invention that may be subject to copyright, tradename, trademark or patent protection, the author or inventor, or Ascent Arena, may obtain such copyright, tradename, trademark or patent protection as he, she or it deems appropriate; provided, however, that so long as no Construction Term Default or Operation Term Default has occurred and is continuing under this Agreement, then, to the extent that Ascent Arena has title to or the right to use any of them, and subject to the rights of the Ascent Lender and subject to Ascent Arena's reasonable review of the reasonableness of the City's use, and provided that the City is not in material default under this Agreement, the City shall have a license to use, without royalty or other charge, any such name, mark or logo, or excerpts from or references to any such book or other written or printed material, in materials promoting the City or the New Arena, provided that Ascent Arena shall not be required to incur any costs to provide the City with such use rights. Upon the occurrence and continuation of a Construction Term Default, and if the Ascent Lender does not cure it, then following any termination of this Agreement as a result of any Construction Term Default, all of Ascent Arena's rights in and to any such copyright, tradename, trademark or patent shall become the City's property free and clear of any security interest created by, through or under Ascent Arena.

2.14 FORCE MAJEURE. In the event a Party is rendered wholly or partially unable to carry out its obligations under this Agreement due to a Force Majeure Event, such Party shall give notice and provide the full particulars of such Force Majeure Event to the other Parties as soon as is reasonably possible after the occurrence of the causes relied on. The obligations of the Parties, in so far as they are affected by such Force Majeure Event, shall be suspended during the continuance of any inability so caused, but for no longer period. The affected Party shall use good faith and reasonable efforts to remedy the Force Majeure Event in a reasonable manner. However, it is agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure Event shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

2.15 INSURANCE.

     2.15.1 ASCENT ARENA'S INSURANCE. Ascent Arena shall at its expense obtain and maintain the following insurance throughout the Term, in the case of the insurance required under Sections 2.15.1(a), 2.15.1(b) and 2.15.1(c), throughout the Construction Term, in the case of the insurance required under

Section 2.15.1(d), and throughout the Operation Term, in the case of the insurance required under Sections 2.15.1(e) and 2.15.1(f):

          (a) LIABILITY. Bodily injury and property damage liability insurance on a commercial general liability form reasonably acceptable to the City, with combined single limits of not less than $10,000,000 per occurrence and in the aggregate. Coverage must be at least as broad as Insurance Services Office Form CG 0001, 1/96, with the following endorsements:

               (i) City, its officers, officials and employees shall be named as additional insureds, pursuant to ISO form CG 20 26 or its equivalent for the duration of this Agreement.

              (ii) Coverage for defense costs of additional insureds outside the limits of insurance pursuant to CG 00 01 1/96 for the duration of this Agreement.

             (iii) Waiver or Subrogation and Rights of Recovery pursuant to ISO form CG 2404 5/92 or its equivalent.

              (iv) Amendment of Contractual Liability Exclusion for Personal Injury pursuant to ISO CG 2274 5/92 or its equivalent.

          (b) AUTOMOBILE. Comprehensive business automobile liability insurance, Symbol 1, on a form reasonably acceptable to City, with limits of liability of not less than $1,000,000 combined bodily injury and property damage. Coverage must be at least as broad as Insurance Services Office Form CA 0001, 6/92. The City, its officers, officials and employees shall be named as additional insureds.

          (c) WORKER'S COMPENSATION. Workers compensation insurance insuring against and satisfying the insured's liabilities and obligations under the worker's compensation laws of the State of Colorado, including employers' liability insurance with limits of not less than $100,000/$500,000/$100,000.

          (d) BUILDERS RISK. "All risk" builders risk property insurance for the full replacement cost of the New Arena Facility on a completed value basis. Each subcontractor shall be named as an additional insured as its interest may appear. Such insurance shall include a waiver by the insurer of all rights to subrogation against any party named as an additional insured or loss payee thereunder with respect to their respective interests in the property covered thereby. Such policy shall include the following endorsements:

               (i) Debris removal per IM 41 and Coinsurance Waiver pursuant to IM 120 6/84 or equivalent.

              (ii) Coverage for temporary storage of property, including property in transit in the amount of its value.

             (iii) Deletion of the following exclusions: flood, testing, surface water, and back up of sewers and drains, earth movement.

          (e) PERMANENT PROPERTY INSURANCE. First Party, physical damage or loss insurance covering the New Arena Facility, including without limitation all equipment and personal property owned by Ascent Arena and located thereon, on an All-Risk of Loss Form, including Flood and Earthquake, Agreed Value, Replacement Cost basis. The amount of coverage shall be no less than the full replacement cost of the New Arena Facility, (except Flood and Earthquake which may be sub-limited to $10,000,000) including Building Ordinance coverage.
Full replacement cost shall be determined at reasonable intervals at the request of the City by appraisal by the insurer or other appraiser mutually acceptable to the insurer and the City. All such insurance shall include a waiver by the insurer of all rights to subrogation against the City, Nuggets LP and Avalanche LLC.

          (f) LOSS OF INCOME. At Ascent Arena's option, loss of income insurance covering the income to be generated from the New Arena against the perils ordinarily included in all-risk extended coverage insurance policies, in such amounts as Ascent Arena may determine from time to time.

     2.15.2 CONTRACTORS' INSURANCE. During the Term, Ascent Arena shall cause its Construction Contractors, and other contractors engaged in connection with this Agreement or the construction, operation, maintenance, use or alteration of the New Arena Facility or any part thereof, to obtain and maintain at such Construction Contractor's or other contractors expense (or at the expense of Ascent Arena under an owner-controlled insurance program), throughout the term of such contractor's engagement, insurance of the type and in the amounts described in (and satisfying all requirements of) Sections 2.15.1(a), 2.15.1(b) and 2.15.1(c), except that, unless Ascent Arena utilizes an owner-controlled insurance program, for purposes of each such Construction Contractor's or other contractor's insurance obligations, the liability insurance maintained to satisfy the requirements of Section 2.15.1(a) need only have combined single limits of $5,000,000 if the total amount of such Construction Contractor's or other contractor's contract with change orders is not more than $5,000,000; and need only have combined single limited of $1,000,000 if the total amount of such Construction Contractor's or other contractor's contract with change orders is not more than $1,000,000. During construction, the Construction Contractor must dedicate its entire limit of the liability insurance described in Section 2.15.1(a) to the New Arena Facility project pursuant to ISO CG 2503 11/85 or equivalent.

     2.15.3 DESIGN PROFESSIONALS' INSURANCE. Ascent Arena shall cause the Design Professionals engaged under a Design Agreement in connection with the design of the New Arena Facility to obtain at such Design Professional's expense (or at the expense of Ascent Arena), a professional liability (errors and omissions) insurance with limits of not less than $5,000,000 per claim and in the aggregate and covering each Design Professional and $1,000,000 for all subconsultants.

     2.15.4 SUBCONTRACTORS' INSURANCE. All subcontractors engaged by any Construction Contractor or other contractor described in Section 2.15.2 shall be included as insureds under Ascent Arena's, such Construction Contractor's or other contractor's insurance policies or shall obtain separate insurance and provide separate certificates evidencing the same. Except to the extent covered by Ascent Arena's or Construction Contractor's insurance, each subcontractor shall be required to obtain and maintain the insurance required of a Construction Contractor or other contractor pursuant to Section 2.15.2.

     2.15.5 USERS' INSURANCE. Any concessionaire or user who intends to serve alcoholic beverages at the New Arena must provide evidence of liquor legal liability insurance with coverage in an amount per occurrence of $5,000,000 for damages resulting from the serving of alcoholic beverages. Both the City and Ascent Arena shall be named as additional insureds on all policies required pursuant to the foregoing provisions of this Section 2.15.5. Ascent Arena will require that any concessionaire or user who will bring to or keep on the New Arena its own equipment or personal property waive all claims against the City or Ascent Arena for any damage or destruction of such property and that, if such concessionaire or user maintains a policy of property insurance covering such property, such concessionaire or user provide evidence that such insurance policy includes a waiver of subrogation against the City and Ascent Arena.

     2.15.6    FORM OF POLICIES.  All insurance required pursuant to this
Section 2.15 shall be issued by an insurer licensed to do business in the State of Colorado and shall have the A.M. Best's Rating of not less than "A-VI". All policies of insurance required pursuant to this Section 2.15 shall provide (or include endorsements providing) that (i) the insurance provided thereunder is primary and noncontributing with or supplemental to any other insurance carried by or on behalf of the City or any other additional insured; and (ii) no lapse, cancellation or material change with respect to such policies shall be effective as to the City until at least 45 days after receipt of notice (given pursuant to Section 2.5) thereof by the City (provided that only 10 days' notice need be given if the cause of any lapse or cancellation is a failure to pay the premium due).

     2.15.7 EVIDENCE OF INSURANCE. Three copies of a certificate evidencing the existence of each policy of insurance required pursuant to this Section 2.15 shall be delivered to Risk Administrator, City and County of Denver, 1445 Cleveland Place, Denver, CO 80202, (i) not more than 30 days following the Effective Date, with respect to the insurance requirement to be maintained by Ascent Arena during the Construction Term; (ii) on or before the Closing Date, with respect to the insurance required to be maintained by Nuggets LP, Avalanche LLC and Ascent Arena during the Operation Term; and (iii) no more than 7 days after the commencement of the Project Work, a master certificate will be delivered evidencing the insurance required and provided to each Construction Contractor, subcontractor or Design Professional by Ascent Arena under an owner controlled insurance program. Each such certificate must evidence the coverages and endorsements required under this Agreement. Three certificates concerning any renewal policy shall be delivered to the City's Risk Administrator at least 15 days prior to a policy's expiration date except for any policy expiring on the expiration date of this Agreement or thereafter. Within 15 days after the City's written request, or as soon thereafter as possible, Ascent Arena shall provide the City with a certified copy of any insurance policy required to satisfy the provisions of this Section 2.15.

     2.15.8 WAIVER OF CLAIMS. Each Party hereby waives all rights to recover against the others for any damage to or loss of the New Arena or any part thereof or any of the waiving Party's personal property located thereon to the extent of (i) in the case of damage or loss to the New Arena Facility or any personal property of Ascent Arena located on the New Arena, the limits of the policy of property insurance required to be maintained by Ascent Arena pursuant to Section 2.15.1(e), provided Ascent Arena has maintained such policy as required in this Agreement (and if Ascent Arena fails to maintain such policy, the waiver set forth in this Agreement with respect to damage or loss to such property shall be void); or (ii) in the case of damage or loss to any personal property of Nuggets LP or Avalanche LLC located on the New Arena, all of such damage or loss that is of a type insurable under "all risk" insurance policies available at the time such damage or loss is sustained, regardless of any insurance actually maintained by any Party at such time.

     2.15.9 CITY'S RIGHT TO INCREASE LIMITS. The specified limits of any insurance required pursuant to this Section 2.15 may be increased from time to time to meet then-current industry standards, as reasonably determined by the City's Risk Administrator, but in no event shall any such increase exceed a 5% annual, cumulative increase in the specified limits.

     2.15.10 ADEQUACY OF COVERAGE. The insurance coverages specified in this Agreement constitute minimum requirements and not representations by any Party that such coverages will be adequate; such requirements shall in no way lessen or limit the indemnification obligations or other liability of any Party under the terms of this Agreement. Each Party may procure and maintain, at its own expense, any additional kind or amount of insurance that, in its own judgment, may be necessary for its proper protection, provided that any such insurance is without contribution as against any insurance required to be maintained under this Agreement and any such insurance that covers property on or about the New Arena contains waivers of rights of subrogation against all of the Parties.

2.16 INDEMNITIES.

     2.16.1  GENERAL INDEMNITIES.

          (a) ASCENT ARENA. Ascent Arena agrees to protect, defend, indemnify and hold harmless the City and its officers, employees, consultants, agents, and assigns from and against any and all damages, claims, demands, liens (including, without limitation, mechanics' and materialmen's liens and claims), losses, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation), and liabilities of any kind or nature whatsoever suffered or incurred by or threatened or asserted against any of them as a result of, arising out of, or in connection with (i) the tortious act, negligence or breach of this Agreement by Ascent Arena or any of its agents, employees or contractors; or (ii) any action, event, circumstance or condition occurring on or about the New Arena during or prior to the Term; provided, however, that such indemnification obligation shall not apply to the extent that any matter for which indemnification is sought under this Agreement was caused solely by the negligent act of or breach of this Agreement by the City or any of its agents, employees or contractors acting within the scope of their authority.

          (b) NUGGETS LP. Nuggets LP agrees to protect, defend, indemnify and hold harmless the City and its officers, employees, consultants, agents, and assigns from and against any and all damages, claims, demands, liens (including, without limitation, mechanics' and materialmen's liens and claims), losses, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation), and liabilities of any kind or nature whatsoever suffered or incurred by or threatened or asserted against any of them as a result of, arising out of, or in connection with the tortious or negligent action or breach of this Agreement by Nuggets LP or any of its agents, employees or contractors; provided, however, that such indemnification obligation shall not apply to the extent that any matter for which indemnification is sought under this Agreement was caused solely by the negligent act of or breach of this Agreement by the City or any of its agents, employees or contractors acting within the scope of their authority.

          (c) AVALANCHE LLC. Avalanche LLC agrees to protect, defend, indemnify and hold harmless the City, its employees, consultants, agents, and assigns from and against any and all damages, claims, demands, liens (including, without limitation, mechanics' and materialmen's liens and claims), losses, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation), and liabilities of any kind or nature whatsoever suffered or incurred by or threatened or asserted against any of them as a result of, arising out of, or in connection with the tortious act, negligence or breach of this Agreement by Avalanche LLC or any of its agents, employees or contractors; provided, however, that such indemnification obligation shall not apply to the extent that any matter for which indemnification is sought under this Agreement was caused solely by the negligent act of or breach of this Agreement by the City or any of its agents, employees or contractors acting within the scope of their authority.

     2.16.2 CONSTRUCTION INDEMNITY. Ascent Arena agrees to protect, defend, indemnify and hold harmless the City and its officers, employees, consultants, agents, and assigns from and against any and all damages, claims, demands, liens (including, without limitation, mechanics' and materialmen's liens and claims), losses, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation), and liabilities of any kind or nature whatsoever suffered or incurred by or threatened or asserted against any of them as a result of, arising out of, or in connection with the planning, designing, installing or constructing of the New Arena and the Infrastructure Improvements, including, without limitation, any willful misconduct or negligence of Ascent Arena, the Design Professionals, the Construction Contractors, or the agents, employees, or contractors of any of them in connection with such planning, designing, installing or constructing; provided, however, that such indemnification obligation shall not apply to the extent that any matter for which indemnification is sought under this Agreement was caused solely by the negligent act of or breach of this Agreement by the City or any of its agents, employees or contractors acting within the scope of their authority.

     2.16.3    ENVIRONMENTAL.

          (a) INDEMNITY. Ascent Arena agrees to protect, defend, indemnify and hold harmless the City and its officers, employees, consultants, agents, and assigns from and against any and all damages, claims, demands, liens (including, without limitation, mechanics' and materialmen's liens and claims), losses, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation), administrative proceedings, lawsuits, investigations, response or removal actions, corrective actions, fines, penalties, charges, response costs, removal costs, expert or consultant fees and costs and liabilities of any kind or nature whatsoever suffered or incurred by or threatened or asserted against any of them as a result of, arising out of, or in connection with (i) any Environmental Claim with respect to the New Arena or the Dedicated Project Areas; (ii) the actual or alleged presence of Hazardous Materials on or about the New Arena or the Dedicated Project Areas (collectively, the "Environmental Matters"), regardless of when such Environmental Matters arise (and including, without limitation, those arising prior to the Term); or (iii) the actual or alleged presence of Hazardous Materials on or about any other property owned by the City on which Ascent Arena constructs any of the Infrastructure Improvements pursuant to the Redevelopment Agreement, but only to the extent such presence results from Ascent Arena's activities on such property or is exacerbated by the failure of Ascent Arena or its contractors to exercise reasonable care; but excluding any Environmental Matter with respect to Hazardous Materials (A) placed or released on the New Arena by the City or any of its agents, employees or contractors, or (B) first placed or released, by anyone other than Ascent Arena or its agents, employees or contractors, on the New Arena after the termination of this Agreement and the Ground Lease or on the Dedicated Project Areas after the date of their dedication or conveyance to the City. For purposes of this Section 2.16.3(a), neither Ascent Arena nor any of its agents, employees or contractors will be deemed to be agents, employees or contractors of the City.

          (b) NOTICES FROM ASCENT ARENA. Ascent Arena will advise the City in writing immediately upon learning of any of the following: (i) any pending or threatened Environmental Claim against Ascent Arena or the Project Site;
(ii) any condition or occurrence on the Project Site that (A) results in material noncompliance with any applicable Hazardous Materials Laws, or

(B) could reasonably be anticipated to form the basis of an Environmental Claim against Ascent Arena, the City or the Project Site; (iii) any condition or occurrence on the Project Site that could reasonably be anticipated to cause the Project Site to be subject to any restrictions on the ownership, occupancy, use or transferability of the Project Site under any Hazardous Materials Laws; and
(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Materials on the Project Site (other than in accordance with the Remediation Plan). Each such notice shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Ascent Arena's response thereto. In addition, Ascent Arena will provide the City with copies of all communications to or from Ascent Arena and any governmental agency relating to Hazardous Materials Laws, all communications to or from Ascent Arena and any person relating to Environmental Claims (other than communications that are subject to the attorney-client privilege of Ascent Arena and its own counsel or the attorney work product privilege applicable to work of Ascent Arena's counsel, provided in either case such counsel is not also representing the City pursuant to
Section 2.16.4), and such detailed reports of any Environmental Claim as may be requested by the City.

          (c) OBLIGATIONS ABSOLUTE AND WAIVERS. Ascent Arena unconditionally waives any defense to the enforcement of this Section 2.16.3, including, without limitation: (a) all notices and formalities to which Ascent Arena may be entitled, except as specifically provided for in this Agreement; (b) any right to require the City to pursue any other remedy whatsoever; and (c) to the extent permitted by law, any right to assert against the City any legal or equitable defense, counterclaim, set off or crossclaim which Ascent Arena may now or at any time or times hereafter have against the City or any other Party.

          (d) NO WAIVER. Ascent Arena's obligations under this Section 2.16.3 shall in no way be impaired, reduced or released by reason of the City's omission or delay to exercise any right described in this Agreement or in connection with any notice, demand, warning or claim regarding violations of any Hazardous Materials Laws governing the Project Site.

     2.16.4 DEFENSE OBLIGATIONS. The City shall promptly notify the Party obligated to indemnify the City pursuant to any provision of this Section 2.16 (an "Indemnitor") of any matter against which such Indemnitor has indemnified the City under this Agreement (an "Indemnified Matter") and for which the City seeks indemnification.
Unless and until in the City's good faith judgment a conflict of interest exists between the City and such Indemnitor with respect to such Indemnified Matter, the Indemnitor shall assume the burden and expense of defending, with counsel selected by the Indemnitor and reasonably acceptable to the City, all suits, administrative proceedings and disputes of any description with all persons, entities, political subdivisions or government agencies arising out of the Indemnified Matter. However, to the extent the City in good faith determines that a conflict of interest exists between the City and the Indemnitor requiring separate representation or that the Indemnitor or its counsel is not prosecuting the defense with reasonable diligence, each Indemnitor agrees that in any action, suit or proceeding brought against the City, the City may be represented by counsel of its choice without affecting or otherwise impairing such Indemnitor's indemnity(ies) under this Agreement and, to the extent fees and disbursements of the City's counsel are reasonably incurred in protecting the City's interest, to pay such fees and disbursements. The City agrees that it will not settle or otherwise compromise any such action, suit or proceeding without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. If, without obtaining the prior written consent in writing of all Indemnitors, the City compromises or otherwise settles an Indemnified Matter, whether or not legal proceedings have been commenced, such compromise or settlement shall not be binding upon any Indemnitor which has not so consented. Each Indemnitor also agrees that it will not settle or compromise such action, suit or proceeding without the City's prior written consent which consent shall not be unreasonably withheld. Each Indemnitor shall pay, promptly upon entry, any nonappealable order, judgment or other final resolution of any claim or dispute arising out of any Indemnified Matter for which it has indemnified the City under this Agreement and shall pay promptly when due any fines, penalties or agreed settlements arising out of any such Indemnified Matter. In the event that such payment is not made, the City, at its sole discretion, may proceed to file suit against the Indemnitor to compel such payment.

     2.16.5 PAYMENT OF CITY'S EXPENSES. If the City retains counsel pursuant to Section 2.16.4 or to enforce an Indemnitor's obligations under this
Section 2.16, then all of the reasonable attorneys' fees arising from the services of such counsel and all related expenses and court costs shall be payable by the Indemnitor within 30 days after demand, provided, however, that in the case of counsel retained to enforce the obligations of an Indemnitor under this Section 2.16, such Indemnitor shall not be required to pay such fees and related expenses and costs if the City does not prevail in its effort to obtain enforcement.

     2.16.6 SURVIVAL. The provisions of this Section 2.16 shall survive any termination of this Agreement and remain fully enforceable thereafter with respect to any events occurring or liabilities accruing prior to the date of termination.

2.17 ASSIGNMENT.

     2.17.1 NUGGETS LP. Nuggets LP may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the City, unless (i) the NBA shall have agreed to such assignment or delegation and shall have notified the City of its approval; (ii) Nuggets LP shall assign the NBA Franchise to the proposed assignee simultaneously with the assignment of Nuggets LP's rights under this Agreement; (iii) Nuggets LP shall assign the Basketball User Agreement to the proposed assignee simultaneously with the assignment of Nuggets LP's rights under this Agreement and Ascent Arena has approved such assignment of the Basketball User Agreement; (iv) such assignee has expressly assumed in writing and agreed to perform all of the obligations of Nuggets LP hereunder; and (v) such assignee has amended its organizational documents in accordance with the requirements of Section 4.5.1.

     2.17.2 AVALANCHE LLC. Avalanche LLC may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the City, unless (i) the NHL shall have agreed to such assignment or delegation and shall have notified the City of its approval; (ii) Avalanche LLC shall assign the NHL Franchise to the proposed assignee simultaneously with the assignment of Avalanche LLC's rights under this Agreement; (iii) Avalanche LLC shall assign the Hockey User Agreement to the proposed assignee simultaneously with the assignment of rights under this Agreement and Ascent Arena has approved such assignment of the Hockey User Agreement; (iv) such assignee has expressly assumed in writing and agreed to perform all of the obligations of Avalanche LLC hereunder; and (v) such assignee has amended its organizational documents in accordance with the requirements of Section 4.5.

     2.17.3 ASCENT ARENA. Ascent Arena may not assign any of its rights or delegate any of its obligations under this Agreement (provided the Operating Contracts shall not be deemed an assignment or delegation for the purposes of this Section 2.17.3) or convey its title to any real property included in the New Arena without the prior written consent of the City, which consent will not be unreasonably withheld; provided, however, that reasonable grounds for withholding consent shall include, without limitation, (i) the proposed assignee's insufficient financial capacity to perform Ascent Arena's obligations under this Agreement and the Ground Lease (or the proposed assignee's and any proposed guarantor's collective insufficient financial capacity, if the proposed assignment will include the addition of a new, or replacement of an existing, guarantor of Ascent Arena's obligations under this Agreement and the Ground Lease); or (ii) the proposed assignee's insufficient business experience to perform Ascent Arena's obligations under this Agreement and the Ground Lease and all related instruments and documents, as reasonably determined by the City in good faith. Notwithstanding anything in this Section 2.17.3 to the contrary, Ascent Arena may assign this Agreement without the City's prior written consent to any Affiliate of Ascent Arena, a Team Owner or a current member or partner of Ascent Arena, Nuggets LP or Avalanche LLC (provided that such assignment may not be effected by merely transferring ownership or other interests within Ascent Arena). In any case where Ascent Arena makes a permitted assignment hereunder, Ascent Arena must also make a corresponding assignment of the Ground Lease to the same assignee. Ascent Arena and the City consent to venue in the Federal District Court for the State of Colorado for disputes arising with respect to whether the City has reasonably withheld its consent under this Section 2.17.3.

     2.17.4 CITY. The City may not assign any of its rights or delegate any of its obligations under this Agreement or convey its title to the Project Site and the Executory Interest and its interest under the Ground Lease without the prior written consent of Ascent Arena, which consent will not be unreasonably withheld; provided, however, that reasonable grounds for withholding consent shall include, without limitation, the fact that a proposed transfer would result in an increase in real or personal property (or equivalent) taxes payable by Ascent Arena or would reduce the DURA Disbursement.

     2.17.5 DEEMED ASSIGNMENT. For purposes of this Section 2.17, any sales or other transactions, which in the aggregate, convey or transfer any majority ownership interest or voting or management control in Ascent Arena or either of the Team Owners shall be deemed an "assignment" pursuant to this Section 2.17.

     2.17.6    ASSUMPTION.  No assignment otherwise permitted under this
Section 2.17 shall be effective unless and until the proposed assignee has assumed in writing all of the obligations of the assigning Party under this Agreement and agreed to be bound by all of the terms, covenants and conditions in this Agreement contained on the part of the assigning Party with like force and effect as though such assignee had been originally named as a Party under this Agreement. Specifically in the case of an assignment by Ascent Arena, the assumption by the assignee must also encompass and include all obligations and duties of Ascent Arena under the Ground Lease. An assignment permitted under
Section 2.17.1, 2.17.2 or 2.17.3 shall serve to release the Party making such assignment from its obligations under this Agreement (and in the case of Ascent Arena, under the Ground Lease) at such time as the assignment becomes effective, except that such assigning Party shall remain liable for its respective obligations under this Agreement (and in the case of Ascent Arena, under the Ground Lease) which accrue or arise prior to such assignment becoming effective. However, in the case of any permitted assignment by Ascent Arena under
Section 2.17.3 which does not require the City's consent, Ascent Arena shall not be so released, but instead shall remain primarily and jointly and severally liable, along with the assignee, for the obligations of Ascent Arena hereunder and under the Ground Lease (whether accruing before or after the assignment).

     2.17.7 LEASEHOLD MORTGAGE. If a Leasehold Mortgagee succeeds to Ascent Arena's interest under the Ground Lease, as provided therein, then such Leasehold Mortgagee shall automatically and simultaneously succeed to Ascent Arena's interest under this Agreement, except that any Qualified Mortgagee shall be relieved of the Excused Obligations, in accordance with and subject to the provisions of the Ground Lease.

     2.17.8 OTHER PROVISIONS. Any consent by any Party to any one assignment shall not be construed as a consent by such Party to any further assignment, and each such further assignment shall be subject to any requirements for such Party's consent in accordance with the terms and conditions of this Section 2.17. Any attempted assignment in violation of this Section 2.17 shall, at any non-assigning Party's election, be void, unenforceable and of no legal effect and shall constitute a default under this Agreement.

     2.17.9 CONTINUING GUARANTY. Notwithstanding any assignment permitted under this Section 2.17 and any related release of the assignor, Ascent Entertainment and any other Guarantor shall remain fully liable for the obligations under their respective Guaranties and, as a further condition to the effectiveness of any assignments made pursuant to Sections 2.17.1, 2.17.2 or 2.17.3, the City may require written confirmation from Ascent Entertainment or any other applicable Guarantor that the Guaranties remain in full force and effect (which confirmations shall be in form and substance reasonably satisfactory to the City).

2.18 PATENTED DEVICES, MATERIALS AND PROCESSES. If any Party employs any design, device, material or process covered by letter of patent or copyright, it shall provide for such use by suitable legal agreement with the patentee or owner. Ascent Arena, Nuggets LP and Avalanche LLC shall defend, protect, indemnify and save the City harmless from and against any and all claims for infringement by reason of the use of any such patented design, device, material or process, or any trademark or copyright, and any costs, expenses and damages which it may be obliged to pay by reason of any infringement, at any time during the prosecution or after the completion of services, except to the extent that any such infringement was caused by the City or any of its agents, employees or contractors.

2.19 INFORMATION FURNISHED BY CITY. Available information concerning the New Arena or any portion of it may be furnished to any Party by the City. However, the City cannot and does not guarantee the accuracy of any such information and assumes no liability therefor, except information given in bad faith. Any Party shall use such information at its own risk. All Parties shall independently perform such testing or information verification as is necessary to fully perform its obligations under this Agreement.

2.20 CONFIDENTIAL INFORMATION. If any documents submitted by any Party to the City are deemed by such party to be confidential business data, trade secrets, or otherwise not subject to public disclosure, such party shall be required to clearly mark the documents as "Confidential" prior to delivering or making them available to the City. If the City receives a request for the production or disclosure of documents so marked, it will decline disclosure; provided, however, that if any action has commenced against the City under the Colorado Open Public Records Act or otherwise seeking to compel production or disclosure of the documents, the party asserting the confidentiality of such documents shall immediately intervene in such action, and whether or not such intervention is permitted, shall defend, indemnify and hold the City harmless from any costs, damages, penalties and other consequences of the City's refusal to disclose or produce such documents.

2.21 LIMITS OF CITY REVIEW. Ascent Arena, Nuggets LP and Avalanche LLC acknowledge and agree that any review, consideration or approval by the City of, or the issuance of any permit by the City regarding, any Baseline Design Documents, any Construction Documents or any other documents relating to the design and construction of the New Arena Facility has been and will be undertaken by the City solely (i) pursuant to the City's ordinary and customary exercise of governmental police power in reviewing design, planning and construction documents for new construction, and (ii) otherwise for the City's own individual benefit and account. By undertaking any such review, consideration or approval, the City is not undertaking any liability or duty to Ascent Arena, Nuggets LP, Avalanche LLC or any other party concerning the technical adequacy of sufficiency or any other aspect of the Baseline Design Documents, the Construction Documents or any other such documents.

2.22 NO ENCUMBRANCE OF INTEREST. No Party shall encumber, hypothecate, or otherwise use as security any of its interests in this Agreement for any purpose whatsoever without the express written consent of all of the other Parties; provided, however, that Ascent Arena may collaterally assign its interest under this Agreement to any Ascent Lender as security for any Arena Financing or as part of the security under any Qualified Mortgage or Leasehold Mortgage made as of or after Closing.

2.23 COMPLIANCE WITH LAWS; PROHIBITED USES. Ascent Arena, Nuggets LP, Avalanche LLC, and their officers, agents, servants, employees, and any other persons over which they have control or right of control shall comply with all present and future laws, charter provisions, ordinances, orders, directives, rules and regulations of the United States of America, State of Colorado, and the City and County of Denver applicable to or affecting directly or indirectly their operations and activities on or in connection with the New Arena. In no event shall Ascent Arena use or permit the use of any portion of the New Arena for any "adult amusement or entertainment" as defined in Section 59-2 of the City's Revised Municipal Code.

2.24 NAMING RIGHTS. Ascent Arena shall have the right to designate the permanent name of the New Arena, provided that the name selected by Ascent Arena shall be approved by the City. The City hereby approves the name "Pepsi Center" and shall not withhold its approval of any other name so long as it does not, in the City's reasonable judgment, violate standards of good taste existing in the Denver metropolitan area as of the Effective Date.

2.25 GUARANTY. As of the Effective Date, Ascent Entertainment shall execute and deliver to the City a guaranty agreement in the form of EXHIBIT E pursuant to which it shall fully and unconditionally guarantee the payment and performance of all of Ascent Arena's, Nuggets LP's and Avalanche LLC's obligations under this Agreement throughout the Term.

2.26 RELATIONSHIP OF THE PARTIES. Nothing in the Agreement shall be construed or deemed to create a partnership or joint venture or principal-agent or employment relationship between each Party and any other Party, and the agents, employees or contractors of each Party shall not be deemed to be agents, employees or contractors of any other Party.

2.27 NO MERGER. No provision of this Agreement shall be deemed to merge with any estate or interest in real property created or conveyed at the Closing.

2.28 SEVERABILITY.

     2.28.1  GENERAL.  Except as otherwise provided in Section 2.28.2 and
Section 6.5.2, if any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby to the fullest extent that the intent of the parties hereto can be carried out absent such provision.

     2.28.2 MATERIAL TERMS. Except as otherwise provided in Section 6.5.2, in the event that any term or provision of this Agreement, the Ground Lease, or the Redevelopment Agreement is found, by a court of final jurisdiction after all appeal rights, if exercised, have been exhausted, to be void, illegal or unenforceable, and such provision, if found to be void, would deprive a Party of a material and substantial aspect or part of its benefit of the bargain, then for a period of 180 days after such finding the Parties shall in good faith negotiate to determine whether they can agree upon a replacement provision which would not be void, illegal and unenforceable. In the event that the parties are unable to agree on a replacement provision within 180 days after such determination of voidability, illegality or unenforceability, then the Party to whose benefit the provision ran may, in its sole discretion and as its sole remedy, within 60 days after such determination, terminate this Agreement and,
(a) if the Closing has occurred, (i) the Ground Lease shall terminate and fee simple ownership of the Project Site shall be contributed to Ascent Arena, (ii) the Basketball Agreement and Hockey Agreement shall remain terminated, and (iii) all agreements executed at such Closing, including, but not limited to, the Ground Lease and the City's rights to enforce the Team Commitments, Basketball User Agreement and Hockey User Agreement shall terminate, and (b) if the Closing has not occurred but Ascent Arena has completed the New Arena or thereafter completes the New Arena by January 1, 2001, then the Nuggets LP and Avalanche LLC shall be deemed released from the Basketball Agreement and Hockey Agreement, and such agreements shall be deemed terminated.

     2.29 ATTORNEY'S FEES. In any action to construe or enforce the terms and conditions of this Agreement, the prevailing Party in such action, and in any appeals taken therefrom, shall be entitled to recover, as part of such legal action or litigation, the prevailing Party's costs and expenses, including reasonable attorney's fees and court costs. Each Party's rights in this regard shall be cumulative with other recoveries permitted such Party under the other provisions hereof.

     2.30 ESTOPPEL CERTIFICATES. Each Party (the "responding Party") covenants and agrees to execute, acknowledge and deliver to another Party, upon such Party's written request (the "requesting Party"), a written statement certifying that this Agreement is unmodified (or, if modified, stating the modifications) and in full force and effect; stating, to the best of responding Party's knowledge, whether or not the requesting Party is in breach or default in any respect under this Agreement (and if so, specifying the nature of the breach or default); and setting forth the status of such other matters as the requesting Party may reasonably designate in writing. Any such estoppel certificate rendered by the City may also be for the benefit of any proposed Qualified Mortgagee, or any proposed investor or assignee of Ascent Arena, and any such estoppel certificate rendered by Ascent Arena may also be for the benefit of any designee of the City. A failure of the responding Party to deliver such a statement within fifteen (15) days after written request from the requesting Party shall be conclusive that this Agreement is in full force and effect without modification, except as may be represented by the requesting Party; that there are no outstanding breaches or defaults by the requesting Party except as may be represented by the requesting Party; and that any other matters designated for disclosure are in such status as may be represented by the requesting Party.

     2.31 RECORDING. The Parties agree that this Agreement and the Memorandum Completion Option shall be recorded against the Project Site in the real property records of the Clerk and Recorder of the City. The Project Site shall be acquired either by Ascent Arena or Nuggets LP. Within 3 business days after Ascent Arena (or Nuggets LP, as the case may be) acquires title to the real property including the Project Site, Ascent Arena shall give written notice to the City of such acquisition. If it has not been executed, the City and Ascent Arena (and Nuggets LP, if it is the acquiring Party) shall execute the Memorandum Completion Option, which may be recorded by the City along with this Agreement.

                                      SECTION 3

                                      NEW ARENA
                         DESIGN, CONSTRUCTION AND CONVEYANCE

3.1  BASIC OBLIGATIONS.

     3.1.1   IN GENERAL.  Ascent Arena shall design and construct the New
Arena Facility in accordance with the terms and conditions of this Agreement. Upon the completion of such design and construction, the Project Site and the Executory Interest shall be conveyed to the City in accordance with the terms and conditions of this Agreement, the Termination and Conveyance Agreement, and the Contribution Agreement.

     3.1.2 REMEDIATION. Ascent Arena has previously submitted to the Colorado Department of Public Health and the Environment ("CDPHE") a Voluntary Clean Up Application, dated March 10, 1995, which has been further supplemented and/or extended by letters dated April 26, 1995, May 9, 1995, May 2, 1997, June 4, 1997, June 10, 1997, June 26, 1997, July 29, 1997 and August 5, 1997 and
which CDPHE has approved by CDPHE letter dated May 12, 1995 and which has been extended and modified by CDPHE letter dated August 5, 1997 (and the documents incorporated by reference therein) (collectively, the "Remediation Plan"). All Hazardous Material affecting the Project Site or the Dedicated Project Areas reflected in the Remediation Plan (the "Constituents") shall be managed or remediated to the extent and in a manner contemplated by the Remediation Plan before the Closing, except for management activities required to be performed after Closing pursuant to the Remediation Plan.

     3.1.3 FLOOD PLAIN. As part of the Project Work, Ascent Arena shall at its expense perform such grading, in-fill and other site work as may be necessary to remove the arena building of the New Arena Facility from any officially designated flood plains affecting it. The manner of effecting such removal from the flood plain shall be subject to the City's ordinary and customary approval processes. In addition, Ascent Arena shall participate, on an equitable basis with all of the other owners of property that will benefit from any upper reach flood plain improvements constructed for or in the Central Platte Valley, in the payment of costs for such improvements at the time such other owners participate.

     3.1.4   PREVAILING WAGE.

             (a) OBLIGATION TO PAY. The "Prevailing Wage Schedule" means the labor wage rates (including fringe benefits) and labor classifications guidelines of the prevailing wage schedule published pursuant to the City's prevailing wage ordinance as of the date that the Construction Contract for the construction of the New Arena is executed. Ascent Arena shall cause each Construction Contractor and its respective subcontractors to pay all workers, mechanics and laborers according to the rates and classifications established in the Prevailing Wage Schedule. The rates established in the Prevailing Wage Schedule shall not be subject to change during the Construction Term. The provisions of this Section 3.1.4(a) do not require the application of work rules or other labor restrictions.

             (b) REPORTING. Within 30 days after the end of each calendar month or portion of a calendar month during the Construction Term, Ascent Arena shall submit to the City written reports, in matrix form, certified by Ascent Arena to the City, showing on a week-by-week basis for such month:
(a) that each Construction Contractor and each subcontractor were in compliance with the requirements of Section 3.1.4(a), "not on site", or in the status noted on the report, and (b) the dollar magnitude (total payroll and total hours) for each such Construction Contractor and subcontractor. Ascent Arena shall keep and preserve, and shall require the Construction Contractors and their subcontractors to keep and preserve, for at least three years following the end of the Construction Term all books and records relating to hours worked by and wages paid to laborers and workers relating to the Project Work. Ascent Arena shall give, and shall require the Construction Contractors and their subcontractors to give, the City's authorized representatives access to such books and records in the City and County of Denver during reasonable business hours and upon reasonable advance notice. The City shall have the right to audit Ascent's, the Construction Contractors' and the subcontractors' books and records to independently verify compliance with the requirements of Section 3.1.4(a) and to further investigate matters noted in Ascent's monthly reports.

             (c) COVENANT NOT TO SUE. So long as Ascent Arena is performing its obligations in material conformance with Sections 3.1.4(a) and 3.1.4(b), the City covenants not to sue or take any other administrative or judicial action against, or assert any claim against, Ascent Arena alleging that the City's Prevailing Wage Ordinance (DRMC Section 20-76) is applicable to the Project Work or ongoing operations, or capital or other improvements, of the New Arena Facility.

             (d) LIMITS OF APPLICABILITY. The provisions of Sections 3.1.4(a) and 3.1.4(b) and the City's Prevailing Wage Ordinance (DRMC Section 20-76) do not apply to the ongoing operations, or capital or other improvements, of the completed New Arena Facility.

     3.1.5 MINORITY AND WOMEN'S BUSINESS PARTICIPATION. In connection with the design and construction of the New Arena Facility, Ascent Arena will use its reasonable best efforts to achieve the level of participation by minority and women's business enterprises in accordance with standards commonly required of other private developers doing business with the City, as established by prevailing practices of DURA.

     3.1.6 STANDARD PROCEDURES. All of the procedures and requirements set forth in this Section 3, and City's rights and Ascent Arena's obligations with respect thereto, are in addition to all procedures and requirements set forth in any law, ordinance, regulation or City charter provision, including, without limitation, procedures and requirements relating to zoning changes, use permits, building permits and inspections, or certificates of occupancy.

3.2  CONDITION OF TITLE.

     3.2.1 TITLE DOCUMENTS. Within 30 days after the Effective Date, Ascent Arena shall deliver to the City: (a) a current title insurance commitment issued by the Title Company, including copies of all recorded exceptions to title referred to in the commitment (collectively, the "Title Commitment"), committing to insure by issuance of the Title Company's ALTA owner's policy of title insurance title to the Project Site, the Executory Interest and the Dedicated Project Areas in the City, subject only to the Permitted Exceptions applicable to the Project Site, Executory Interest and the Dedicated Project Areas; and
(b) a survey of the Project Site and the Dedicated Project Areas satisfying the requirements for an ALTA/ACSM land title survey and prepared by a surveyor licensed in the State of Colorado (the "Survey"). The Survey shall be certified by such surveyor to the City and the Title Company and shall include a legally sufficient description of the Project Site and the Dedicated Project Areas.
The Title Commitment and the Survey shall be referred to collectively as the "Title Documents."

     3.2.2 PERMITTED EXCEPTIONS. The "Permitted Exceptions" shall be those matters affecting title that are set forth on EXHIBIT F, together with easements, licenses, and rights-of-way that are reasonably necessary to provide utilities and access to the Project Site, so long as such interests do not materially conflict with or violate the provisions of this Agreement or other encumbrances affecting the Project Site. The Permitted Exceptions shall not include the so-called standard exceptions (including rights or claims of parties in possession not shown by the public records; easement, or claims of easements, not shown by the public records; discrepancies, conflicts and boundary lines, shortage in area, encroachments, and any facts which a correct survey and inspection of the premises would disclose and which are not shown by the public records; any lien, or right to a lien, for services, labor or material furnished, imposed by law and not shown by the public records; defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing the public records or attaching during the so-called gap period; any real property taxes or assessments; and liens or charges imposed for water or sewer services which are due and payable or which have otherwise accrued with respect to the Project Site before the Closing Date).

     3.2.3   SUBSEQUENT TITLE DEFECTS.

             (a) CURE. If, prior to the Closing, the City notifies Ascent Arena of the existence of any encumbrance, encroachment or other matter affecting title to the Project Site or the Dedicated Project Areas other than the Permitted Exceptions (each, a "Subsequent Title Defect"), Ascent Arena may use such efforts and may expend such amounts as it deems appropriate to remove or cure such Subsequent Title Defect prior to the Closing; provided that Ascent Arena shall remove Subsequent Title Defects prior to the Closing to the extent required by Section 3.2.3(c).

             (b)  CITY'S ELECTION.  Except as otherwise provided in
Section 3.2.3(c), if Ascent Arena does not or is unable to remove or cure all Subsequent Title Defects prior to the Closing, the City may elect to (i) waive all uncured

Subsequent Title Defects and accept such title as Ascent Arena is able to convey as of the Closing; (ii) negotiate with Ascent Arena for security acceptable to the City regarding such Subsequent Title Defects unless they would materially and adversely affect the City's interest in the Project Site, the Executory Interest or this Agreement; or (iii) if such Subsequent Title Defects would materially and adversely affect the City's interest in the Project Site, the Executory Interest or this Agreement, terminate this Agreement. If the City fails to make an election pursuant to this Section 3.2.3(b) by the Closing, the City shall be deemed to have elected to proceed as provided in clause (i) of the preceding sentence.

             (c) REQUIRED CURE. If a Subsequent Title Defect is a mechanic's lien for work or materials provided for the Project Site or the Dedicated Project Areas by, or at the request of, any person or entity (other than the City) or another monetary lien or encumbrance, whether voluntary or involuntary, securing an obligation or liability of Ascent Arena, the Team Owners, or their Affiliates or any member of Ascent Arena (other than an assessment obligation to a special assessment district imposed by the City on the Project Site without the consent of Ascent Arena), or if any Subsequent Title Defect was created by, through or under Ascent Arena, Ascent Arena shall be obligated to remove or cure it prior to the Closing; provided, however, that Ascent Arena shall have the right to extend the Closing by not more than 60 days if necessary to effect such cure. In any event, as of Closing Ascent Arena shall perform its obligations under Sections 3.6.5 and
3.6.6 and shall cause the deletion of the standard exceptions.

             (d) CITY'S CURE RIGHT. If a Subsequent Title Defect is reasonably susceptible of cure and the City notifies Ascent Arena prior to the Closing that the City, at its expense, desires to effect a cure of such Subsequent Title Defect, then Ascent Arena shall cooperate with the City's efforts to effect such cure and the City shall have the right to extend the Closing Date by up to 60 days if necessary to effect such cure. If the City fails to effect such cure by the Closing Date, as the same may have been so extended, the provisions of Section 3.2.3(b) shall apply.




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

3.3  DESIGN OF THE NEW ARENA FACILITY.

     3.3.1 DESIGN PROFESSIONALS. The design of the New Arena Facility shall be performed by Design Professionals. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be construed to create any contractual relationship between the City and any Design Professional.

     3.3.2 BASELINE DESIGN DOCUMENTS. Ascent Arena has caused the Design Professionals to prepare the drawings, specifications, and other documents and materials listed and identified on EXHIBIT G (the "Baseline Design Documents"). Ascent Arena and the City have agreed to the design of the New Arena Facility as described in the Baseline Design Documents.

     3.3.3 CONSTRUCTION DOCUMENTS. Ascent Arena shall cause the Design Professionals to prepare and complete the Construction Documents in conformance with the design of the New Arena Facility as described in the Baseline Design Documents, subject to Section 3.5.

3.4  CONSTRUCTION OF THE NEW ARENA FACILITY.

     3.4.1 CONSTRUCTION CONTRACTORS. The Project Work shall be performed by the Construction Contractors. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be construed to create any contractual relationship between the City and any Construction Contractor.

     3.4.2 CONSTRUCTION STANDARDS. Ascent Arena, at its sole cost and expense, shall cause the Project Work to be performed (a) in a good and workmanlike manner and free and clear of all mechanics' liens or claims therefor, (b) in accordance with the Construction Documents (except for any modification, directive or instruction that does not constitute a Material Change), and (c) in accordance with all applicable laws, ordinances, codes, rules and regulations, and City charter provisions.

     3.4.3   CITY APPROVALS AND PERMIT COSTS.

             (a)  REGULATIONS AND CODES.  Except as otherwise provided in
Section 3.4.3(b), Ascent Arena shall comply with all standard City zoning, development and building regulations and codes regarding the development and construction of the New Arena Facility.

             (b) PERMITS. The City agrees to facilitate and expedite the schedules for the rezoning process for the PUD for the Project Site and the building permit process for the New Arena Facility, subject, however, to full compliance with the City's charter and all applicable laws and regulations. To the extent that building permit fees exceed one-half of one percent of the actual hard construction costs for the New Arena Facility (excluding audio/video systems and all movable furniture, fixtures and equipment items), and to the extent that Ascent Arena submits receipts indicating the amount of such fees paid by Ascent Arena and certified statements indicating the amount of such costs paid by Ascent Arena, Ascent Arena may deduct from the Quarterly Ascent Payments an amount or amounts which in the aggregate do not exceed the amount of such excess. Ascent shall pay all normal and customary utility tap fees to the City at rates that are uniformly and consistently applied to similar projects.

             (c) CITY'S REPRESENTATIVE. The City shall appoint an individual to be Ascent Arena's contact within the City for the purpose of facilitating the development of the New Arena Facility (the "City's Representative"). The City's Representative shall be empowered to act on behalf of the Mayor of the City in order to promptly address issues arising in connection with the New Arena Facility so that the resolution of such issues do not unnecessarily impede the progress of the Project Work.

             (d) ADDITIONAL INFRASTRUCTURE. Except as expressly set forth in this Agreement or provided for in the Redevelopment Agreement, Ascent Arena will pay for infrastructure specific to the New Arena in accordance with typically applicable City codes and approvals, but this Agreement shall not otherwise be deemed to require Ascent Arena to pay for any infrastructure or improvements to correct existing or potential deficiencies or to provide for future or potential needs not caused by the New Arena development to an extent beyond that lawfully and ordinarily required of other developers under similar circumstances.

     3.4.4 COMPLETION OF THE PROJECT WORK. Before Closing, Ascent Arena shall perform all of its obligations under the Remediation Plan (except those obligations that the Remediation Plan requires to be performed on an ongoing basis) and shall cause the Project Work to be substantially completed. Ascent

Arena shall give at least 30 days' written notice to the City's Representative of the date on which the Project Work will be substantially completed. When the Project Work has been substantially completed, Ascent Arena shall deliver to the City's Representative the following documents: (i) a "Certificate of Substantial Completion" from Ascent Arena certifying to the City that Ascent Arena's obligations under the Remediation Plan have been performed (except those obligations that the Remediation Plan requires to be performed on an ongoing basis) and that the Project Work has been substantially completed and complies with the terms and conditions of this Agreement; and (ii) updated and current Title Documents for the Project Site.

3.5 MATERIAL CHANGES. A "Material Change" means a change in the design of the New Arena Facility as shown in the Baseline Design Drawings that occurs in preparation of the Construction Documents or during the construction of the New Arena Facility that has a significant effect on its nature (i.e., the primary and associated purposes of the New Arena Facility), scale (i.e., the size and capacity of the New Arena Facility), design (i.e., the exterior aesthetic appearance of the New Arena Facility), or function (i.e., how the New Arena Facility works). Ascent Arena shall submit any proposed Material Change to the City for review and approval by a committee comprised of the Director of Public Works, the Director of Planning, and the Director of Finance. Ascent Arena shall submit to the committee all drawings, documents and other materials reasonably necessary for the committee to understand and make a determination regarding the proposed Material Change. The committee shall review the proposed Material Change and, within 30 days after receiving the drawings, documents and other materials describing it, shall notify Ascent Arena in writing whether the committee, in its reasonable discretion, approves, approves with conditions, or disapproves the proposed Material Change. If the committee approves with conditions or disapproves the proposed Material Change, the committee shall specify in such notice its conditions for approval or its reasons for disapproving it. If the committee fails to notify Ascent Arena within such 30-day period, then the committee shall be deemed to have approved the proposed Material Change. Nothing in this Section 3.5 authorizes the committee to approve, or provides for any approval or deemed approval by the City or the committee, of any Material Change that contravenes the PUD or other applicable laws.

3.6  CONVEYANCE OF THE PROJECT SITE.

     3.6.1 CONDITIONS PRECEDENT TO CITY'S OBLIGATIONS. All of the following shall be conditions precedent to the City's obligation to perform at the Closing (any one or more of which may be waived by the City):

             (a) All of Ascent Arena's obligations under the Remediation Plan are fully performed (except those obligations that the Remediation Plan requires to be performed on an ongoing basis);

             (b) The Project Work is substantially completed, and Ascent Arena delivers to the City the Certificate of Substantial Completion pursuant to Section 3.4.4;

             (c) Ascent Arena delivers to the City updated and current Title Documents for the Project Site pursuant to Section 3.4.4;

             (d) On the Closing Date, no Construction Term Default has occurred and is continuing and no event or circumstance has occurred which, with the giving of notice or passage of time, or both, would constitute a Construction Term Default;

             (e)  All of Ascent Arena's representations set forth in Section
2.1 are true in all material respects as of the Closing;

             (f)  All of Nuggets LP's representations set forth in Section
2.2 are true in all material respects as of the Closing;

             (g)  All of Avalanche LLC's representations set forth in Section
2.3 are true in all material respects as of the Closing;

             (h) All of Ascent Entertainment's representations set forth in the Guaranties are true in all material respects as of the Closing;

             (i)  This Agreement has not been previously terminated;

             (j) Ascent Arena, Nuggets LP and Avalanche LLC deliver at the Closing all of the documents required to be delivered by them;

             (k) The Infrastructure Improvements have been completed in accordance with the Redevelopment Agreement; and

             (l) Ascent Arena has dedicated to the City the Dedicated Project Areas and the Infrastructure Improvements by executing and delivering such plats, deeds and other documents customarily required by the City for such purposes, and the City has accepted such dedication subject to the satisfaction of the City's ordinary and customary requirements.

     3.6.2   CONDITIONS PRECEDENT TO ASCENT ARENA'S, NUGGETS LP'S AND
AVALANCHE LLC'S OBLIGATIONS. All of the following shall be conditions precedent to Ascent Arena's, Nuggets LP's and Avalanche LLC's obligation to perform at the Closing (any one or more of which may be waived by Ascent Arena, Nuggets LP and Avalanche LLC):

             (a) All of the City's representations set forth in Section 2.4 are true in all material respects as of the Closing;

             (b)  This Agreement has not been previously terminated; and

             (c) The City delivers at the Closing all of the documents required to be delivered by it.

     3.6.3 CLOSING DATE. Within seven days after Ascent Arena delivers to the City the Certificate of Substantial Completion in accordance with the terms and conditions of this Section 3, the City shall notify Ascent Arena of the date on which the Closing for the conveyance of the Project Site by Ascent Arena to the City shall occur, provided that the Closing Date shall not be later than the 45th day after the Certificate of Substantial Completion is delivered to the City.

     3.6.4   CLOSING.  The following shall occur at the Closing:

             (a) Ascent Arena shall deliver to the City a duly executed and acknowledged special warranty deed in the form of EXHIBIT H (the "City's Deed"), conveying to the City the Project

Site and Executory Interest, subject only to the Permitted Exceptions applicable thereto.

             (b) The City and Ascent Arena shall execute and deliver duplicate originals of the Ground Lease, duly acknowledged and in recordable form for recording with the Clerk and Recorder of the City.

             (c) Ascent Entertainment shall execute and deliver to the City a lease guaranty in the form of EXHIBIT M.

             (d) Ascent Arena shall deliver to the City a letter from CDPHE stating that Ascent Arena has completed all management and remediation activities in accordance with the terms and conditions of the Remediation Plan (except those obligations that the Remediation Plan requires to be performed on an ongoing basis).

             (e) Ascent Arena shall deliver to the City (i) the Title Company's ALTA owner's policy of title insurance, insuring the City's title to the Project Site and the Executory Interest, subject only to the Permitted Exceptions applicable thereto, in an amount equal to the fair market value of the Project Site (but not less than the consideration paid by Ascent Arena to acquire the Project Site); or (ii) the Title Company's unconditional commitment to issue such policy promptly after the Closing.

             (f) Ascent Arena shall execute an affidavit stating that it is a non-foreign transferor pursuant to Section 1445 of the U.S. Internal Revenue Code.

             (g) Ascent Arena shall execute a Colorado Form DR-1083, in the form required by law, concerning information with respect to the conveyance of a Colorado real property interest.

             (h) Ascent Arena shall execute affidavits concerning mechanics' or materialmen's liens and parties in possession with respect to the Project Site as the Title Company may require in order to issue the title policy without exception as to such liens or parties in possession.

             (i) Ascent Arena shall deliver to the City a certificate stating, without qualification, that all of Ascent

Arena's representations set forth in Section 2.1 are true in all material respects as of the Closing Date.

             (j) Nuggets LP shall deliver to the City a certificate stating, without qualification, that all of Nuggets LP's representations set forth in
Section 2.2 are true in all material respects as of the Closing Date.

             (k) Avalanche LLC shall deliver to the City a certificate stating, without qualification, that all of Avalanche LLC's representations set forth in
Section 2.3 are true in all material respects as of the Closing Date.

             (l) Ascent Entertainment shall deliver to the City a certificate stating, without qualification, that all of Ascent Entertainment's representations set forth in the Guaranties are true in all material respects as of the Closing Date.

             (m) The City shall deliver to Ascent Arena and Nuggets LP a certificate, signed by the City Attorney or his or her representative, stating, without qualification, that all of the City's representations set forth in
Section 2.4 are true in all material respects as of the Closing Date.

             (n) Ascent Arena, Nuggets LP and Avalanche LLC shall each deliver to the City documents confirming its authority to enter into and perform its obligations at the Closing and such other documents as contemplated by this Agreement that may be reasonably requested by the City, including, without limitation, a certified copy of its articles of organization and operating agreement or its partnership agreement and resolutions adopted by any corporate entity that is a manager or general partner authorizing it to consummate the Closing.

             (o) Nuggets LP and Ascent Arena shall execute and deliver duplicate originals of the Basketball User Agreement, and shall furnish a copy of it to the City, subject to the Confidentiality Standards.

             (p) Avalanche LLC and Ascent Arena shall execute and deliver duplicate originals of the Hockey User Agreement, and shall furnish a copy of it to the City, subject to the Confidentiality Standards.

             (q) Ascent Arena shall execute and deliver duplicate originals of the "Operating Assignment," in the form attached to this Agreement as
EXHIBIT I, duly acknowledged and in recordable form for recording with the Clerk and Recorder of the City, and UCC Financing Statements pursuant to the Ground Lease.

             (r) Ascent Arena and the City shall execute and deliver duplicate originals of the Contribution Agreement, duly acknowledged and in recordable form which shall be recorded with the Clerk and Recorder of the City after the recording of the City's Deed.

             (s) Ascent Arena and the City shall execute and deliver duplicate originals of the Termination and Conveyance Agreement.

             (t) Ascent Entertainment, Ascent Arena, Nuggets LP and Avalanche LLC shall each deliver to the City an opinion of their respective legal counsel in the form specified on EXHIBIT L.

     3.6.5   DISPOSITION OF ASCENT LENDER.

             (a) As of Closing, Ascent Arena shall either (i) pay and discharge all indebtedness and obligations owing under the Arena Financing, such that the Ascent Lender releases all liens, assignments and security interests in its favor encumbering the New Arena or any personal property or other interests related thereto; or (ii) cause the Arena Financing to satisfy the requirements under Section 17 of the Ground Lease for a Qualified Mortgage. If the Arena Financing is so kept in place, then as a condition to the City's obligations to close, the City and the Ascent Lender shall enter or shall have entered into the intercreditor agreement required under subsection 17(b) of the Ground Lease, and shall comply with the other provisions of Section 17 which govern the establishment of Qualified Mortgage status as of the Closing. In addition, the Ascent Lender shall also furnish instruments which release its liens, encumbrances and security interests to the extent the same encumber or affect the interests conveyed to the City under the City's Deed (so that the Title Company may insure the City's title to the Land and the Executory Interest free and clear of the same). In the event Ascent Arena at Closing refinances the Arena Financing, that refinancing shall be by another Qualified Mortgage, and shall also be established in conformity with the provisions of Section 17 of the Ground Lease for a Qualified Mortgage (and the Qualified Mortgage shall be recorded following the recordation of the City's Deed and the Ground Lease).

             (b) The foregoing shall not preclude the Arena Financing or any refinancing thereof from being put in place as a Leasehold Mortgage that does not acquire status as a Qualified Mortgage, but if that is the case, (i) the same will be subject to all the limitations in the Ground Lease on such Leasehold Mortgages, and (ii) the pertinent lender will also be required to accept security interests and other liens in the Collateral which are subordinate and inferior to the City's Operating Assignment and security interests established under the Ground Lease (and such subordinate status shall be established and confirmed by appropriate release and subordination documents or sequence of recordings, as the case may be). In this event, the release and/or recording requirements applicable under Section 3.6.5(a) above shall also be applicable to such Leasehold Mortgage not constituting a Qualified Mortgage. As of Closing, Ascent Arena shall also secure releases or subordinations of any security interests, assignments or liens against any Collateral, so that the only security interests, assignments or liens against the Collateral with priority over the City's interests therein are those expressly permitted under subsection 14(b) of the Ground Lease.

     3.6.6 OPERATING CONTRACTS. At the Closing, Ascent Arena shall furnish the City and the Title Company with a written certification disclosing all Operating Contracts then existing, and, to the extent that each of the Operating Contracts does not include a self-executing provision subordinating it to the rights and interests of the City acquired in the New Arena, subordinations made by the Operating Contractors thereunder to the rights and interests of the City acquired in the New Arena pursuant to the City's Deed and the Ground Lease, and, to the extent any Operating Contract is recorded, the subordination relating to it shall also be recorded. The certification and subordinations shall be in form and substance reasonably satisfactory to the City, and shall be sufficient to allow the Title Company to ensure the priority of the City's interests over those Operating Contracts pursuant to the owner's policy issued in favor of the City (but subject to the terms of the Ground Lease regarding Major Revenue Agreements).

     3.6.7 FURTHER DOCUMENTS. Ascent Arena, Nuggets LP, Avalanche LLC and the City shall execute and deliver such other documents and shall take such other actions at the Closing as may be reasonably necessary or appropriate to carry out their respective obligations under this Agreement, without further representations or warranties other than those contained in this Agreement.

     3.6.8 OTHER ASSURANCES. The City, Nuggets LP and Ascent Arena agree to reasonably cooperate in order to permit the conveyance of the Project Site and the Executory Interest to the City by Nuggets LP, rather than Ascent Arena, so long as the City's rights and interests under this Agreement are not impaired or diminished in any way, and further provided that:

             (a) Nuggets LP performs all of those closing obligations set forth in Sections 3.2, 3.6.4(a), 3.6.4(e), 3.6.4(f), 3.6.4(g) and 3.6.4(h)
with respect to such conveyance currently contemplated to be performed by Ascent Arena;

             (b) Nuggets LP makes representations identical to the representations of Ascent Arena contained in Sections 2.1.7 and 2.1.8;

             (c) Each of Ascent Entertainment and Ascent Arena makes appropriate guaranties of Nuggets LP's obligations and representations related to such conveyance;

             (d) the City shall not be required to incur any additional obligation, liability, cost or expense because such conveyance is by Nuggets LP instead of Ascent Arena;

             (e) the City receives reasonably adequate assurances that it will not suffer any adverse effect because such conveyance is by Nuggets LP instead of Ascent Arena;

             (f) to the extent that Nuggets LP has any right, title or interest in the New Arena Facility, Nuggets LP conveys all of its right title and interest to Ascent Arena at or before the Closing, other than its interest under the Basketball User Agreement; and

             (g) the Parties execute such documents in a form reasonably satisfactory to them to effectuate such change in terms of this Arena Agreement.

                                   SECTION 4

                       BASKETBALL AND HOCKEY COMMITMENTS

4.1 BASKETBALL COMMITMENTS. The "Basketball Commitments" means, collectively, the following obligations:

     4.1.1 HOME BASKETBALL GAMES. Nuggets LP shall exhibit and cause the Basketball Team to play all Home Basketball Games at McNichols pursuant to the Basketball Agreement during the Construction Term and at the New Arena during the Operation Term, with all such games to be exhibited by Nuggets LP under a name and style approved by the NBA, provided that such name and style shall not include or display the name of any municipality or governmental jurisdiction other than "Denver" or "Colorado".

     4.1.2 MAINTAIN NBA FRANCHISE IN DENVER. During the Term, Nuggets LP shall keep and maintain the NBA Franchise in the City and County of Denver and no other place or places whatsoever, for any period whatsoever (except that Nuggets LP may have operations outside of the City and County of Denver); maintain the NBA Franchise and its membership in the NBA in good standing and hold and maintain the NBA Franchise and any other rights to play NBA-sanctioned professional basketball in Denver; and not do or suffer anything to be done which could cause the NBA Franchise or such other rights to be lost, impaired or diminished in any material respect or moved away from Denver.

     4.1.3 MAINTAIN BASKETBALL TEAM. During the Term, Nuggets LP shall maintain the Basketball Team as a basketball team of the character and standing required by the NBA rules for the conduct of professional basketball. Nuggets LP shall not make any agreement, the performance of which would give rise to a breach of Section 4.1.1 or 4.1.2.

4.2 HOCKEY TEAM COMMITMENTS. The "Hockey Commitments" means, collectively, the following obligations:

     4.2.1 HOME HOCKEY GAMES. Avalanche LLC shall exhibit and cause the Hockey Team to play all Home Hockey Games at McNichols pursuant to the Hockey Agreement during the Construction Term and at the New Arena during the Operation Term, with all such games to be exhibited by Avalanche LLC under a name and style approved by the NHL, provided that such name and style shall not include or display the name of any municipality or other governmental jurisdiction other than "Denver" or "Colorado".

     4.2.2 MAINTAIN NHL FRANCHISE IN DENVER. During the Term, Avalanche LLC shall keep and maintain the NHL Franchise in the City and County of Denver and no other place or places whatsoever, for any period whatsoever (except that Avalanche LLC may have operations outside of the City and County of Denver); maintain the NHL Franchise and its membership in the NHL in good standing and hold and maintain the NHL Franchise and any other rights to play NHL-sanctioned professional hockey in Denver; and not do or suffer anything to be done which could cause the NHL Franchise or such other rights to be lost, impaired or diminished in any material respect or moved away from Denver.

     4.2.3 MAINTAIN HOCKEY TEAM. During the Term, Avalanche LLC shall maintain the Hockey Team as a hockey team of the character and standing required by the NHL rules for the conduct of professional hockey. Avalanche LLC shall not enter into any agreement, the performance of which would give rise to a breach of Section 4.2.1 or 4.2.2.

4.3 TEAM COMMITMENTS. The "Team Commitments" means, collectively, the Basketball Commitments and the Hockey Commitments, and a "Team Commitment" means either of the Team Commitments. Ascent Arena, Nuggets LP and Avalanche LLC recognize that the presence of the NBA Franchise and the NHL Franchise in the City and County of Denver are rights of the City that are vested with a public interest and that loss of the presence of either or both of such Franchises in Denver would constitute an irreparable harm that is not adequately compensable by money damages. Ascent Arena shall be obligated to enforce the performance, satisfaction and discharge of the Team Commitments by each Team Owner, and Ascent Arena shall be jointly and severally liable along with each Team Owner for all damages and liabilities that may arise in connection with any breach thereof (including any Consequential Damages).

4.4  USER AGREEMENTS.

     4.4.1 BASKETBALL USER AGREEMENT. At the Closing, Nuggets LP and Ascent Arena shall enter into the Basketball User Agreement, which shall contain the Basketball Commitments. The Basketball User Agreement shall be subordinate to the City's interest in the Ground Lease. At the Closing, Ascent Arena shall collaterally assign its interest in the Basketball User Agreement to the City pursuant to the Operating Assignment.

     4.4.2 HOCKEY USER AGREEMENT. At the Closing, Avalanche LLC and Ascent Arena shall enter into the Hockey User Agreement, which shall contain the Hockey Commitments. The Hockey User Agreement shall be subordinate to the City's interest in the Ground Lease. At the Closing, Ascent Arena shall collaterally assign its interest in the Hockey User Agreement to the City pursuant to the Operating Assignment.

     4.4.3     REQUIREMENTS.

          (a) Each of the Team Owners shall give the City 15 days prior written notice of the terms and a copy of its respective User Agreement and any subsequent modifications to such User Agreement. The Team Owner shall not enter into such User Agreement or modification during such 15-day period or if the City objects to such User Agreement or modification pursuant to this Section 4.4.3(a). The City may give written objection to such User Agreement or modification during such 15-day period only if the same would
(i) vitiate, limit or impair the Team Commitments; (ii) establish any provisions that would specifically disadvantage the City or diminish, burden or impair the City's interests thereunder upon the City's succession to Ascent Arena's interests under the User Agreement, or otherwise contain provisions intended to impair the City's position thereunder; (iii) set forth any provisions that would prevent or materially interfere with continuous operations of the New Arena, in accordance with the standards hereunder and under the Ground Lease, by Ascent Arena (or the City or other successors);
(iv) grant the Team Owner any rights or interests which would be in direct contravention of any of the City's rights and interests hereunder or under the Ground Lease; (v) upon the City succeeding to Ascent Arena's interest in the User Agreements, require the City to pay the Team Owners an amount greater than the difference between (A) all revenues received by the City from events held or other sources at the New Arena ("Arena Revenues"), less
(B) the sum of (1) the direct, variable actual operating costs of generating such revenues plus (2) the "Fixed Costs of the New Arena" (as defined in Section 4.4.3(c)); or (vi) obligate the City to make capital expenditures greater than required to maintain the New Arena in the condition required in the Ground Lease, except for the Ground Lease requirements for complying with standards of condition or operation required by the NBA or

NHL (unless feasible and paid for by the appropriate team). The initial User Agreements must be made in accordance with the foregoing prior and as a condition to Closing.

          (b) If the City were to succeed to Ascent Arena's interest in the User Agreements as above-noted, then in order to enable the Team Owners to cover the variable and Fixed Costs of the New Arena as required in 4.4.3(a)(v) above, the Team Owners, or either of them, will have the option of operating the New Arena and booking all events at it. In the event the Team Owners disagree between themselves as to which shall so operate the New Arena, they shall be responsible for resolving that issue without any intervention by or responsibility of the City to participate in such resolution.

          (c) "Fixed Costs of the New Arena" shall mean any and all actual fixed costs required in the ordinary and due course of business for operating the New Arena (including an annual $350,000 "Capital Reserve," inflated annually by the CPI Cost Adjuster (CPI Base Year equals 2000), which Capital Reserve shall be administered by the City, but excluding debt service and property taxes). In the event that the Team Owners do not elect to operate and book events at the New Arena such that the City will have those responsibilities, in no event shall the Fixed Costs of the New Arena exceed the costs calculated by multiplying (i) the average actual fixed costs required in the ordinary and due course of business for operating the New Arena (including the Capital Reserve, but excluding debt service and property taxes) for the most recent two-year period during which the New Arena was operated in the ordinary course of business (the "Two-Year Ordinary Operations Period"), times (ii) the CPI Cost Adjuster (CPI Base Year equals the calendar year in which the first day of the second year of the Two-Year Ordinary Operations Period occurs).

          (d) If the Facilities Development Admission tax is existing and payable with respect to games and events at the New Arena, then seventy-five percent (75%) of the amount paid annually will be credited to the obligation to pay Fixed Costs of the New Arena, excluding the Capital Reserve.

     4.4.4 USER AGREEMENTS; RELATIONSHIP WITH TEAM COMMITMENTS. If any User Agreement is terminated or rendered unenforceable for any reason whatsoever, such termination or unenforceability shall not in any respect terminate or impair the

Team Commitments, it being intended that the Team Commitments be facilitated by but also be independent of the User Agreements. In the case of any such termination of a User Agreement, the Team Commitments shall remain fully enforceable against Ascent Arena and/or the Team Owners by the City. Notwithstanding any breach or default by Ascent Arena under either of the User Agreements, if a Qualified Mortgagee or its successor cures such default, or is diligently prosecuting such cure, then the Team Owner that is a party to such User Agreement shall not terminate it. If any Leasehold Mortgagee (or its foreclosure purchaser) succeeds to Ascent Arena's interests under the Ground Lease, Ascent Arena and the Team Owners agree that such successor shall also automatically succeed to Ascent Arena's interests under the User Agreements. Any User Agreement will not be terminated without the City's prior written consent. If the City or any Leasehold Mortgagee (or its foreclosure purchaser) ever succeeds to Ascent Arena's interests under the Ground Lease at a time when either User Agreement has been terminated without the City's written consent, such successor at its election may require a reinstatement of the User Agreement on terms substantially similar to those in effect before the termination, and in any case neither the City nor the Leasehold Mortgagee shall have any obligation to cure a default under a User Agreement.

4.5  TEAM OWNERS' ORGANIZATIONAL DOCUMENTS.

     4.5.1 NUGGETS LP PARTNERSHIP AGREEMENT. Nuggets LP shall amend its limited partnership agreement to include the following restrictions:

          (a) The NBA Franchise shall not be conveyed, assigned or otherwise transferred, and no lender shall foreclose upon Nuggets LP or otherwise acquire an interest in the NBA Franchise, unless and until (i) the transferee or lender or successor to lender's interest assumes and agrees to continue to perform the Basketball Commitments commencing upon the effective date of such transfer, and (ii) the transferee or lender or successor to lender's interest has amended its organizational documents (E.G., articles of incorporation in the case of a corporation, partnership agreement in the case of a partnership, and operating agreement in the case of a limited liability company) to include the restrictions and provisions of this Section 4.5.1(a) and Sections 4.5.1(b), 4.5.1(c) and 4.5.1(d).

          (b) The NBA Franchise shall not be encumbered by any security interests. Furthermore, Nuggets LP shall not make any contract or agreement the performance of which would give rise to or entail a breach of the Basketball Commitments.

          (c) Any contract made, or any conveyance, assignment or transfer of the NBA Franchise which does not comply with the terms of this Section
4.5.1 shall be void and of no effect; the other party under any such contract shall not have any right to enforce such contract, and the transferee under any such conveyance, assignment or transfer shall not be considered to be or entitled to the protections afforded a bona fide purchaser for any purpose or to any extent whatsoever; and the City shall be entitled to a temporary restraining order, on EX PARTE application to prevent, and preliminary and permanent injunctive relief to set aside, any such contract, conveyance, assignment or transfer.

          (d) The restrictions required by Sections 4.5.1(a), 4.5.1(b) and 4.5.1(c) and by this Section 4.5.1(d) shall not be amended or repealed without the consent of the City.

     Notice of the limitations and requirements under this Section 4.5.1 shall be made by Nuggets LP (and any permitted successors or assigns), and delivered to the City for recording in the central records of Colorado and Delaware (or any other jurisdiction where Nuggets LP may be reorganized or where any such successor or assign may be organized or reorganized) (the "Nuggets Statement"). These filings shall expressly state that they do not evidence any secured debt of Nuggets LP or other pertinent party or any security interest of the City in the property or assets of Nuggets LP or any other pertinent party. In addition to the remedies set forth in Section 6 hereof, the City shall have the remedies recited in Section 4.5.1(c) above.

     4.5.2 AVALANCHE LLC'S OPERATING AGREEMENT. Avalanche LLC shall amend its operating agreement to include the following restrictions:

          (a) The NHL Franchise shall not be conveyed, assigned or otherwise transferred, and no lender shall foreclose upon Avalanche LLC or otherwise acquire an interest in the NHL Franchise, unless and until (i) the transferee or lender or successor to lender's interest assumes and agrees to continue to perform the Hockey Commitments commencing upon the effective date of such transfer, and (ii) the transferee or lender or successor to lender's interest has amended its organizational documents (E.G., articles of incorporation in the case of a corporation, partnership agreement in the case of a partnership, and operating agreement in the case of a limited liability company) to include the restrictions and provisions of this Section 4.5.2(a) and Sections 4.5.2(b), 4.5.2(c) and 4.5.2(d).

          (b) The NHL Franchise shall not be encumbered by any security interests. Furthermore, Avalanche LLC shall not make any contract or agreement the performance of which would give rise to or entail a breach of the Hockey Commitments.

          (c) Any contract made, or any conveyance, assignment or transfer of the NHL Franchise which does not comply with the terms of this Section
4.5.2 shall be void and of no effect; the other party under any such contract shall not have any right to enforce such contract, and the transferee under any such conveyance, assignment or transfer shall not be considered to be or entitled to the protections afforded a bona fide purchaser for any purpose or to any extent whatsoever; and the City shall be entitled to a temporary restraining order, on EX PARTE application to prevent, and preliminary and permanent injunctive relief to set aside, any such contract, conveyance, assignment or transfer.

          (d) The restrictions required by Sections 4.5.2(a), 4.5.2(b) and 4.5.2(c) and by this Section 4.5.2(d) shall not be amended or repealed without the consent of the City.

     Notice of the limitations and requirements under this Section 4.5.2 shall be made by Avalanche LLC (and any permitted successors or assigns), and delivered to the City for recording in the central records of Colorado and Delaware (or any other jurisdiction where Avalanche LLC may be reorganized or where any such successor or assign may be organized or reorganized) (the "Avalanche Statement"). These filings shall expressly state that they do not evidence any secured debt of Avalanche LLC or other pertinent party or any security interest of the City in the property or assets of Avalanche LLC or any other pertinent party. In addition to the remedies set forth in Section 6 hereof, the City shall have the remedies recited in Section 4.5.2(c) above.

     4.5.3 APPROVAL. Each of the Team Owners shall give the City 15 days prior written notice of the terms and a copy of any amendment to its organizational documents (together with a copy of its organization documents). The Team Owner shall not enter into or adopt such amendment during such 15-day period or if the City objects to such amendment pursuant to this Section 4.5.3. The City may give written objection to such amendment during such 15-day period only if such amendment does not contain the applicable restrictions set forth in Sections 4.5.1 or 4.5.2. In the case of a potential transferee or lender or successor to lender's interest of either of the Team Owners, such transferee or lender or successor to lender's interest shall give the City 15 days prior written notice of the terms and a copy of any amendment to its organizational documents (together with a copy of its organization documents) in order to contain the applicable restrictions set in Sections 4.5.1 or 4.5.2. The transferee or lender or successor to lender's interest shall not adopt such amendment during such 15-day period or if the City objects to such amendment pursuant to this
Section 4.5.3. The City may give written objection to such amendment during such 15-day period only if such amendment does not contain the applicable restrictions set forth in Sections 4.5.1 or 4.5.2. After such transfer, the transferee or lender or successor to lender's interest shall comply with the first sentence of this Section 4.5.3 with respect to any further amendments to the organizational documents of the transferee or lender or successor to lender's interest.

                                    SECTION 5

                        OPERATIONAL AND FINANCIAL MATTERS

5.1  QUALITY OF MANAGEMENT, OPERATIONS AND ADVERTISING.
      Ascent Arena shall own the New Arena Facility and shall operate, maintain and manage the New Arena Facility as a private arena facility. Ascent Arena shall operate, maintain and manage the New Arena Facility in accordance with the requirements set forth herein and in the Ground Lease.

5.2 BOOKINGS, GENERALLY. From time to time as requested by the City, and for the City's informational purposes, Ascent Arena shall allow the City the opportunity to review and shall furnish the City with copies of New Arena Facility written policies, if any, on Bookings, all subject to the Confidentiality Standards.

To the extent requested to do so from time to time, Ascent Arena shall also confer with the City in connection with scheduled or pending event bookings in order to assist the City for its own purposes in planning events.

5.3 CITY'S USE RIGHTS. The City shall have the right to use the New Arena Facility for any governmental and civic functions designated by the City for up to five days each Fiscal Year, without the payment of any rental, license or use fees or remuneration. The five days shall be apportioned for any partial Fiscal Year within the Operation Term. Ascent Arena may require the City's designated users of the New Arena Facility to pay for any actual out of pocket costs (such as personnel costs for parking control, ticket sales and collections and ushers) incurred in connection such use. The City shall give Ascent Arena at least 60 days prior written notice of the City's desire to schedule a function at the New Arena Facility pursuant to this Section
5.3. The City's use of the New Arena Facility shall be subject to any prior scheduled events and any Home Basketball Games or Home Hockey Games.

5.4 HIGH SCHOOL SPORTS TOURNAMENTS. Upon request, Ascent Arena will accommodate and host, at the New Arena Facility, the Colorado State high school basketball tournament and other high school sporting tournaments and events traditionally held at McNichols, subject to any prior scheduled events and any Home Basketball Games or Home Hockey Games. Ascent Arena shall host those events on terms which are economically feasible for conducting such tournaments and events.

5.5 TRAFFIC, PARKING AND AIR QUALITY. Ascent Arena shall mitigate traffic, parking and air quality impacts created by the use and operation of the New Arena in accordance with the Traffic and Parking Management Plan submitted by Ascent Arena, and subject to the City's approval, as required by the PUD and shall take such other measures as Ascent Arena has proposed to the City as part of its approved PUD application for the New Arena.

5.6 REVENUES AND EXPENSES, GENERALLY. As owner of the New Arena Facility and as ground lessee of the Project Site, Ascent Arena shall be responsible for all costs and expenses relating to the ownership and operation of the New Arena. Except as otherwise provided in this Agreement, Ascent Arena shall be entitled to all revenues generated by its operation of the New Arena.

5.7  FACILITIES DEVELOPMENT ADMISSIONS TAX.

     5.7.1 As a privately owned and operated facility, the New Arena is not subject to the City's Facility Development Admissions tax.

     5.7.2 The City covenants not to sue or take any other administrative or judicial action against, or assert any claim against, Ascent Arena alleging that the City's Facility Development Admissions tax applies to the New Arena.

     5.7.3 If any court of competent jurisdiction determines (after all appeals have been exhausted and there has been a final judgment) that the City's Facility Development Admissions tax applies to the New Arena, the City shall either:

          (a) take steps necessary to confirm that its Facilities Development Admissions Tax does not apply; or

          (b) convey by bargain and sale deed to Ascent Arena the portion of the Project Site beneath the footprint of the arena building of the New Arena Facility; provided, however, that (i) Ascent Arena and City shall enter into a ground lease by which Ascent Arena, as landlord, shall lease to the City, as tenant, such portion of the Project Site and (ii) the City and Ascent Arena shall enter into a sub-ground lease by which the City, as tenant, shall lease to Ascent Arena, as subtenant, such portion of the Project Site pursuant to all other provisions of the Ground Lease; this transaction shall be structured to preserve and effectuate the intent of the Parties that they shall continue to enjoy and perform their respective rights and obligations (including the priority of such rights and obligations) as contemplated by this Agreement, the Ground Lease and the other documents and instruments contemplated by this Agreement and the Ground Lease.

5.8  BUSINESS INCENTIVE PAYMENTS - GENERAL PROVISIONS.

     5.8.1 Pursuant to state law, counties and municipalities in Colorado are authorized to offer certain incentives to taxpayers who establish a new business facility within their corporate boundaries. Communities are able to negotiate incentive payments to businesses based upon both the personal property and sales taxes paid by the businesses.

     5.8.2 Ascent Arena has decided to locate the New Arena Facility within the City. One factor in Ascent Arena's decision to locate the New Arena Facility within the City was the availability of certain tax incentive payments as further described in Sections 5.9 and 5.10.

     5.8.3 This Agreement, and the location of the New Arena Facility within the City, will advance valid, valuable and significant public purposes and interests by maintaining the NBA Franchise and the NHL Franchise in the City for the Term. Additionally, this Agreement and the location of the New Arena Facility within the City will advance other valid and valuable public purposes such as generating significant levels of new sales and use taxes, new personal property taxes and new occupational privilege taxes. New sales and use taxes will be generated from the sale and use of materials, machinery, systems, furniture, fixtures and equipment for constructing, equipping and commissioning the New Arena Facility and for the operations of the New Arena Facility after the Closing. New sales taxes also will be generated from Concessions. In addition, the City anticipates significant local spending by the employees of Ascent Arena, the Construction Contractors and Ascent Arena's other contractors during the Term, and the City believes that job opportunities will exist for Denver residents as a result of the incentives described in Sections 5.9 and 5.10.

5.9  BUSINESS INCENTIVE PAYMENTS - CONSTRUCTION TERM.  Pursuant to this
Section 5.9, the City shall make incentive payments to Ascent Arena which, in the aggregate, shall equal $2,250,000.00. At the three-month anniversary of the commencement of construction of the New Arena Facility, the sixth-month anniversary of such commencement, and every third-month anniversary thereafter until the Closing, Ascent Arena shall submit to the City's Representative a schedule of values indicating the value of the various significant portions of the Project Work and the total value of Project Work, as established under the Construction Contracts, as well as the percentages of such portions and the entire Project Work that has been completed as of such anniversary. Within 30 days after receiving each such schedule of values, the City shall make an incentive payment to Ascent Arena equal to (a) $2,250,000.00 times the percentage of the entire Project Work completed as of such anniversary, (b) less the sum of all previous incentive payments made pursuant to this Section 5.9.

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

5.10 BUSINESS INCENTIVE PAYMENTS - OPERATION TERM.

     5.10.1    DEFINITIONS.

          (a) "Annual Attendance" means the total number of tickets sold for all events at the New Arena during each Fiscal Year. For the purposes of this Section 5.10, "tickets sold" means (i) all tickets or other rights to view any event at the New Arena during each Fiscal Year for which economic value or consideration of any type is received, whether directly or indirectly (specifically excluding tickets provided to employees of Ascent Arena and its affiliates, tickets provided for charitable purposes and tickets provided to the Teams, their players and the respective leagues in the ordinary course of business), less (ii) 250 times the number of Home Games occurring during such Fiscal Year.

          (b) "Annual Revenue Benchmark Schedule" means the schedule attached to this Agreement as EXHIBIT J.

          (c) "Annual Revenue Benchmark" means the revenue the City is entitled to receive pursuant to this Section 5.10 for each Fiscal Year based on Annual Attendance during that Fiscal Year and determined in accordance with the Annual Revenue Benchmark Schedule.

          (d) "Quarterly Revenue Benchmark" means, for the first, second and third Fiscal Quarters of each Fiscal Year, an amount equal to 25% of the Annual Revenue Benchmark, based on (i) the Annual Revenue Benchmark of $1,000,000.00 for the first Fiscal Year, or partial Fiscal Year, through the fifth Fiscal year, and (ii) based on actual Annual Attendance for the Fiscal Year that immediately precedes each of the 6th through the 25th Fiscal Year. If the Operation Term commences on any day other than the first day of a Fiscal Quarter, then the Quarterly Revenue Benchmark for such Fiscal Quarter shall be an amount equal to (A) $83,333.33 times (B) the number of calendar months remaining in such Fiscal Quarter including the calendar month in which the Operation Term commences.

          (e) "General Rate" means the City's share, from time to time, of sales taxes generally applicable to the sale of goods (to the extent the City has not clearly identified such tax for a specific purpose) as such share is expressed as a

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percentage of the cost of goods sold.  For example, as of the Effective Date, the General Rate equals 3.5% (the "Base Rate").

          (f) "Concessions Revenue" means the percentage, equal to the General Rate, of the gross receipts from Concessions. For the purposes of defining the term Concessions Revenue, "gross receipts" shall mean all monies paid or payable to any owner or operator of any of the Concessions for sales made within the New Arena; provided, however, that any sales taxes imposed by local, state or federal law which are separately stated to and paid by the purchaser of any item sold by, or any other authorized service or activity of such owner or operator and directly payable to a taxing authority shall be excluded from the computation of gross receipts.

     5.10.2    QUARTERLY ASCENT PAYMENTS.  Payments made pursuant to this
Section 5.10.2 are referred to as the "Quarterly Ascent Payments."

          (a) If the Concessions Revenue during the first, second or third Fiscal Quarter of any Fiscal Year is less than the Quarterly Revenue Benchmark for such Fiscal Quarter, then, within 45 days after the end of such Fiscal Quarter, Ascent Arena shall pay to the City the difference between the Quarterly Revenue Benchmark for such Fiscal Quarter and the Concessions Revenue during such Fiscal Quarter.

          (b) If the Annual Revenue Benchmark, based on actual Annual Attendance, for such Fiscal Year exceeds the sum of the Concessions Revenue during such Fiscal Year and the Quarterly Ascent Payments made pursuant to
Section 5.10.2(a), then Ascent Arena shall pay to the City an amount equal to such excess within 60 days after the end of such Fiscal Year.

     5.10.3 FIRST FISCAL YEAR ADJUSTMENT. If the Operation Term commences on any day other than October 1 of any calendar year, then the Quarterly Ascent Payment payable for the first partial Fiscal Year pursuant to Section 5.10.2(b) shall be adjusted by multiplying the Annual Revenue Benchmark for the first Fiscal Year by a fraction, the numerator of which is the number of calendar months remaining in the First Fiscal Year, including the calendar month in which the Operation Term commences, and the denominator of which is 12.

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

     5.10.4 INCENTIVE PAYMENT. If the sum of the Concessions Revenue generated during any Fiscal Year and the Quarterly Ascent Payments relating to such Fiscal Year ("Annual Revenue Received") exceeds the Annual Revenue Benchmark for such Fiscal Year, then the City shall make an incentive payment to Ascent Arena within 60 days after the end of such Fiscal Year calculated as follows: (a) if the difference between the Annual Revenue Received and the Annual Revenue Benchmark is equal to or less than the Quarterly Ascent Payments relating to such Fiscal Year, then the amount of the incentive payment shall equal such difference; or (b) if the difference between the Annual Revenue Received and the Annual Revenue Benchmark is greater than the Quarterly Ascent Payments relating to such Fiscal Year, then the amount of the incentive payment shall equal the sum of (i) the Quarterly Ascent Payments and (ii) an amount equal to the Concessions Revenue (calculated using the Base Rate) minus the Annual Revenue Benchmark (provided that if the Concessions Revenue is less than the Annual Revenue Benchmark, then the difference calculated in this clause (ii) shall be deemed to equal 0).

5.11 MAJOR REVENUE AGREEMENTS. Ascent Arena shall be entitled to designate, those Operating Agreements that shall be considered the "Major Revenue Agreements" for the purposes of this Agreement and the Ground Lease by giving written notice to the City. Subject to the last sentence of this Section 5.11, Ascent Arena covenants that the City shall have the right to review the Major Revenue Agreements in Ascent Arena's offices in the City and County of Denver. Ascent Arena covenants that the Major Revenue Agreements shall not exceed one naming sponsor agreement (currently anticipated to be Pepsi), one "Concessionaire Agreement", as defined below, and eight founding sponsor agreements. "Concessionaire Agreement" means an agreement providing for the sale of food, beverages and merchandise at the New Arena by a single concessionaire ("Concessionaire"). The Concessionaire is currently anticipated to be Ogden. Ascent Arena covenants that upon the City's succession to Ascent Arena's rights under this Agreement, (a) the Major Revenue Agreements regarding signage will not account for more than 50% of the New Arena Facility's signage revenues; (b) the leasing or licensing of suites under the Major Revenue Agreements regarding suites and club seats will not account for more than 20% of the New Arena Facility's suites and 20% of the New Arena Facility's club seats; and (c) any pledge of Ascent Arena's revenues from the Concessionaire Agreement shall only be devoted for the Ascent Lender, a Qualified Mortgagee, the Teams or concession-related

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improvements to the New Arena.  Further, Ascent Arena covenants that the
Concessionaire Agreement shall provide that, in the event that the Concessionaire is the operator or manager of the New Arena Facility at the time of the City's succession to Ascent Arena's rights under this Agreement, the City can terminate that portion of the Concessionaire Agreement with respect of such rights of operation of the New Arena Facility without any compensation or liability to the Concessionaire. Ascent Arena covenants that no Major Revenue Agreement shall (i) establish any provisions that would specifically disadvantage the City or diminish, burden or impair the City's interests thereunder upon any termination of the Ground Lease and the City's succession to Ascent Arena's interests in the New Arena, or otherwise contains provisions intended to impair the City's position upon such termination; (ii) purport to grant the "Revenue Contractor" (as defined in the Ground Lease) thereunder any rights or interests which would be superior to City's interests in the New Arena under the Ground Lease or are otherwise contrary or inconsistent with City's rights and interests hereunder or under the Ground Lease; or (iii) establish any obligation of the City, upon the City's succession to Ascent Arena's interests in the New Arena, to the Revenue Contractor which entails the incurrence of any payment, consideration or liability beyond merely making facilities available at the New Arena. However, the foregoing limitations shall not apply to any Operating Contracts which have been given the specific prior written approval of City. Notwithstanding anything in this Agreement to the contrary, the City shall not copy or retain a copy of any Major Revenue Agreement, and any review of the Major Revenue Agreements by the City shall be subject to the Confidentiality Standards and shall be reviewed only by such City employees who have a "need to know" in connection with the provisions of this Agreement and the Ground Lease relating to the Major Revenue Agreements.

5.12 OTHER TAXES.   If the City enacts or imposes any tax or fee or any
increase in any existing tax or fee which applies only to Ascent Arena, Avalanche LLC, Nuggets LP, or any combination thereof, or which applies only to spectator sports franchises or spectator sports and entertainment venue operations, including the ordinary and customary uses and operations conducted at such facilities, then: (i) Ascent Arena may withhold an amount equal to any such new or increased tax or fee actually paid by Ascent Arena, Avalanche LLC, or Nuggets LP to the City from the payment of the Quarterly Ascent Payments; and (ii) to the extent that such Quarterly Ascent Payments are less than the new or increased taxes or fees paid, the Parties agree to enter into good faith negotiations to amend this Agreement to provide for an additional method of payments from the City in an amount equal to the remainder. Additionally, the City will cooperate with Ascent Arena in opposing any new taxes or any increases to existing taxes by the State of Colorado that are specific to or focused on Ascent Arena's operations at the New Arena.

5.13 RECORDS, REPORTS AND AUDITS.

     5.13.1 RECORDS. Ascent Arena agrees that any duly authorized representative of the City shall, until the expiration of three years after the final payment under this Agreement, upon reasonable advance notice and during reasonable business hours and subject to the Confidentiality Standards have access within the City to and the right to examine those books, documents, papers and records of Ascent Arena, involving commitments by Ascent Arena under this Agreement, subject to the following sentence. Ascent Arena agrees that it will keep and preserve for at least three years following each Fiscal Year all evidence of business transacted under this Agreement during such Fiscal Year.

     5.13.2 QUARTERLY AND ANNUAL STATEMENTS. Within 30 days after the end of each of the first, second and third Fiscal Quarters during the Operation Term, Ascent Arena shall deliver to the City a complete report setting forth the gross receipts from Concessions during such immediately prior Fiscal Quarter and a statement, certified by an officer of Ascent Arena, of the attendance at events held at the New Arena (to the extent such attendance shall be used to determine Annual Attendance) for the preceding Fiscal Quarter. Within 30 days after the end of each Fiscal Year during the Operation Term, Ascent Arena shall deliver to the City a complete report setting forth the gross receipts from Concessions during such immediately prior Fiscal Year and a statement, certified by an officer of Ascent Arena, of the Annual Attendance for the preceding Fiscal Year. Each month Ascent Arena will provide the City with event reconciliation or other similar reports, to the extent that they are generated or exist for events held at the New Arena during the previous month, essentially revealing total ticket sales, attendance, and gross concession revenues, to the extent such items exist on such reports. All reports and records produced or delivered to the City pursuant to this Section 5.13.2, including but not limited to, any event reconciliation report, shall be confidential in accordance with the Confidentiality Standards, and the City further agrees that it will not distribute or disclose such reports to any person, even an employee of the City, who does not have a "need to know." Without limiting the foregoing, the City shall not distribute or disclose such reports to City employees who operate or oversee other City entertainment venues.

     5.13.3 AUDITS. The City's Auditor and the Manager shall have the right at any time, and from time to time (but not more often than once per Fiscal Year), subject to the Confidentiality Standards, to audit all of the books of Ascent Arena relating to the records set forth in Section 5.13.1 and all direct sales taxes paid to the City. If the City has an audit made by an independent certified public accountant or the City's Auditor for any Fiscal Year and such audit reveals any fraud, gross mismanagement, or any underpayment greater than 1% of the Quarterly Ascent Payments for such Fiscal Year, then Ascent Arena shall pay to the City the cost of such audit. The City's right to have such an audit made with respect to any Fiscal Year, and Ascent Arena's obligation to retain the above records, shall expire three years after Ascent Arena's statement for such Fiscal Year has been delivered to the City. In addition, Ascent Arena shall cause all agreements permitting any concessionaire, licensee or other person to operate a Concession at the New Arena to provide that all of such concessionaire's, licensee's or other person's books and records relating to gross receipts from Concessions shall be subject to audit by or upon demand of the City's Auditor or the Manager, and all such books and records shall be maintained, for a period of at least three years. Ascent Arena agrees that the City's Auditor, and his authorized representatives, may inspect any sales tax return or report, and accompanying schedules and data, which Ascent Arena and any of its concessions contractors may file with the City pursuant to the City Retail Sales Tax Article, and Ascent Arena waives any claim of confidentiality which it may have in connection therewith solely for the City's rights of review under this Agreement and without waiving Ascent Arena's rights with respect to other disclosure to third parties.

5.14 DAMAGE OR DESTRUCTION. Ascent Arena's obligations regarding the New Arena Facility in the event of damage or destruction resulting from a casualty during the Operation Term are set forth in the Ground Lease. There shall be no abatement of the Annual Revenue Benchmark or the Quarterly Ascent Payments or any payment due from the City to Ascent Arena as a result of any damage to the New Arena Facility or any part of it; provided that the Annual Revenue Benchmark shall be calculated based on reasonable projections of Annual Attendance, as if such damage or destruction had not occurred, for the period during which the New Arena Facility is wholly or partially unusable as a result of such damage or destruction. Any casualty causing damage or destruction of the New Arena Facility during the Construction Term shall constitute a Force Majeure Event, but Ascent Arena shall remain obligated to complete the Project Work in accordance with this Agreement.

5.15 MCNICHOLS.

     5.15.1    DEMOLITION - GENERAL.   The City may at its discretion decide
if and when McNichols will be demolished. For the purposes of this Section 5.15, demolition of McNichols shall be deemed to have commenced when the City issues a notice to proceed or other instruction to its demolition contractor to commence demolition of substantially all of McNichols, provided that such contractor commences demolition within 60 days after such notice or instruction.

     5.15.2 DEMOLITION - NO FOOTBALL. Ascent Arena shall pay to the City an amount equal to all or a portion of the actual costs incurred by the City to demolish McNichols (excluding environmental remediation costs) as follows, subject to Section 5.15.3:

          (a) YEAR 1. If demolition is commenced on or before the first anniversary of the Closing, Ascent Arena shall pay an amount equal to the lesser of 100% of such costs or $1,000,000.00.

          (b) YEAR 2. If demolition is commenced after the first anniversary and on or before the second anniversary of the Closing, Ascent Arena shall pay an amount equal to the lesser of 75% of such costs or $750,000.00.

          (c) YEAR 3. If demolition is commenced after the second anniversary and on or before the third anniversary of the Closing, Ascent Arena shall pay an amount equal to the lesser of 50% of such costs or $500,000.00.

          (d) YEAR 4. If demolition is commenced after the third anniversary and on or before the fourth anniversary of the

Closing, Ascent Arena shall pay an amount equal to the lesser of 25% of such costs or $250,000.00.

          (e) AFTER YEAR 4. If demolition is commenced after the fourth anniversary of the Closing, Ascent Arena shall have no obligation to pay any of such costs.

     5.15.3 DEMOLITION - FOOTBALL. If the City commences the demolition of McNichols because it has a legally binding commitment to do so to accommodate the development of a new football stadium for the Denver Broncos, then Ascent Arena shall pay to the City an amount equal to all or a portion of the actual costs incurred by the City to demolish McNichols (excluding environmental remediation costs) as follows:

          (a) YEAR 1. If demolition is commenced on or before the first anniversary of the Closing, Ascent Arena shall pay an amount equal to the lesser of 100% of such costs or $1,000,000.00.

          (b) YEAR 2. If demolition is commenced after the first anniversary and on or before the second anniversary of the Closing, Ascent Arena shall pay an amount equal to the lesser of 50% of such costs or $500,000.00.

          (c) AFTER YEAR 2. If demolition is commenced after the second anniversary of the Closing, Ascent Arena shall have no obligation to pay any of such costs.

     5.15.4 PAYMENT OF DEMOLITION COSTS. The amount payable by Ascent Arena to the City, if any, pursuant to either Section 5.15.2 or Section
5.15.3 shall be paid by Ascent Arena to the City within 30 days after City delivers its written invoice for such amount, including reasonable substantiating documentation, to Ascent Arena after the demolition of McNichols is substantially completed.

     5.15.5    USE OF MCNICHOLS.

          (a) DEFINITIONS. "Revenue to the Building" means proceeds from rent paid for the use of McNichols for an event and/or the City's share of the gate proceeds, sales of concessions and novelties, and parking (all net of applicable taxes), but not including any direct expense reimbursements that the City is paid under customary City accounting or booking practices. Facilities Development Admissions taxes relating to an event at McNichols shall not be included in the definition of Revenue to the Building except for any event that the City hosts at McNichols and that, because of materially reduced rent or other payments to the City from a then reasonable rate schedule for McNichols approved by the City's Finance Director, is substantially different in type or number of event days than similar events hosted by the City at McNichols within the two-year period prior to the Effective Date. "Commercial Event" means any event projected to earn over $1,000.00 per event day in Revenue to the Building. "Small Commercial Event" means any Commercial Event projected to earn $15,000.00 or less per event day in Revenue due to Building. "Large Commercial Event" means any Commercial Event projected to earn more than $15,000.00 per day in Revenue to the Building.

          (b) NON-COMMERCIAL EVENTS. The City may directly deal with and book at McNichols any event which is not a Commercial Event without limitation.

          (c) TRANSITION BOOKING. During the Construction Term, the City shall promptly notify Ascent Arena with respect to any Commercial Events which would be, or have been, booked into McNichols for any date on or after October 1, 1999. With respect to all such events for which there are no legally binding commitments (i.e., contracts fully executed by the City) existing on the Effective Date, Ascent Arena shall be entitled to exercise all of its rights set forth in this Section 5.15.5, provided that Ascent Arena shall not receive any booking fees for either (a) any such Small Commercial Events, or (b) any such Large Commercial Events if, but only if, the third party wishing to book such Large Commercial Event refuses in good faith to agree that such event could be held in the New Arena, if Ascent Arena so desires, when the New Arena has commenced operations because of such third party's assessment of the risk that the New Arena may not be operational at the time that the third party wishes to book its event. With respect to any Large Commercial Events for which there are legally binding commitments existing on the Effective Date to hold such events at McNichols on or after October 1, 1999, the City shall give Ascent Arena the right to offer the holder of any such event the opportunity to hold such event at the New Arena, and if the holder of such event agrees, then the City shall take all such actions as are necessary or appropriate to assign that commitment to Ascent Arena.

          (d) SMALL COMMERCIAL EVENTS. The City shall promptly notify Ascent Arena of inquiries received or proposals made by the City during the Operation Term regarding any Small Commercial Event proposed at McNichols. Ascent Arena shall promptly notify the City of any inquiries received or proposals made by Ascent Arena during the Operation Term to hold any Small Commercial Event at the New Arena if Ascent Arena decides not to hold such event at the New Arena. For a period of 20 days after the City gives such notice, Ascent Arena shall have the first right to book any such event at the New Arena. If Ascent does not book any Small Commercial Event at the New Arena, then Ascent Arena, if requested by the City, shall offer the event-holder the opportunity to book such event at McNichols. As consideration for booking such event at McNichols, the City shall pay to Ascent Arena a booking fee within 30 days after the conclusion of such event. The booking fee shall be calculated in accordance with the provisions of Section 5.15.5(f).

          (e) LARGE COMMERCIAL EVENTS. Ascent Arena shall have the exclusive right to book Large Commercial Events at either the New Arena or, during the Operation Term, at McNichols, subject to the existence of prior bookings at McNichols previously disclosed to Ascent Arena. Ascent Arena shall also have the right not to book any Large Commercial Events at either the New Arena or McNichols. If Ascent Arena books any Large Commercial Events at McNichols during the Operation Term, the City shall pay to Ascent Arena a booking fee within 30 days after the conclusion of such event. The booking fee shall be calculated in accordance with the provisions of Section 5.15.5(f).

          (f) ASCENT'S BOOKING FEES. The booking fees payable by the City to Ascent pursuant to Sections 5.15.5(c), 5.15.5(d) and 5.15.5(e) shall be calculated as follows with respect to each day (an "event day") of an event:

               (i) ten percent of actual Revenue to the Building less than or equal to $15,000.00 per event day; plus (if applicable)

              (ii) fifteen percent of actual Revenue to the Building exceeding $15,000.00 per event day.

          (g) PROJECTIONS. All projections made by either Ascent Arena or the City to determine whether any prospective event is a Commercial Event, or a Small Commercial Event or Large Commercial Event, shall be made in good faith and in accordance with generally accepted arena management practices and standards.

          (h) UNENFORCEABILITY. If the provisions of this Section 5.15.5 are determined by a court of competent jurisdiction to be unenforceable, then Ascent Arena and the City shall in good faith negotiate alternate booking provisions relating to the New Arena and McNichols based on the understanding that the provisions of this Section 5.15.5 and any replacements for them are designed to
(i) promote the economic success of the New Arena, and (ii) allow the use of McNichols, while it continues to exist, to host events for the benefit of the people of the City and County of Denver when such events cannot be accommodated by the New Arena.

          (i) EXEMPT EVENTS. To the extent Ascent Arena for any reason does not accommodate any "Colorado Xplosion" games or events or any NCAA regional or national basketball tournaments or playoffs (collectively, the "Exempt Events"), then the City may book any Exempt Events at McNichols without restriction and without payment of any booking fee to Ascent Arena.

          (j) CPI ADJUSTMENT. Each dollar amount stated in this Section 5.15.5 shall be inflated annually by the CPI Cost Adjuster (CPI Base Year equals 2000).

     5.15.6 OGDEN AGREEMENT. Ascent Arena, Nuggets LP, and Avalanche LLC agree to protect, defend, indemnify, and hold harmless the City, its officers, employees, consultants, agents, and assigns from and against any and all damages, claims, demands, losses, costs and fees, court costs and other expenses of litigation, administrative proceedings and lawsuits arising or in any way related to the cessation of the playing of Nuggets' "home games" (as such term is defined in the Ogden Agreement) at McNichols and the demolition of, or cessation of operations at, McNichols (should the same occur) prior to the end of the term of the Amended and Restated Concession Agreement by and among Ogden Allied Leisure Services, Inc. ("Ogden"), the City, and Denver Nuggets Incorporated, dated November 28, 1989 (the "Ogden Agreement"). If McNichols is demolished pursuant to this Section 5.15 or if operations at McNichols otherwise cease prior to the end of the term of the Ogden Agreement, then the City shall make a reasonable, good faith effort to obtain a release from Ogden regarding the City's obligations under the Ogden

Agreement, provided that the City shall not be required to incur any obligation or liability in order to obtain such release.

                                      SECTION 6

                                 DEFAULT AND REMEDIES

6.1  CONSTRUCTION TERM REMEDIES OF CITY.

     6.1.1 CONSTRUCTION TERM DEFAULT. Each of the following shall constitute a "Construction Term Default":

          (a) If, at any time during the Construction Term, Ascent Arena fails to reasonably and diligently prosecute the Project Work so that it can be substantially completed on or before January 1, 2001, and such failure continues for 30 days after notice from the City to Ascent Arena. The foregoing shall not apply, however, to work failures caused by Force Majeure Events, so long as Ascent Arena is diligently attempting to cure the Force Majeure Events in accordance with Section 2.14 hereof.

          (b) Ascent Arena fails to substantially complete the Project Work and deliver the Certificate of Substantial Completion on or before January 1, 2001, subject to Section 2.14.

          (c) Ascent Arena fails to perform all of its obligations under the Remediation Plan before the Closing (other than those obligations that the Remediation Plan requires to be performed on an ongoing basis).

          (d) Ascent Arena or either Team Owner fails to tender its required performance for Closing or breaches its Closing obligations in any material respect.

          (e) There shall occur any material breach or default of any representations and warranties hereunder of Ascent Arena or either Team Owner during the Construction Term, provided that if such breach or default is of a nature that the same is susceptible of being cured, the cure period under
Section 6.1.1(l) shall be applicable thereto (except that such cure period shall not extend beyond the Closing Date).

          (f) There shall arise any breach or default of any of the Team Commitments during the Construction Term.

          (g) Ascent Arena or either Team Owner shall fail to make any payment owing hereunder from that party to the City during the Construction Term when the same becomes due and payable, if such failure is not cured within 20 days after written notice thereof from the City.

          (h) During the Construction Term, Ascent Arena or either Team Owner shall make any assignment of its rights and interests hereunder in violation of
Section 2.17 hereof.

          (i) At any time during the Construction Term, Ascent Arena shall fail to maintain or cause the maintenance of all insurance coverages required under
Section 2.15.1 hereof or of the Team Owners under Section 2.15.5 hereof, provided that if any of the given coverages is maintained in conformity with the provisions under Section 2.15 in all material respects (including, without limitation, the rights and interests that must be specifically afforded to the
City), but the coverage in place varies in any other respect from the requirements under Section 2.15, then for those variations, the cure period under Section 6.1.1(l) below shall be applicable thereto.

          (j) At any time during the Construction Term, Ascent Arena shall fail to exercise commercially reasonable efforts to cause the maintenance of insurance coverages required from third parties (other than the Team Owners) pursuant to Sections 2.15.2, 2.15.3, 2.15.4 and 2.15.5 above.

          (k) Any dissolution, liquidation or termination affecting Ascent Arena, either Team Owner or any Guarantor; the making by Ascent Arena, either Team Owner or any Guarantor of any assignment or general arrangement for the benefit of creditors; the filing by or against Ascent Arena, either Team Owner or any Guarantor of a petition to have such party adjudged as bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of an involuntary filing or petition, the same is dismissed within 90 days after the filing thereof); the appointment of a trustee or receiver to take possession of all of Ascent Arena's assets constituting or located at the New Arena or of any material portion of the assets of any Guarantor or either Team Owner (unless, in the case of an involuntary appointment, the same is dismissed within 90 days after the appointment arises); or the attachment, execution or other judicial seizure of substantially all of the assets of Ascent Arena constituting or located at the New Arena, or of any material portion of the assets of any Guarantor or either Team Owner where such seizure is not discharged within 90 days.

          (l) Ascent Arena or either Team Owner fails to perform, observe or discharge any obligations under this Agreement, other than those subsumed within Sections 6.1.1(a) through 6.1.1(k) above, inclusive, that are required to be performed, observed or discharged during the Construction Term, and such failure continues for 30 days after notice from the City to Ascent Arena, or if such failure cannot be cured by the payment of money and cannot be reasonably cured within such 30-day period, the Defaulting Party or Parties do not commence to cure such failure within such 30-day period or thereafter fail to diligently pursue such cure to completion. However, in any event the cure period shall terminate at any time that the subject breach or default becomes incurable or that the cure efforts prove to be futile.

          (m) Any default by Guarantor under any of the Guaranties during the Construction Term (after the expiration of any applicable cure period as expressly set forth therein).

     6.1.2 CITY'S REMEDIES. If a Construction Term Default occurs, and subject to the senior and prior rights of the Ascent Lender set forth in
Section 7, the City may exercise one or more of the following remedies:

          (a) The City may seek specific performance of any provision of this Agreement that any Defaulting Party has failed to perform or observe, damages, or both, or any other legal or equitable remedy. These rights shall include, without limitation, specific performance and other mandatory relief for enforcing the Team Commitments, and also recovery of Consequential Damages which arise by virtue of any breach or default of any of the Team Commitments (and for this purpose the provisions of Section 6.2.2(a) governing Consequential Damages are hereby made applicable to the Construction Term). Without limitation on the generality of the foregoing, Ascent Arena specifically acknowledges and agrees that any failure to complete the Project Work may subject the City to irreparable harm which cannot adequately be addressed by money damages, and consequently the obligations to complete the Project Work will be subject to the remedy of specific performance.

          (b) The City may terminate this Agreement by giving a written notice to Ascent Arena and the Team Owners of such termination; provided, however, that if the City does not give such termination notice within six months after the Ascent Lender declines to cure the Construction Term Default pursuant to
Section 7.2.2, as confirmed to the City by written notice from the Ascent Lender, the City shall be deemed to have waived its right to terminate this Agreement by reason of such Construction Term Default pursuant to this
Section 6.1.2(b) (except as otherwise provided in Section 6.1.3(c)). The City's remedy of termination is subject, however, to the rights of the Ascent Lender under Section 7.2.2.

          (c) The City may give written notice to Ascent Arena that the City intends to take over and complete the Project Work in accordance with the terms and conditions of Section 6.1.3; provided, however, that if the City does not give such completion notice within six months after the Ascent Lender declines to cure the Construction Term Default pursuant to Section 7.2.2, as confirmed to the City by written notice from the Ascent Lender, the City shall be deemed to have waived such right to so take over and complete the Project Work.

     6.1.3     CITY'S ACQUISITION AND COMPLETION OF THE PROJECT WORK.

          (a) Any notice given by the City pursuant to Section 6.1.2(c) (a "Completion Election Notice") shall include a City warrant for $10.00 and shall specify the "Completion Election Date" (which date shall not be earlier than 15 days nor later than 45 days after the date of the Completion Election Notice). To the extent specified in the Completion Election Notice, this Agreement will terminate on the Completion Election Date as to Ascent Arena, Nuggets LP and/or Avalanche LLC, as the City may elect (without relieving them of liability for their defaulted obligations and duties hereunder); provided that neither Team Owner may be so terminated unless it is a Defaulting Party (but the Team Owners will remain subject to future termination under Section 6.1.3(c)).

          (b) By executing this Agreement, Ascent Arena agrees that the City shall have an option to purchase the Project Site for $10.00 (the "Completion Option"). The Form for the Completion Option (which will also furnish notice of the City's rights at Closing to acquire the Project Site and Executory

Interest and to make the Ground Lease) is set forth in EXHIBIT K attached to this Agreement. That form shall be executed by the City and Ascent Arena at the time they execute this Agreement, and shall then be recorded by the City against the Project Site in the office of the City's clerk and recorder. The Completion Option is exercisable by the City only if the City delivers the Completion Election Notice to Ascent Arena pursuant to Section 6.1.3(a). If the City so delivers the Completion Election Notice, then on the Completion Election Date Ascent Arena shall execute and deliver to the City, at Ascent Arena's cost and expense: (i) a duly executed and acknowledged special warranty deed conveying to the City all of Ascent Arena's right, title and interest in and to the Project Site and all improvements constructed thereon, subject only to the Permitted Exceptions affecting the Project Site and any lien and security interest in favor of the Ascent Lender; (ii) either the Title Company's ALTA owner's policy of title insurance, insuring the City's title to the Project Site and all improvements thereon, subject only to the Permitted Exceptions affecting the Project Site and any lien and security interest in favor of the Ascent Lender, in an amount equal to Ascent Arena's reasonable estimate of the fair market value of the Project Site and any improvements thereon (not to be less than the sum of Ascent Arena's acquisition cost therefor and any construction costs incurred to date), or the Title Company's unconditional commitment to issue such policy promptly after the conveyance to the City; and (iii) a bill of sale and assignments, to the extent elected by the City, for transferring Ascent Arena's interests in any construction materials and supplies and other tangible personal property located at the Project Site, contract rights under any Design Agreements and Construction Contracts and any existing Operating Contracts (which shall be free and clear of any interests in favor of other parties, excepting the liens and security interests of the Ascent Lender and any Priority Pledges), and intangible personal property interests related to the Project and Project Site, including those identified in Section 2.13 hereof. If Ascent Arena fails or refuses to execute, acknowledge and deliver any such document on the Completion Election Date, the City will be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Ascent Arena as attorney-in-fact for Ascent Arena. Ascent Arena, by this Section 6.1.3(b), constitutes and irrevocably appoints the City as Ascent Arenas's attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section 6.1.3(b) for and on behalf of Ascent

Arena, as provided in this Section 6.1.3(b). Ascent Arena agrees that the appointment of the City as Ascent Arena's attorney-in-fact for the purposes of this Section 6.1.3(b) shall be deemed coupled with an interest. To facilitate the enforcement of the Completion Option, and cumulative with the City's other remedies hereunder, the City shall be entitled, at its election, to the appointment of a receiver for preservation, maintenance and further undertaking of the construction of the Project, upon EX PARTE application to the Denver District Court (and Ascent Arena waives any right to hearing or notice of hearing prior to the appointment of such receiver).

          (c) By executing this Agreement, each Team Owner agrees that if the City should give a Completion Election Notice in response to a Construction Term Default, then notwithstanding any termination of this Agreement as to Ascent Arena by the City pursuant to Section 6.1.3(a), this Agreement shall remain enforceable against the Team Owners so long as either: (i) the City or its designee, following the giving of the Completion Election Notice, pursues the construction of the New Arena by good faith diligence (subject to limitations imposed on the City in connection therewith by operation of law), and if such construction is so completed, the City or its designee and the Team Owners shall make User Agreements upon such completion, whereupon the Team Owners shall be obligated to play their Home Games at the New Arena pursuant to the User Agreements for a term expiring on June 30th of the 25th year after commencement (with the commencement of that term to be the date that the City or its designee and the Team Owners so make the User Agreements); or (ii) the Ascent Lender or its designee, following any default by Ascent Arena with respect to the Arena Financing, proceeds to construct the New Arena, subject to limitations imposed on the Ascent Lender in connection therewith by operation of law, and if such construction is completed so that Closing is completed with the Ascent Lender pursuant to Section 7.2.2, the Ascent Lender or its designee and the Team Owners shall make User Agreements upon such completion, whereupon the Team Owners shall be obligated to play their Home Games at the New Arena pursuant to the User Agreements for a term based on provisions which are the same as those governing the Operation Term hereunder. The Team Commitments set forth herein shall be applied to that term and prior thereto shall remain in full force and effect during the construction of the New Arena Facility by the City, the Ascent Lender or their respective designees (with the understanding that the Team Owners shall fulfill the Team Commitments by playing their respective Home Games at McNichols). If the terms of the User
Agreements have not previously been established pursuant to Section 4.4, then the parties shall proceed to establish terms therefor which are consistent and in conformity with the requirements of Section 4.4. To the extent User Agreements have previously been made between Ascent Arena and the Team Owners, or either of them, those User Agreements will be terminated and of no further force or effect upon the making of the new User Agreements between the City, the Ascent Lender or their respective designees and the Team Owners, and neither the City, the Ascent Lender or their respective designees nor the Team Owners shall have any liability or obligation to Ascent Arena in connection therewith. If the City exercises the Completion Option, but fails to complete construction for any reason, or the Ascent Lender (or its designee) attempts but fails to complete the Project Work in accordance with Section 7.2.2 below, the City shall have no obligation or liability to the Team Owners in that regard, and upon such failure of construction, the City will retain the right to terminate this Agreement as to the Team Owners for the Construction Term Default as set forth in Section 6.1.2(b) (provided that the Team Commitments, and the liability for Consequential Damages related thereto, shall remain in effect and enforceable against the Team Owners with respect and as applied to the Basketball Agreement and Hockey Agreement as extended for play at McNichols pursuant to Section 1.4.1 and 1.4.2 above).

          (d) The City shall have rights to pursue and obtain specific performance and injunctive, declaratory and other equitable relief as necessary or appropriate to enforce the City's rights and remedies and the obligations of Ascent Arena and the Team Owners under this Section 6.1.3. Ascent Arena shall indemnify and reimburse the City for all costs and expenses, including attorney's fees, that the City may incur in pursuing any legal or equitable relief for enforcement of this Section 6.1.3.

6.2  OPERATION TERM REMEDIES OF CITY.

     6.2.1 OPERATION TERM DEFAULT. Each of the following shall constitute an "Operation Term Default":

          (a) Ascent Arena fails to use commercially reasonable efforts to enforce any guarantee or warranty given by any Construction Contractors or their subcontractors or materialmen in connection with the Project Work, and such failure continues for 30 days after notice from the City to Ascent Arena.

          (b) Ascent Arena fails to perform its ongoing obligations under the Remediation Plan to the extent such obligations are required to be performed after the Closing Date, and such failure is not cured within 30 days after written notice thereof from the City.

          (c) There shall arise any breach or default of any of the Team Commitments during the Operation Term.

          (d) There shall occur any material breach or default of any representations and warranties hereunder of Ascent Arena or either Team Owner during the Operation Term, provided that if such breach or default is of a nature that the same is susceptible of being cured, the cure period under
Section 6.2.1(k) shall be applicable thereto.

          (e) There shall occur any circumstance which is defined as an Event of Default in Section 19 of the Ground Lease (and all those Events of Default are incorporated herein by this reference and made a part hereof).

          (f) At any time during the Operation Term, Ascent Arena shall fail to maintain or cause the maintenance of all insurance coverages required under
Section 2.15.1 hereof (as applied hereunder or under the Ground Lease) or of the Team Owners under Section 2.15.5 hereof; provided that if any of the given coverages is maintained in conformity with the provisions under Section 2.15 in all material respects (including, without limitation, the rights and interests that must be specifically afforded to the City), but the coverage in place varies in any other respect from the requirements under Section 2.15, then for those variations, the cure period under Section 6.2.1(k) below shall be applicable thereto.

          (g) At any time during the Operation Term, Ascent Arena shall fail to exercise commercially reasonable efforts to cause the maintenance of insurance coverages required from third parties (other than the Team Owners) pursuant to Sections 2.15.2, 2.15.3, 2.15.4 and 2.15.5 above, as such requirements are applied hereunder or under the Ground Lease.

          (h) Any dissolution, liquidation or termination affecting Ascent Arena, either Team Owner or any Guarantor; the making by Ascent Arena, either Team Owner or any Guarantor of any assignment or general arrangement for the benefit of creditors; the filing by or against Ascent Arena, either Team Owner or any Guarantor of a petition to have such party adjudged as bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of an involuntary filing or petition, the same is dismissed within 90 days after the filing thereof); the appointment of a trustee or receiver to take possession of all of Ascent Arena's assets constituting or located at the New Arena or of any material portion of the assets of any Guarantor or either Team Owner (unless, in the case of an involuntary appointment, the same is dismissed within 90 days after the appointment arises); or the attachment, execution or other judicial seizure of substantially all of the assets of Ascent Arena constituting or located at the New Arena, or of any material portion of the assets of any Guarantor or either Team Owner where such seizure is not discharged within 90 days.

          (i) During the Operation Term, Ascent Arena or either Team Owner shall make an assignment of its rights and interests hereunder in violation of Section 2.17 hereof.

          (j) Either Team Owner shall fail to make any payment owing hereunder from that party to the City during the Operation Term when the same becomes due and payable, if such failure is not cured within 20 days after written notice thereof from the City.

          (k) Ascent Arena or either Team Owner fails to perform, observe or discharge any of their respective obligations under this Agreement, other than those subsumed within Sections 6.2.1(a) above to Section 6.2.1(j) above, inclusive, that are required to be performed, observed or discharged during the Operation Term, and such failure continues for 30 days after notice from the City to Ascent Arena or, if such failure cannot be cured by the payment of money and cannot reasonably be cured within such 30-day period, the Defaulting Party or Parties do not commence to cure such failure within such 30-day period or thereafter fail to diligently pursue such cure to completion. However, in any event, the cure period shall terminate at any time that the subject breach or default becomes incurable or that the cure efforts prove to be futile.

     6.2.2 CITY'S REMEDIES. If a Operation Term Default occurs, the City may exercise one or more of the following remedies:

          (a) The City may seek specific performance of any provision of this Agreement that the Defaulting Party has failed to perform, damages, or both, or any other legal or equitable remedy. Without limitation on the generality of the foregoing, Ascent Arena and the Team Owners specifically acknowledge and agree that, because of the rights and interests described in
Section 6.4, any breach of the Team Commitments would cause the City irreparable harm, which harm would not be adequately addressed by damages or other remedies available at law, and consequently specific performance or other form of equitable relief for such breach is an essential remedy for the City. In the event of such a breach of any Team Commitments, the City additionally will be entitled to recover any and all of its actual damages (including consequential damages) as may be proved in court, which may include, but are not limited to, the following damages which are reasonably foreseeable with respect to or otherwise flow as a natural consequence from such breach of any Team Commitments (collectively "Consequential Damages"):

                    (i) All costs and liabilities incurred by the City to acquire, for the benefit of the City and County of Denver, new franchises from the NBA and/or NHL to replace the departed Basketball Team and/or Hockey Team, as the case may be, or incurred by the City to assist or facilitate such acquisition in favor of a proposed third party franchisee that the City finds acceptable, which costs and liabilities may, without limitation, include, if incurred by the City in good faith to acquire or facilitate the acquisition of such new franchises, the unpaid loan balance under any Qualified Mortgage or such other payment as may be required to pay the Qualified Mortgagee to succeed to ownership of the New Arena free of the Qualified Mortgagee's interests therein.

                    (ii) All costs, expenses and liabilities incurred by the City in improving or modifying the New Arena or in otherwise furnishing benefits, concessions or facilities in order to further and promote the grant of such replacement franchises and/or to attract potential franchisees that will undertake to acquire the replacement franchises.

                    (iii) All costs, expenses and liabilities incurred by the City to maintain and operate the New Arena while attempting to secure such replacement franchises and franchisees.

                    (iv) Losses of sales taxes and other revenues suffered by the City and arising directly or indirectly from any breach of any Team Commitments.

Ascent Arena acknowledges and agrees that it shall be jointly and severally obligated and liable with each Team Owner for that Team Owner's performance and observance of its Team Commitment, and in the event either Team Owner commits any breach of its Team Commitment, Ascent Arena and that Team Owner shall be jointly and severally liable for all obligations in connection therewith, including, without limitation, joint and several liability for any resulting Consequential Damages.

          (b) The City may withhold or cause the withholding of any sum payable by the City to Ascent Arena pursuant to this Agreement that is or becomes due or payable after any Operation Term Default until the time that such Operation Term Default is cured, if at all, except as otherwise provided in Section 17(c)(v) of the Ground Lease with respect to the rights of a Qualified Mortgagee.

          (c) The City may give written notice to any Defaulting Party of the City's intention to terminate this Agreement with respect to such Defaulting Party.

     6.2.3 TERMINATION OF THIS AGREEMENT. If the City delivers a written notice to any Defaulting Party or Parties pursuant to Section 6.2.2(c), and subject to the rights of any Qualified Mortgagee that arise under the Ground
Lease:

          (a) And if the City so terminates with respect to either Team Owner, that Team Owner's rights to use or occupy the New Arena or any part thereof pursuant to this Agreement or the pertinent User Agreement shall cease, and this Agreement and the pertinent User Agreement shall be terminated as of the date specified in such notice (the "Termination Date") with respect to such Team Owner, except for liabilities and damages owing from the Team Owner for its defaults. On or after the Termination Date, and without further demand or notice, the City may enter the New Arena or any portion thereof, either pursuant to the

Ground Lease or under this Agreement, and evict and expel the pertinent Team Owner and those claiming through or under such Team Owner and remove the effects of any of them using such force as may be necessary without being liable for prosecution, without being deemed guilty of any trespass, and without prejudice to any remedies for arrears of any amounts payable by such Team Owner under its User Agreement or under this Agreement.

          (b) And if the City terminates this Agreement with respect to Ascent Arena, this Agreement will be terminated as of the Termination Date with respect to Ascent Arena, except for liabilities and damages owing from Ascent Arena and arising hereunder or under the Ground Lease. In this event, the City may evict and expel Ascent Arena, and all parties claiming through or under Ascent Arena, pursuant to the provisions of the Ground Lease. However, in the event this Agreement is so terminated with respect to Ascent Arena, but not with respect to a given Team Owner, then upon such termination with respect to Ascent Arena and the termination of Ascent Arena's possessory interests under the Ground Lease, the Team Commitments shall remain in full force and effect, and the pertinent Team Owner shall immediately attorn to the City under its User Agreement which shall, upon such termination, become a direct obligation between the City and the pertinent Team Owner (except that the City shall have no responsibility for any default by Ascent Arena thereunder, but the City shall be required to perform Ascent Arena's obligations arising or accruing under the User Agreement from and after the date of such attornment). The City shall be so bound by obligations under the User Agreements only to the extent the same are made in conformity with
Section 4.4. Ascent Arena hereby releases the Team Owner(s) from any liability for so attorning, notwithstanding any dispute then existing between the City and Ascent Arena, and Ascent Arena agrees that the City shall be deemed to replace Ascent Arena as the party in interest under the pertinent User Agreement upon such attornment, with Ascent Arena having no further interest therein. Thereafter, the City shall retain the right to subsequently terminate the rights of the pertinent Team Owner under this Agreement upon the occurrence of any Operation Term Default by that Team Owner, and will also have all rights and remedies thereafter accruing under the terms of the pertinent User Agreement.

     6.2.4 REMEDIES CUMULATIVE. The City may also exercise all rights and remedies available to the City as provided under and subject to the terms of the Ground Lease, and all such remedies thereunder and hereunder shall be construed as cumulative with and not in lieu of one another. Any exercise of any such remedy shall not preclude the exercise of the same remedy at a later time or the contemporaneous or subsequent exercise of other remedies.

6.3  MISCELLANEOUS REMEDIAL RIGHTS.

     6.3.1 REMEDIAL COSTS. For any Construction Term Default or Operation Term Default hereunder, the City may recover from each Defaulting Party, and each Defaulting Party shall be obligated to pay upon demand, all of the City's reasonable attorneys' fees and other costs, expenses and liabilities incurred by the City in exercising or enforcing any of its rights and remedies hereunder or otherwise incurred in connection with the pertinent Default, regardless of the remedy or remedies pursued. The Defaulting Parties, if there are more than one, shall be jointly and severally liable for all such costs, expenses and liabilities.

     6.3.2 CITY'S ACTIONS. Upon the occurrence of any breach or default of any obligations of Ascent Arena or either Team Owner under this Agreement, whether during the Construction Term or Operation Term, the City, at its election but without obligation to do so, and without releasing any Party from any liabilities or duties hereunder, may make any payment or take any action that the City may deem necessary or appropriate in order to cure the given breach or default or to otherwise protect and preserve the City's interests in the New Arena and under this Agreement, and for this purpose, the City shall have a right of entry into the Project Site and New Arena. However, the City shall not take any action until the expiration of any applicable cure period under the other provisions hereof unless the breach or default involves emergency or other circumstances which warrant earlier action in order to avert an imminent risk of material damage or loss to the New Arena or the City's interests therein that Ascent Arena is failing to address adequately by the exercise of due diligence. Within ten (10) days after demand, the City shall be reimbursed for all costs, expenses and liabilities incurred by City in connection with any exercise of this remedy, including reasonable attorneys' fees (and all Defaulting Parties shall be jointly and severally liable for this reimbursement obligation). Actions taken by the City may include commencing, appearing in, defending or otherwise participating in any action or proceeding, and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien with respect to the Project Site or New Arena. The City's rights under this Section 6.3.2 shall not be exercised in any manner which conflicts or is inconsistent with the rights of the Ascent Lender under Section 7.

     6.3.3 ENFORCEMENT OF GUARANTIES. The City may enforce the Guaranties made by the Guarantor and otherwise bring collection actions to recover sums owed under this Agreement or the Ground Lease, without being required to resort first to remedies against the New Arena, and pursue any other remedies now or hereafter available to the City at law or equity, whether statutory or under common law.

     6.3.4 MATERIAL DEFAULT. Notwithstanding any other provisions of this Agreement that may indicate to the contrary, the City specifically agrees that there shall be no termination of this Agreement for any Construction Term Default or Operation Term Default which is not material. Without otherwise intending to limit the scope of those Construction Term Defaults or Operation Term Defaults which may be regarded as material, in any case any Construction Term Default or Operation Term Default in the form of
(i) a breach of the Team Commitments, or (ii) Ascent Arena's, Nuggets LP's or Avalanche LLC's failure to pay any sum owing under this Agreement or under the Ground Lease (except for any portion of any payment obligations which is not liquidated) shall constitute, respectively, a Construction Term Default or an Operation Term Default that is material. Furthermore, the City specifically agrees that the Ground Lease and this Agreement shall not be construed or applied to require that Ascent Arena, Nuggets LP or Avalanche LLC pay the same sum twice.

6.4 THE PUBLIC INTEREST. The other Parties acknowledge and agree that in securing the covenants, agreements and undertakings of Ascent Arena and the Team Owners under this Agreement, the City is and shall be acting on behalf of and is vested with the public rights and interests of the citizens of the City and County of Denver, in that it is essential to the preservation and betterment of the public welfare in interest that Ascent Arena and the Team Owners observe, perform and discharge their obligations hereunder.

6.5  REMEDIES OF ASCENT ARENA, NUGGETS LP AND AVALANCHE LLC.

     6.5.1 DEFAULT BY CITY. "City Default" means that the City fails to perform any of its obligations under this Agreement, except under Section 6.5.2, and such failure continues for 30 days after notice from Ascent Arena and Nuggets LP to the City or, if such failure cannot be cured by the payment of money and cannot reasonably be cured in 30 days, the City fails to commence to cure such failure within such 30-day period or thereafter fails to diligently pursue such cure to completion. If a City Default occurs then Ascent Arena, Nuggets LP or Avalanche LLC, as specified below, may exercise one or more of the following remedies:

          (a) Ascent Arena, Nuggets LP and Avalanche LLC may seek damages, or an injunction to prohibit such City Default.

          (b) Ascent Arena may suspend the City's right to use or direct the use of the New Arena pursuant to Section 5.3 until such City Default is cured.

          (c) Ascent Arena may withhold any of the Quarterly Ascent Payments that become due or payable after such City Default occurs until the time that such City Default is cured.

          (d) If Ascent Arena, Nuggets LP and Avalanche LLC are ready, willing and able to perform their respective obligations at the Closing, and the City does not perform its obligations at the Closing, but the City affirms and is willing to and does perform all of its other obligations under this Agreement, then:

               (i) Nuggets LP and Ascent Arena shall enter into a Basketball User Agreement by which the Basketball Team is required to play the Home Basketball Games at the New Arena;

               (ii) Avalanche LLC and Ascent Arena shall enter into a Hockey User Agreement by which the Hockey Team is required to play the Home Hockey Games at the New Arena;

               (iii) On the date that the New Arena Facility can first be used for Home Games pursuant to the User Agreements, Nuggets LP and
     Avalanche LLC shall be deemed to have been released from their obligations under the Basketball Agreement and Hockey Agreement, respectively;

               (iv) Except as otherwise provided in this Section 6.5.1(d), Ascent Arena, Nuggets LP and Avalanche LLC shall not be required to perform their respective obligations at the Closing (including without limitation, the conveyance of the Project Site by Ascent Arena to the
     City);

               (v) Ascent Arena shall maintain and operate the New Arena Facility in accordance with the standards set forth in the Ground Lease;

               (vi) Except as otherwise provided in this Section 6.5.1(d), all of the provisions of this Agreement shall remain in full force and effect in accordance with its terms (including, without limitation, the Team Commitments);

               (vii) Ascent Arena shall have the right to seek specific performance to cause the City to perform its obligations at Closing, and if Ascent does not seek, or is unsuccessful in obtaining such specific performance, then the provisions of this Section 6.5.1(d) shall constitute the sole remedy of Ascent Arena, Nuggets LP and Avalanche LLC regarding the City's failure to perform at Closing; and

               (viii) Ascent Arena, Nuggets LP and Avalanche LLC shall, upon 60 days prior written notice from the City that it is prepared to perform its obligations at the Closing, proceed with the Closing.

          (e) If Ascent Arena, Nuggets LP and Avalanche LLC are ready, willing and able to perform their respective obligations at the Closing, and the City does not perform its obligations at the Closing, the City affirms and is willing to perform, but is legally prevented from performing, any of its other material obligations under this Agreement, then:

               (i) Nuggets LP and Ascent Arena shall enter into a Basketball User Agreement by which the Basketball Team is required to play the Home Basketball Games at the New Arena;

               (ii) Avalanche LLC and Ascent Arena shall enter into a Hockey User Agreement by which the Hockey Team is required to play the Home Hockey Games at the New Arena;

               (iii) On the date that the New Arena Facility can first be used for Home Games pursuant to the User Agreements, Nuggets LP and
     Avalanche LLC shall be deemed to have been released from their obligations under the Basketball Agreement and Hockey Agreement, respectively;

               (iv) Except as otherwise provided in this Section 6.5.1(e), Ascent Arena, Nuggets LP and Avalanche LLC shall not be required to perform their respective obligations at the Closing (including without limitation, the conveyance of the Project Site by Ascent Arena to the City);

               (v) Notwithstanding that the Ground Lease is not executed, Ascent Arena shall maintain and operate the New Arena Facility in accordance with the standards set forth in the Ground Lease;

               (vi) Except as otherwise provided in this Section 6.5.1(e), all of the provisions of this Agreement shall remain in full force and effect in accordance with its terms (including, without limitation, the Team Commitments)

               (vii) Ascent Arena shall have the right to seek specific performance to cause the City to perform its obligations at Closing, and if Ascent does not seek, or is unsuccessful in obtaining such specific performance, the provisions of this Section 6.5.1(e) shall constitute the sole remedy of Ascent Arena, Nuggets LP and Avalanche LLC regarding the City's failure to perform at Closing;

               (viii) Ascent Arena, Nuggets LP and Avalanche LLC shall, upon 60 days prior written notice from the City that it is prepared to perform its obligations at the Closing, proceed with the Closing; and

               (ix)   Ascent Arena shall have the remedy provided by
     Section 6.5.2(d), provided that the City shall be deemed to have its rights under such Section upon its affirmation and performance of its obligations under this Agreement.

          (f) If Ascent Arena, Nuggets LP and Avalanche LLC are ready, willing and able to perform their respective obligations at the Closing, and the City does not perform its obligations at the Closing and does not affirm and perform, but is not legally prevented from affirming and performing, any of its other material obligations under this Agreement, then, at Ascent Arena's option:

               (i) Nuggets LP and Ascent Arena shall enter into a Basketball User Agreement by which the Basketball Team is required to play the Home Basketball Games at the New Arena;

               (ii) Avalanche LLC and Ascent Arena shall enter into a Hockey User Agreement by which the Hockey Team is required to play the Home Hockey Games at the New Arena;

               (iii) On the date that the New Arena Facility can first be used for Home Games pursuant to the User Agreements, Nuggets LP and
     Avalanche LLC shall be deemed to have been released from their obligations under the Basketball Agreement and Hockey Agreement, respectively;

               (iv) Except as otherwise provided in this Section 6.5.1(f), Ascent Arena, Nuggets LP and Avalanche LLC shall not be required to perform their respective obligations at the Closing (including without limitation, the conveyance of the Project Site by Ascent Arena to the City);

               (v) Notwithstanding that the Ground Lease is not executed, Ascent Arena shall maintain and operate the New Arena Facility in accordance with the standards set forth in the Ground Lease; and

               (vi) Except as otherwise provided in this Section 6.5.1(f), all of the provisions of this

     Agreement shall remain in full force and effect in accordance with its terms (including, without limitation, the Team Commitments), provided that
     (A) Ascent Arena shall not be required to make the Quarterly Ascent Payments, (B) Ascent Arena shall not be required to give the City any notices, records, documents or information otherwise required in this Agreement, and (C) the City shall not have any rights of approval or disapproval set forth in this Agreement.

     If Ascent Arena does not exercise its option to proceed pursuant to the terms of this Section 6.5.1(f) by providing the City with written notice of such election within 90 days after the last day Closing Date could occur as set forth in Section 3.6.3, then this Agreement shall terminate, the Basketball Agreement shall remain in full force and effect for the remainder of its term, and the Hockey Agreement shall terminate at the earlier of (i) a date set in such notice by the Avalanche LLC, or (ii) the end of the hockey season if it is then ongoing. If, before this Agreement is terminated pursuant to the preceding sentence, the City gives written notice to the other Parties that it is prepared to perform its obligations at the Closing within 60 days, then the City, Ascent Arena, Nuggets LP and Avalanche LLC shall proceed with the Closing on the date specified in the City's notice.

     6.5.2 NONPAYMENT OF DURA DISBURSEMENT. If DURA fails to pay to Ascent Arena the entire DURA Disbursement for any calendar year as provided in the Redevelopment Agreement, then the following provisions shall apply:

          (a) Ascent Arena shall promptly give written notice to the City when it makes a payment of property taxes subject to payment by DURA of such DURA Disbursement (the "First Disbursement Notice"). If Ascent Arena has not received such payment within 90 days after delivering the First Disbursement Notice to the City (the "First Disbursement Period"), then Ascent Arena shall notify the City in writing (the "Second Disbursement Notice") and the City, within 90 days after receiving the Second Disbursement Notice (the "Second Disbursement Period"), may cause such payment to be made or may cause an amount equal to the unpaid DURA Disbursement to be paid to Ascent Arena.

          (b) If Ascent Arena does not receive the payment of such DURA Disbursement or a payment equal to it by the end of the Second Disbursement Period (a "Disbursement Nonpayment"), then:

               (i) For the first Disbursement Nonpayment and any subsequent Disbursement Nonpayment which occurs more than five years after a previous Disbursement Nonpayment: (A) the City shall pay a penalty to Ascent Arena in an amount equal to the unpaid DURA Disbursement (and such penalty amount shall be due and payable to Ascent Arena even if the unpaid DURA Disbursement, or an amount equal to it, are subsequently paid to Ascent Arena); (B) until the City pays the penalty amount, Ascent Arena may deduct from the Quarterly Ascent Payments payable to the City pursuant to
     Section 5.10.2 an amount or amounts that are, in aggregate, equal to the unpaid penalty amount; and (C) if the unpaid DURA Disbursement, or an amount equal to it, are not received by Ascent Arena within one year after the date on which Ascent Arena gave its First Disbursement Notice, Ascent, Nuggets LP and Avalanche LLC shall be relieved from the Team Commitments, and (1) if and when either Team Owner stops performing its respective Team Commitments, then the City may, at its election, terminate this Agreement and the Ground Lease and DURA may terminate the Redevelopment Agreement (provided, however, that the City may preserve its right of reinstatement with respect to the remaining Team Owner in accordance with the terms and conditions of Section 6.5.2(c) only if it does not so terminate this Agreement and the Ground Lease and the Redevelopment Agreement has not been terminated), or (2) if both Team Owners continue to perform the Team Commitments, then the Team Owners, at their option, may terminate this Agreement and the Ground Lease.

               (ii) For any Disbursement Nonpayment which occurs within five years after a previous Disbursement Nonpayment, Ascent Arena, Nuggets LP and Avalanche LLC shall be immediately relieved from the Team Commitments upon the expiration of the Second Disbursement Period, and (1) if and when either Team Owner stops performing its respective Team Commitments, then the City may, at its election, terminate this Agreement and the Ground Lease and DURA may terminate the Redevelopment

     Agreement (provided, however, that the City may preserve its right of reinstatement with respect to the remaining Team Owner in accordance with the terms and conditions of Section 6.5.2(c) only if it does not so terminate this Agreement and the Ground Lease and the Redevelopment Agreement has not been terminated), or (2) if both Team Owners continue to perform the Team Commitments, then the Team Owners, at their option, may terminate this Agreement and the Ground Lease.

          (c) In the case of each of the first two Disbursement Nonpayments entitling Ascent Arena, Nuggets LP and Avalanche LLC to be relieved from the Team Commitments, if the Basketball Team and/or the Hockey Team have not been moved and are not subject to a binding obligation to move from the City and County of Denver, and if the City thereafter cures such Disbursement Nonpayment by causing the unpaid DURA Disbursement, or an amount equal to it, and the penalty amount relating to it to be paid to Ascent Arena, then the Basketball Commitments and/or the Hockey Commitments shall be reinstated for the balance of the Term for, respectively, the Basketball Team and/or the Hockey Team, whichever of them has not moved and is not legally bound to move from the City and County of Denver. Such reinstatement shall not apply after the first two Disbursement Nonpayments entitling Ascent Arena and the Team Owners to be relieved from the Team Commitments.

          (d) If the City is prevented from causing the unpaid DURA Disbursement, or an amount equal to it, to be paid to Ascent Arena, pursuant to the terms and conditions of this Section 6.5.2, by a bona fide legal action commenced by a third party or parties, then the following provisions shall apply:

               (i) For the purposes of this Section 6.5.2(d) the definitions set forth in this subsection (i) shall apply. "Assessed Valuation" shall mean the assessed valuation of the New Arena determined by the assessor of the City and County of Denver. "Base Year" means the first full calendar year during the Operation Term. "Property Tax Increase Factor" means the quotient of the Assessed Valuation effective during each calendar year after the Base Year divided by the Assessed Valuation effective during the Base Year, provided that the Property Tax Increase Factor shall not be less than one. "Unpaid Threshold Amount" means

     (a) for the Base Year and the partial calendar year, if any, before the Base Year, $5,000,000.00; (B) for each of the second through the 20th calendar years during the Operation Term, $5,000,000.00 multiplied by Property Tax Increase Factor for such calendar year; and (C) for each calendar year during the Operation Term, as it may be extended, after the 20th calendar year, the Unpaid Threshold Amount effective during the 20th calendar year.

               (ii) So long as the City is contesting such action in good faith and with due diligence, Ascent Arena shall not be entitled to any remedy under this Agreement or the Ground Lease unless and until (A) two years have elapsed from the date Ascent Arena has given a First Disbursement Notice and (B) on the date such First Disbursement Notice is given, the amount of the then-unpaid DURA Disbursement(s) is/are equal to or greater than the Unpaid Threshold Amount.

               (iii) Upon the expiration of such two-year period, Ascent, Nuggets LP, and Avalanche LLC shall be relieved from the Team Commitments, and (1) if and when either Team Owner stops performing its respective Team Commitments, then the City may, at its election, terminate this Agreement and the Ground Lease and DURA may terminate the Redevelopment Agreement (provided, however, that the City may preserve its right of reinstatement with respect to the remaining Team Owner in accordance with the terms and conditions of this Section 6.5.2(d)(iii) only if it does not so terminate this Agreement and the Ground Lease and the Redevelopment Agreement has not been terminated), or (2) if both Team Owners continue to perform the Team Commitments, then the Team Owners, at their option, may terminate this Agreement and the Ground Lease. Notwithstanding the immediately preceding sentence, (A) Nuggets LP shall give the City written notice within 10 days after Nuggets LP has entered into a binding obligation to move the Basketball Team from the City and County of Denver, and Avalanche LLC shall give the City written notice within 10 days after Avalanche LLC has entered into a binding obligation to move the Hockey Team from the City and County of Denver; (B) Nuggets LP shall give 30 days prior written notice that the Basketball Team will be moved from the City and County of Denver and Avalanche LLC shall give the City 30 days prior written notice that the Hockey Team will be moved from the City and County of Denver; (C) if the Basketball Team and/or Hockey Team have not been moved and are not subject to a binding obligation to move from the City and County of Denver, and the subject Disbursement Nonpayment is cured by payment to Ascent Arena of the unpaid DURA Disbursement(s), or an amount equal to it/them, then the Basketball Commitments and/or the Hockey Commitments shall be reinstated for the balance of the Term for respectively, the Basketball Team and/or the Hockey Team, whichever of them has not moved and is not legally bound to move from the City and County of Denver; and (D) the number of times that the City may exercise its rights under the preceding clause (C) is not limited.

               (iv) If a final legal decision (not made subject to a bona fide appeal by the City) is issued during such two-year period holding that the City may not cause the unpaid DURA Disbursement(s), or an amount equal to it/them, to be paid to Ascent Arena pursuant to the terms and conditions of this Section 6.5.2, then the Parties shall have six months from the date of such decision to negotiate in good faith to restructure the provisions of
     Section 5 to compensate Ascent Arena for its loss of DURA Disbursement(s) and, if the Parties fail to conclude such negotiations with a binding agreement to so restructure Section 5, Ascent Arena, Nuggets LP and Avalanche LLC shall be relieved from the Team Commitments, and (1) if and when either Team Owner stops performing its respective Team Commitments, then the City may, at its election, terminate this Agreement and the Ground Lease and DURA may terminate the Redevelopment Agreement (provided, however, that the City may preserve its right of reinstatement with respect to the remaining Team Owner only if it does not so terminate this Agreement and the Ground Lease and the Redevelopment Agreement has not been terminated), or (2) if both Team Owners continue to perform the Team Commitments, then the Team Owners, at their option, may terminate this Agreement and the Ground Lease.

     6.5.3 RELIEF FROM TEAM COMMITMENTS. The provisions of Section 6.5.2 are independent from any other rights or remedies that Ascent Arena, Nuggets LP and Avalanche LLC may have under this Agreement and constitute the only terms and conditions pursuant to which Ascent Arena, Nuggets LP and Avalanche LLC may be released from the Team Commitments. However, the provisions of
Section 6.5.2 do not limit Ascent Arena's other rights and remedies at law or in equity with respect to a Disbursement Nonpayment, and all such remedies are cumulative.

     6.5.4 GENERAL. Nothing in Section 2.11 shall deprive Ascent Arena of its rights specified in this Section 6.5.

                                    SECTION 7

                             RIGHTS OF ASCENT LENDER

7.1 IDENTITY OF ASCENT LENDER. Ascent Arena represents that as of the making of this Agreement, Ascent Arena has not yet encumbered the Project Site with any Arena Financing. Upon execution hereafter by Ascent Arena of any instrument mortgaging or encumbering the Project Site as security for Arena Financing, Ascent Arena shall notify the City of the name and address of the Ascent Lender in accordance with the definition under Section 1.3 for "Ascent Lender."

7.2  CONSTRUCTION TERM.

     7.2.1 PRIORITY. The City acknowledges that any Arena Financing and all mortgages, deeds of trust and other liens and security interests securing the same will not be subordinate or inferior to the Completion Option or the City's rights and remedies hereunder in connection with completing the New Arena pursuant thereto. However, the unsubordinated position of the Ascent Lender during the Construction Term shall not in any way limit or impair the City's rights for enforcing against the Team Owners and Ascent Arena the Team Commitments and the other contractual obligations of Ascent Arena and the Team Owners which run to the benefit of the City hereunder, the Parties hereby acknowledging and agreeing that the City will not be required to subordinate its IN PERSONAM rights and remedies against Ascent Arena and the Team Owners, and those rights and remedies will not be limited by the liens and security interests of the Ascent Lender. In no event will the Ascent Lender have any power or authority or be permitted to terminate, modify, amend, alter or release the Team Commitments in any respect without the prior written approval of the City, which may be withheld in the City's discretion. Conversely, the City will also have an independent right to enforce the Team Commitments, but the City shall not be permitted to terminate, modify, amend, alter or release the Team Commitments during the Construction Term without the prior written approval of the Ascent Lender, which may be withheld in the Ascent Lender's discretion.

     7.2.2 COMPLETION OF NEW ARENA. Before terminating this Agreement with respect to the Team Owners pursuant to Section 6.1.2(b), or commencing its construction remedies under Section 6.1.3 pursuant to the Completion Option, the City shall give the Ascent Lender notice thereof which references the Ascent Lender's construction rights under this Section 7.2.2. The Ascent Lender shall then have the right (but not the obligation) after receiving such notice from the City to commence a foreclosure action under its lien rights and, in conjunction therewith and when permitted by law, commence and pursue completion of the construction of the New Arena. If the Ascent Lender does not so commence foreclosure and begin pursuit of construction and give the City notice thereof within 120 days after the giving of such notice from the City, then the Ascent Lender shall have no further rights to complete Closing as set forth below, and the City, at its election, may either complete the termination of this Agreement pursuant to Section 6.1.2(b) or proceed with exercising and prosecuting the Completion Option in accordance with all the provisions of Section 6.1.3 (provided that the City's undertaking in that regard will remain subject to the liens and security interests of the Ascent Lender arising under the Arena Financing). In the event the Ascent Lender undertakes completion of the New Arena pursuant to the foregoing provisions and diligently pursues the same, then so long as the Project Work is substantially completed and the Certificate of Substantial Completion delivered on or before January 1, 2003 (without further extensions for Force Majeure Events), and so long as the Ascent Lender performs and satisfies the other obligations of Ascent Arena arising during the Construction Term (excluding only those in the nature of the "Excused Obligations" defined in the Ground Lease), the City shall be bound to proceed with Closing with the Ascent Lender in the place and stead of Ascent Arena, provided that Closing is otherwise completed in material conformity with all the requirements therefor under this Agreement. If Closing is so completed, the City and the Ascent

Lender shall enter into a new arena agreement and ground lease (i) which grants the Ascent Lender all incentive and other payments and rebates set forth herein so long as the Team Commitments have not been violated, and (ii) is otherwise in conformity with the respective rights and obligations of the City and Ascent Arena under the terms hereof and the form of Ground Lease attached hereto; provided, that the Ascent Lender shall be relieved of liability for performance of the Team Commitments or any Consequential Damages related thereto, and any other Excused Obligations attributable to Ascent Arena, all in accordance with and to the extent set forth in the form of Ground Lease attached hereto (as would be the case if the Ascent Lender had succeeded to Ascent Arena's rights under the Ground Lease in the capacity of Qualified Mortgagee). In addition, the new ground lease and arena agreement shall be reasonably adjusted as necessary to reflect that the Ascent Lender is the new party thereunder in the place and stead of Ascent Arena.

7.3  OPERATION TERM.  In connection with the Closing hereunder pursuant to
Section 3.6, the Arena Financing shall either be paid and extinguished or else the Arena Financing must be converted as of Closing to a Qualified Mortgage or Leasehold Mortgage as set forth in Section 3.6.5 above. In all respects, the terms and provisions of this Agreement pertaining to the "Ascent Lender" and the "Arena Financing" govern and apply only during the Construction Term, and any financing by Ascent Arena encumbering the New Arena or Ascent Arena's real and personal property interests related thereto shall be governed from and after Closing solely by the applicable terms of the Ground Lease.

     IN WITNESS WHEREOF, this 1997 Denver New Arena Agreement is executed by the Parties on the day and year first above written.

                                     CITY:

                                     CITY AND COUNTY OF DENVER

ATTEST:
                                      /s/ Wellington E. Webb
                                     ------------------------------------
                                     Wellington E. Webb
 /s/ Rosemary Rodriguez              M A Y O R
-------------------------------
Rosemary Rodriguez, Clerk and
Recorder, Ex-Officio Clerk of
the City and County of Denver

                                     RECOMMENDED AND APPROVED:



                                     By: /s/ Richard S. Bauer
                                         --------------------------------
                                         Manager of Public Works

APPROVED AS TO FORM:

DANIEL E. MUSE, Attorney for
the City and County of Denver



By: /s/ Steven Coon
    ----------------------------


                                     REGISTERED AND COUNTERSIGNED:



                                     By: /s/ Dan Mares
                                         --------------------------------
                                         Auditor

                                     ASCENT ARENA:

                                     ASCENT ARENA COMPANY, LLC, a
                                     Colorado limited liability company
                                     I.R.S. Identification
                                     No. 84-1363999

                                     By its Managing Member, ASCENT
                                     ARENA AND DEVELOPMENT CORPORATION, a
                                     Delaware corporation


                                     By:   /s/ Timothy D. Romani
                                         --------------------------------------
                                         Timothy Romani, its
                                         President


                                     NUGGETS LP:

                                     THE DENVER NUGGETS LIMITED
                                     PARTNERSHIP, a Delaware limited
                                     partnership
                                     I.R.S. Identification
                                     No. 84-1127947

                                     By its sole General Partner,
                                     ASCENT SPORTS, INC., Delaware
                                     corporation


                                     By:  /s/ Charles Lyons
                                         -------------------------------------
                                         Charles Lyons, its
                                         Chairman

                                     AVALANCHE LLC:

                                     COLORADO AVALANCHE, LLC, a
                                     Colorado limited liability
                                     company
                                     I.R.S. Identification
                                     No. 84-1311522

                                     By its Managing Member, ASCENT
                                     SPORTS, INC., a Delaware
                                     corporation


                                     By:  /s/ Charles Lyons
                                         -------------------------------------
                                         Charles Lyons, its
                                         Chairman

                                      EXHIBIT C

                                   LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") is made as of the ___ day of _________________, by and between the CITY AND COUNTY OF DENVER, a municipal corporation organized and existing under and by virtue of Article XX of the Colorado State Constitution ("Landlord") and ASCENT ARENA COMPANY, LLC, a Colorado limited liability company ("Tenant", which term shall include its permitted assigns hereunder).

                                      RECITALS:

     4. In conjunction with significant negotiations regarding the presence of franchises granted by the National Basketball Association and National Hockey League in the City and County of Denver, pursuant to the Termination and Conveyance Agreement made of even date herewith among Landlord, Tenant and the "Team Owners," as hereinafter defined, and by a special warranty deed made by Tenant to Landlord of even date herewith and recorded prior to this Lease, Tenant has conveyed to Landlord (i) fee title to certain land (but not the improvements thereon) situated in the City and County of Denver, State of Colorado, which is legally described on EXHIBIT A attached hereto (the "Land"), and (ii) the "Executory Interest" (as defined in that deed) in the improvements situated on the Land (the "Improvements", which are further described below). [DEED REFERENCES WILL HAVE TO BE ADJUSTED IF LAND AND EXECUTORY INTEREST ARE CONVEYED SEPARATELY.]

     5. The Improvements are currently constituted by the "New Arena Facility", as defined in the Arena Agreement, which generally consists of a sports and entertainment arena complex that currently is commonly known as the "________________" [COMPLETE NAME], together with parking facilities and other related and incidental facilities, infrastructure and improvements. The New Arena Facility is newly constructed and has been recently completed by the Tenant. The Improvements shall also encompass any further improvements hereafter made on the Land.

     6. Landlord has agreed to lease and demise to Tenant, and Tenant has agreed to lease and demise from Landlord, the Land pursuant and subject to the terms of this Lease. The Land and

Improvements are sometimes referred to hereinafter collectively as the "Premises". While the demise under this Lease does not encompass the Improvements, the limited scope of this demise shall not be construed to abridge or alter the Tenant's obligations and liabilities hereunder in relation to the Improvements and the Premises as otherwise set forth herein.

     NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements set forth herein, Landlord hereby demises and leases the Land to Tenant, and Tenant hereby demises and leases the Land from Landlord, in accordance with and subject to all the terms and provisions of this Lease, as follows:

     1. DEFINITIONS. As used in this Lease, the following initially capitalized terms shall have the definitions and meanings set forth below (and the following is cumulative with the definitions set forth in the foregoing recitals):

     "AFFILIATE" is defined in the Arena Agreement.

     "ARENA AGREEMENT" means that certain 1997 Denver Arena Agreement, dated as of November __, 1997, and made by and among Landlord, Tenant, The Denver Nuggets Limited Partnership, a Delaware limited partnership, and Colorado Avalanche, LLC, a Colorado limited liability company.

     "ASCENT PAYMENTS" is defined in the Arena Agreement.

     "BOOKINGS" shall mean Home Games and other licenses and contractual agreements made by Tenant for exhibition by third parties of entertainment or sporting events at the New Arena Facility, in the course of operating the same as an entertainment and sports complex, which will be spectated by a viewing audience.

     "CDPHE" is defined in the Arena Agreement.

     "COLLATERAL" is defined in subsection 14(b) of this Lease.

     "CONFIDENTIALITY STANDARDS" is defined in the Arena Agreement.

     "CONSEQUENTIAL DAMAGES" is defined in the Arena Agreement.

     "DEFAULT RATE" is defined in subsection 20(c) of this Lease.

     "DURA" is defined in the Arena Agreement.

     "EXCUSED OBLIGATIONS" is defined in subsection 17(c)(v) of this Lease.

     "FIRST LEASEHOLD MORTGAGEE" is defined in subsection 17(a) of this Lease.

     "FISCAL YEAR" is defined in the Arena Agreement.

     "FORCE MAJEURE EVENTS" is defined in the Arena Agreement.

     "GROSS ARENA REVENUES" means any and all revenues and receipts of every kind derived by Tenant from operating the New Arena Facility, including, but not limited to, those derived from all Bookings and Revenue Agreements.

     "GUARANTOR" shall mean Ascent Entertainment Group, Inc. and shall include any additional guarantor which makes a guaranty of the obligations of Tenant and/or the Team Owners in connection with any permitted assignment of Tenant's interests hereunder, or any assignment by either Team Owner under the Arena Agreement.

     "GUARANTIES" is defined in the Arena Agreement, and shall include any further guaranties made hereafter of any obligations of Tenant and/or the Team Owners.

     "HAZARDOUS MATERIALS" is defined in the Arena Agreement.

     "HAZARDOUS MATERIALS LAWS" is defined in the Arena Agreement.

     "HOME GAMES" is defined in the Arena Agreement.

     "LEASE DATE" is defined in Section 2 of this Lease.

     "LEASE TERM" is defined in Section 2 of this Lease.

     "LEASEHOLD MORTGAGE" and "LEASEHOLD MORTGAGEE" are defined in subsection 17(a) of this Lease.

     "LENDER CURE RIGHTS" is defined in subsection 17(c) of this Lease.

     "MAJOR REVENUE AGREEMENTS" is defined in the Arena Agreement. The Major Revenue Agreements existing as of the Lease Date are listed on EXHIBIT B attached hereto and incorporated herein by this reference.

     "MATERIAL MODIFICATION" shall mean any alteration, addition, improvement or modification to the Improvements that, had the same been instituted during the initial construction of the New Arena Facility, would have constituted a "Material Change" under the Arena Agreement.

     "NBA" is defined in the Arena Agreement.

     "NET PROCEEDS" shall mean, in the case of a fire or other casualty affecting the Improvements, the insurance proceeds derived therefrom and, in the case of a Taking affecting the Premises, any condemnation proceeds or awards derived therefrom, in each case net of Tenant's actual costs incurred in collecting or recovering the same.

     "NHL" is defined in the Arena Agreement.

     "OPERATING ASSIGNMENT" is defined in the Arena Agreement.

     "OPERATING CONTRACTORS" shall mean the Revenue Contractors and Service Contractors collectively.

     "OPERATING CONTRACTS" shall mean the Revenue Agreements and Service Agreements collectively.

     "OPERATING EXPENSES" means any and all costs or expenses of whatever kind or nature incurred (directly or indirectly) or accrued in promoting, operating, maintaining and managing the New Arena Facility and Premises, other than costs of any Material Modifications undertaken by Tenant.

     "OPERATING PLEDGE" is defined in subsection 14(b) of this Lease.

     "PAYMENT OBLIGATIONS" is defined in subsection 19(a) of this Lease.

     "PERMIT" is defined in subsection 6(b) of this Lease.

     "PERMITTED EXCEPTIONS" is defined in subsection 10(a) of this Lease.

     "PERSONAL PROPERTY" is defined in subsection 14(a) of this Lease.

     "PREMISES" is defined in the Recitals to this Lease.

     "PRIME RATE" is defined in the Arena Agreement.

     "PRIORITY PLEDGE" is defined in subsection 17(h) of this Lease.

     "PURCHASE MONEY SECURITY INTEREST" is defined in subsection 14(a) of this Lease.

     "QUALIFIED EQUIPMENT LEASE" is defined in subsection 14(a) of this Lease.

     "QUALIFIED MORTGAGE" and "QUALIFIED MORTGAGEE" are defined in subsection 17(a) of this Lease.

     "QUARTERLY ASCENT PAYMENTS" is defined in the Arena Agreement.

     "REDEVELOPMENT AGREEMENT" is defined in the Arena Agreement.

     "REMEDIATION PLAN" is defined in the Arena Agreement.

     "REVENUE AGREEMENTS" shall mean all Bookings and other licenses, subleases and other agreements made by Tenant which produce income or revenues in connection with Bookings and related operations of the New Arena Facility (but specifically excepting the User Agreements), including, without limitation, ticket sales for Bookings (but only to the extent, if at all, that Tenant makes or joins in such ticket sales directly); agreements with parking operators; food, beverage and other concession agreements; advertising agreements allowing the contractor to exhibit trade names, trademarks, logos or other advertising medium within the New Arena Facility; the Major Revenue Agreements; and licenses or occupancy agreements for private suites, club seat rights, boxes or similar areas within the New Arena Facility.


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

     "REVENUE CONTRACTORS" shall mean the parties contracting with Tenant under the Revenue Agreements.

     "SERVICE AGREEMENTS" means any contract or agreement entered into by Tenant under which the Tenant engages and pays the contractor thereunder for goods or services supplied in furtherance of the maintenance, repair or operation of the New Arena Facility (including janitorial services, HVAC maintenance services, management services, engineering, telephone and exterminator services, and provision of staffing and personnel, including guards and ushers). Service Agreements shall specifically include Qualified Equipment Leases. Service Agreements shall generally exclude subleases, licenses and contractual arrangements whereby Tenant receives revenues from third parties in connection with New Arena Facility operations (which fall within Revenue Agreements).

     "SERVICE CONTRACTORS" shall mean the parties contracting with Tenant under Service Agreements.

     "SUBSTANTIAL TAKING" shall mean any Taking which is so significant as to make it physically or financially unfeasible to operate the New Arena Facility for its intended uses as a sports and entertainment complex (as set forth in Section 5 hereof), and thereby substantially deprive Tenant of the value of the New Arena Facility. However, for any Taking by Landlord, acting pursuant to its powers of condemnation, the same shall be regarded as a Substantial Taking if it causes a material impairment of the ability to so operate the New Arena Facility. In no event will any Taking for the widening of streets or widening of rights-of-way adjacent to the Premises be regarded as a Substantial Taking.

     "TAKING" shall mean any taking of the Premises or any portion thereof by any lawful exercise of powers of condemnation or eminent domain, or any closure or impairment of access to the Premises by virtue of such an exercise.

     "TEAM COMMITMENTS" is defined in the Arena Agreement.

     "TEAM OWNERS" and "TEAMS" are defined in the Arena Agreement.

     "THRESHOLD AMOUNT" is defined in subsection 15(b) of this Lease.

     "UCC" is defined in subsection 14(b) of this Lease.

     "USER AGREEMENTS" is defined in the Arena Agreement.

     2. TERM. The term of this Lease (the "Lease Term") shall commence as of the date of this Lease as set forth above (the "Lease Date"), and shall expire on June 30, 2023, unless sooner terminated or extended as herein provided. Landlord shall have ___ consecutive one (1) year options to extend this Lease, on the same terms set forth herein, provided that the last such option, if exercised, shall expire on June 30, 20__ [OPTIONS SHALL BE OF A SUFFICIENT NUMBER TO EXTEND THE LEASE TERM THROUGH JUNE 30TH OF THE CALENDAR YEAR WHICH INCLUDES THE 25TH ANNIVERSARY OF THE LEASE DATE]. Landlord may exercise and shall be deemed to have exercised each such option by properly exercising the corresponding option to extend the "Operation Term" as set forth in the Arena Agreement. Each option period, when Landlord has so exercised its option therefor, shall become part of the Lease Term for all purposes under this Lease.

     3. ARENA AGREEMENT. As a material and essential part of (i) the consideration afforded to Landlord for agreeing to make this Lease and (ii) the Tenant's obligations under this Lease, Tenant shall timely perform, observe, satisfy and discharge all of Tenant's obligations and duties under the Arena Agreement accruing or arising from and after the Lease Date, including the performance and observance of the Team Commitments and the making of all Quarterly Ascent Payments and all other Ascent Payments when the same become due and owing thereunder (all of which shall constitute part of the "Payment Obligations" hereunder). Those obligations are incorporated herein by this reference and made a part hereof (with respect to those incorporated obligations, the Tenant shall be afforded the applicable cure periods and rights under the Arena Agreement in lieu of those provided for hereunder). However, to the extent those Arena Agreement obligations (including, without limitation, the Team Commitments and any Consequential Damages arising from a breach thereof) are not fully satisfied, discharged and performed in connection with Landlord's exercise of its remedies hereunder, then those obligations shall survive and remain in effect thereafter, without any extinguishment, diminution or impairment thereof by virtue of the remedies exercised hereunder, and to this end, the Tenant's obligations under the Arena Agreement shall also be regarded as severable and independent from this Lease.

     4.   RENT; NET LEASE.

          (A) As an incentive to the Tenant and the Team Owners for undertaking the Team Commitments, the Landlord agrees that the fixed or base rent under this Lease (the "Base Rent") shall be $10 per annum and shall be due and payable in advance on the Lease Date and each anniversary thereafter of the Lease Date within the Lease Term. It is also the mutual intent of the parties hereto that the Base Rent and the Tenant's discharge of the Arena Agreement obligations (including the making of Ascent Payments) be an absolutely net consideration to Landlord (except as expressly set forth in the Arena Agreement itself), and that Tenant shall bear all costs, expenses and liabilities of any kind or nature whatsoever relating to the ownership, occupancy, maintenance, operation, promotion, use or enjoyment of the Premises that accrue or arise during or are attributable to the Lease Term or any periods prior thereto. The costs, expenses and liabilities to be borne by Tenant shall include, without limitation on the generality of the foregoing, all real and personal property taxes, assessments and levies; all utilities charges; all insurance costs; all costs and expenses associated with development, maintenance, repairs, replacements, and improvements for the Premises; all forms of indebtedness; all costs of security and traffic control personnel and services; all other Operating Expenses; and all other costs, expenses or liabilities which are expressly allocated to or undertaken by Tenant under the terms of this Lease, or which must be incurred in order for Tenant to satisfy its obligations hereunder. Tenant shall pay all such costs, expenses and liabilities, in their proper amounts, as they become due and owing from time to time, and the same are sometimes referred to hereinafter collectively as "Additional Rent".

          (B) Notwithstanding any implications to the contrary under subsection 4(a), nothing herein shall be construed to limit or restrict Tenant's right to dispute with any applicable third party obligee Tenant's obligation to satisfy any Additional Rent obligations, provided such dispute is raised and undertaken by Tenant in good faith, and further provided that any such dispute must be undertaken in compliance with subsection 10(c) hereof to the extent applicable.

          (C) The provisions of this Section 4 are an expression of the dominant and overriding intent of the parties regarding the allocation of risks, liabilities and responsibilities attendant or related to the ownership, occupancy, maintenance, operation, promotion, use and enjoyment of the Premises, and shall be controlling over any other provisions of this Lease which may imply or be construed to the contrary (provided that this Section 4 shall not impair the express obligations of Landlord under this Lease and the Arena Agreement).

     5.   USES AND OPERATION.

          (A) Throughout the Lease Term, the Tenant shall continuously operate the New Arena Facility in accordance with standards from time to time prevailing for first-class operating sports and entertainment arenas of similar age in major metropolitan areas of the United States that host spectator sport and entertainment events, and in accordance with NHL and NBA operating standards as the leagues actually apply those standards to the New Arena Facility (subject to the express undertakings by the parties related to operations under the terms of the Arena Agreement). The New Arena Facility shall only be used for purposes (including permitted uses under Revenue Agreements) which are materially consistent with prevailing standards from time to time for the operation of such first-class sports and entertainment arena facilities, and which are in compliance with NBA and NHL operating standards (as those standards are actually applied by the NBA and NHL to the New Arena Facility). Without limitation on the generality of the foregoing, Tenant specifically agrees that it shall provide security personnel and security services, including traffic control personnel, in accordance with the above operating standard.

          (B) If there ever arises any termination of this Lease for an Event of Default hereunder by Tenant, Landlord, in taking possession of the Premises, may succeed to the Tenant's interests under each of the Operating Contracts pursuant to the Operating Assignment and/or Operating Pledge (as hereinafter set forth), but such succession shall be at Landlord's sole election, and Landlord will have no obligation to accept or assume any Operating Contracts or to take possession of the Premises subject thereto. However, Landlord shall be bound to accept possession subject to or succeed to (i) the Major Revenue Agreements, but only so long as the same have been made in conformity with the limitations and requirements under Section 5.11 of the Arena Agreement, and (ii) any other Revenue Agreements which have been given Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Furthermore, Landlord shall also be bound to succeed to Tenant's interests under any Service Agreements which have been given Landlord's prior written approval, which approval again shall not be unreasonably withheld or delayed. However, as a condition to Landlord's obligation to take subject or succeed to the Major Revenue
Agreements or any approved Operating Contracts, the Operating Contractors thereunder must attorn to Landlord and accept Landlord as the valid successor to Tenant's interests thereunder. To the extent Landlord does not take subject or succeed to any Operating Contracts pursuant to the foregoing provisions, then upon the termination of this Lease, Landlord may extinguish any of those Operating Contracts and/or any possessory interests in the Premises that the Operating Contractor may otherwise have thereunder, and without any obligation or liability to the Operating Contractor.

          (C) In connection with any termination of this Lease for an Event of Default, and as part of and pursuant to the indemnity obligations and provisions under Section 11 hereof, Tenant specifically agrees to indemnify Landlord against any obligations or liabilities under any Operating Contract (whether or not Landlord takes possession subject thereto or succeeds thereto) which accrue or arise prior to the Lease termination, or which relate to claims stemming from Landlord's succession to Tenant's interests in the Premises in conformity with subsection 5(b) (including claims related to any resulting extinguishment of the Operating Contract and/or any possessory interests thereunder), or to Tenant's interests in the pertinent Operating Contract.

          (D) Throughout the Lease Term, Tenant shall perform, observe and satisfy all of its obligations and duties arising under the Operating Contracts in the ordinary course of business (subject to Tenant's rights to dispute claims thereunder in accordance with Section 4 above). From time to time as requested by Landlord, Tenant shall make copies of outstanding Operating Contracts available to Landlord for inspection and copying at the Premises, subject to the Confidentiality Standards (except that Landlord shall only be entitled to review but not copy any Major Revenue Agreements).

     6.   COMPLIANCE WITH LAWS.

          (A) Throughout the Lease Term, and at no cost, expense or liability to Landlord, Tenant shall comply and/or cause compliance in a timely manner with
(i) all ordinances, laws, rules and regulations now or hereafter applicable to the Premises or the ownership, occupancy, maintenance, operation, use or enjoyment thereof, and whether federal, state or local in origin (and specifically including, without limitation, all ordinances and regulations of Landlord), and (ii) all requirements of any board of fire insurance underwriters, or other similar bodies now or hereafter constituted, affecting the condition, use or occupancy of the Premises or otherwise relating to the Premises. Tenant specifically agrees to undertake any and all alterations, work or capital improvements for the Premises which are required during the Lease Term pursuant to any applicable building code or any other legal authority, including, without limitation, the Americans With Disabilities Act, 42 U.S.C.
Section 12101, ET SEQ. (and all regulations promulgated thereunder), and any other laws for the protection of the disabled and rules and regulations promulgated thereunder. Tenant represents that as of the Lease Date, and to the best of Tenant's knowledge, Tenant and the Premises are in compliance in all material respects with all ordinances, laws, rules, regulations and requirements referenced in this subsection 6(a).

          (B) Tenant specifically agrees that it shall secure as applicable and maintain in effect any and all licenses, permits and approvals which are required by any governmental authority, including Landlord, for the occupancy and operation of the New Arena Facility in accordance with the provisions hereof, and the conduct of Tenant's business (collectively the "Permits"), and shall timely pay any and all charges, taxes and fees and satisfy any and all conditions which are requisite to maintaining the Permits (and any renewals thereof) in force and effect throughout the Lease Term. Upon Landlord's request from time to time, Tenant shall furnish Landlord with true and complete copies of each Permit and evidence of requisite renewals or extensions thereof. Tenant represents that all Permits currently required are in full force and effect as of the Lease Date.

          (C) Throughout the Lease Term, Tenant shall do or cause to be done all things reasonably within Tenant's control to preserve intact and unimpaired any and all Permits, zoning and land use rights and entitlements, and any other appurtenances, rights or privileges and licenses in favor of the Premises.

     7.   MAINTENANCE AND SERVICES; "AS IS".

          (A) Tenant (at no cost or expense to Landlord) shall undertake all maintenance, repairs and replacements, of whatever kind or nature, which are necessary to keep the Premises and all Personal Property in a good and clean working order, condition and repair from time to time, consistent with generally recognized sound management practices for sports and entertainment complexes similar to the New Arena Facility that are located in major metropolitan areas (which undertakings shall specifically include, without limitation, trash and garbage removal, janitorial and cleaning services, landscape services, and removal of snow and ice from parking areas, sidewalks and driveways, all in conformity with such operating standards). Tenant shall not cause or suffer the occurrence of any waste affecting the Premises. Tenant shall maintain in good condition and repair all utilities connections and systems located on the Premises, and all off-site utility connections and facilities that provide service only to the Premises, and Tenant shall pay or cause to be paid, as applicable and in a timely manner, all utilities charges and any tap fees, system development fees or other charges of a capital nature requisite to utility services. The foregoing shall not be construed to require Tenant to maintain any off-site storm sewer or similar facilities that serve other properties or areas as well as the Premises.

          (B) Prior to the commencement of each Fiscal Year within the Lease Term (including the fractional Fiscal Years at the beginning and end of the Lease Term), Tenant shall prepare and submit to Landlord an annual maintenance program for the New Arena Facility which is applicable to that Fiscal Year.
Each such program shall be materially consistent with the operational standards under this Section 5. Tenant shall be obligated to undertake and complete each annual maintenance program in material conformity with its stated provisions, and within 30 days after the expiration of the Fiscal Year which corresponds with the given program, Tenant shall render to Landlord a written certification of completion in compliance with such program (which certification shall constitute part of Tenant's representations under this Lease). Notwithstanding the establishment of such annual maintenance programs, Tenant shall be obligated to supplement the work under such programs as may become reasonably necessary or appropriate from time to time in order to maintain the New Arena Facility in material conformity with the operational standards under Section 5.

          (C) The Land as leased hereunder is accepted by Tenant in its "AS IS", "WHERE IS" condition, with all faults and defects. Other than Landlord's express undertakings with respect to quiet enjoyment and title which are set forth in Section 10 hereof, Landlord does not make and disclaims any warranty or representation, whatsoever, express or implied, and shall have no obligation or liability whatsoever, as to the condition of or any other matter or circumstance affecting the Premises. Without limitation on the generality of the foregoing, Landlord does not warrant or represent and shall not have any obligation or liability as to the condition of the soils or subsoils; habitability; merchantability; fitness for particular purpose; the zoning and lawfully permitted uses for the Premises; the conformity of the Premises with other applicable laws, rules or regulations; any condition or circumstance affecting the Premises which relates to Hazardous Materials or any other matters of an environmental nature; or the existence or non-existence of any specific condition, on, in, under or over the Premises. In accordance with and as part of Tenant's Additional Rent obligations hereunder, Tenant shall bear all obligations and liabilities which pertain to the condition of the Premises or any matter or characteristic affecting the same which arises or accrues prior to or during the Lease Term, and in the event Landlord incurs any loss, cost or expense, including attorney's fees, in connection with any such obligation or liability, the same shall be reimbursed to Landlord by Tenant within twenty (20) days after demand. However, the foregoing shall not be applicable to any conditions if caused by the on-site physical actions of Landlord's employees, contractors or agents when acting within the scope of their authority.

     8.   IMPROVEMENTS AND ALTERATIONS.

          (A) Without Landlord's prior consent, Tenant may from time to time make any modifications or additions to the Improvements; provided, however, that Tenant shall not make any Material Modifications without Landlord's prior written approval, which shall not be unreasonably withheld or delayed. In any event, any modifications or additions (whether or not Material Modifications) must be in compliance with all applicable laws and regulations and undertaken in a good and workmanlike manner and in material conformity with any plans and specifications therefor approved by Landlord pursuant to the foregoing, and shall not cause any encroachments of the boundaries of the Land or any easement rights lying therein. Upon the completion of any Material Modification, Tenant will promptly furnish
Landlord with as-built plans and specifications for the completed work, or to the extent such as-built plans and specifications are not actually produced, appropriate mark-ups of the original design plans or plans and specifications therefor which reflect "as built" status (including overlays by a computer-aided design and drafting ("CADD") system, if available). Tenant will also furnish Landlord with a copy of any as-built survey that may be prepared in connection with any Material Modifications, and any as-built plans or mark-ups in lieu thereof or as-built surveys to the extent the same are actually prepared in connection with any other modifications or additions. Notwithstanding Landlord's approval of any Material Modification, the undertaking of the same will also be subject to the provisions of subsection 8(b) below.

          (B) All permitted modifications and additions to the Improvements (including Material Modifications) shall be performed in accordance with provisions of the Uniform Building Code, as adopted and amended by ordinance of the City and County of Denver, and in compliance with other applicable laws, rules and regulations (which may be implemented independently of any initial approval given by Landlord under subsection 8(a) above). Tenant will maintain builder's risk insurance, in accordance with Section 2.15.1(d) of the Arena Agreement, for (i) all Material Modifications and (ii) any other modifications or additions where maintenance of such insurance for the same is customary in the real estate development industry. Tenant will also cause all contractors and other parties engaged by, through or under Tenant to maintain insurance coverages to the extent required by the insurance provisions under Sections 2.15.2, 2.15.3, and 2.15.4 of the Arena Agreement, and to the extent such engagements are for (i) Material Modifications, or (ii) other modifications or additions for which maintenance of such insurance coverages is customary in the real estate development industry. Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion, will deliver to Landlord, to the extent requested by and not previously received by Landlord, evidence of payment, contractor's affidavits, and full and final waivers of all mechanic's lien and other claims for labor, services or materials in connection with the work. All modifications or additions, including
Material Modifications, shall be undertaken at no cost or expense to Landlord.

          (C) The provisions of this Section 8 shall not be applicable to maintenance, repairs and replacements of a routine and non-capital nature which are undertaken in the ordinary course of the business of operating the New Arena Facility in conformity with the operational standards under Section 5. Any Material Modifications and other improvements or modifications to the New Arena Facility which constitute real property under Colorado law shall become a part of the Premises for all purposes under this Lease.

     9.   TAXES.

          (A) Tenant shall timely pay all ad valorem taxes, assessments (including special assessments for public improvements) and other governmentally imposed charges with respect to the Premises and the Personal Property (as hereinafter defined), whether arising through Landlord or any other governmental authority, and whether the same accrue or are allocable to periods during or before the Lease Term. To the extent reasonably required by Landlord from time to time in writing, Tenant shall furnish Landlord with evidence of the timely payment of the pertinent taxes, assessments and charges, all before the delinquency thereof. Tenant shall be and remain solely liable to discharge any and all special assessments which are attributable to public improvements commenced or completed at any time before or during the Lease Term, including any installments of those special assessments payable after the expiration of the Lease Term.

          (B) The foregoing shall not be construed to abridge or limit the Tenant's rights in relation to taxes and levies to the extent expressly set forth in the Arena Agreement.

     10.  QUIET ENJOYMENT; TITLE.

          (A) Landlord covenants, subject to the terms of this Lease and Landlord's rights and remedies herein, that the Tenant shall peaceably and quietly occupy and enjoy possession of the Premises during the Lease Term without any interference by parties claiming by, through or under Landlord; provided, however, that the foregoing is subject to those title matters and exceptions set forth on EXHIBIT C attached hereto (the "Permitted Exceptions"). For purposes of the foregoing and any other applicable provisions under this Lease, matters arising "by, through or under" Landlord shall be deemed to exclude any matters caused by or otherwise arising by, through or under the Tenant, whether in its capacity as a prior owner of the Land, the current lessee of the Land, or the past or present owner of the Improvements, or any Affiliates of Tenant (including any Team Owner or other Affiliate that may be a prior owner of the Land), and specifically any title matters arising by virtue of any breach by Tenant of this Lease or the Arena Agreement (and all such matters shall be regarded as arising "by, through or under" Tenant).

          (B) Without the prior written consent of Landlord, Tenant shall not grant, convey or suffer the establishment of any further covenants, restrictions, easements, rights-of-way, or other similar title matters of any nature affecting the Premises. In this regard, Landlord's consent shall not be unreasonably withheld or delayed. However, without Landlord's consent, but only at such times as there are no outstanding Events of Default hereunder, Tenant shall be permitted to grant Leasehold Mortgages in accordance with Section 17 hereof, and also hypothecations, pledges, assignments or security interests against the Tenant's interests in the Collateral; provided, however, that subject only to the prior rights in the Collateral of any Qualified Mortgagee or holder of a Priority Pledge or Purchase Money Security Interest as set forth herein, all such grants will be subordinate and inferior to Landlord's interests in the Premises and Collateral. Any further title matters which arise in conformity with the foregoing provisions shall become part of the Permitted Exceptions when established. Tenant shall be obligated for the timely satisfaction and discharge of all obligations or liabilities which accrue or arise under the Permitted Exceptions either during or before the Lease Term.

          (C) Without limitation on the generality of the foregoing, Tenant specifically covenants and agrees not to permit or suffer any mechanic's or materialmen's lien to become attached or to be foreclosed upon the Premises or any portion thereof, or any interest of Tenant or Landlord therein, by reason of any work or labor performed or materials furnished by any contractor, mechanic, materialman or other party engaged by, through or under Tenant. Tenant shall have the right to protest any such lien, provided that any such lien recorded against any interest in all or any part of the Premises is bonded over and discharged of record within sixty (60) days after the recording thereof, or other commercially reasonable security is provided to Landlord therefor which is reasonably satisfactory to Landlord. If at any time Tenant is to undertake any permitted alteration or improvement on the Premises, or any other work thereon that could give rise to mechanic's lien claim(s) under Colorado law, then before commencing the same, Tenant shall post and/or furnish notices which are sufficient under Colorado law to prevent Landlord's interests in the Land or the Improvements from becoming subject to any resulting mechanic's lien claims. Tenant shall also keep the Premises and Landlord's and Tenant's interests therein and Tenant's interests under this Lease free and clear of any judgment liens, income tax liens, or any other liens of an involuntary nature, provided that if any such involuntary lien arises, Tenant again shall have the period of sixty (60) days after the recording thereof in which to secure a release and discharge thereof by any means available, or to otherwise furnish Landlord with other commercially reasonable security therefor which is reasonably satisfactory to Landlord. However, in any case Tenant shall be responsible for securing the release and discharge of any lien of an involuntary nature (including mechanic's lien claims) at least thirty (30) days before any scheduled foreclosure or other disposition of the Premises or any interest therein pursuant to an enforcement of such lien. With respect to any Qualified Mortgage, Leasehold Mortgage, Priority Pledge, or other liens, pledges or security interests of a voluntary nature, Tenant shall timely discharge its obligations thereunder and shall not suffer any circumstance which constitutes a default thereunder or allows the lienor to foreclose or exercise remedies.

     11. INDEMNITY. Tenant agrees to protect, defend, indemnify and hold harmless Landlord and its employees, consultants, agents and assigns from and against any and all damages, claims, demands, liens (including, without limitation, mechanic's and materialman's liens and claims), losses, costs and expenses (including, without limitation, reasonable attorney's fees, court costs and other expenses of litigation), and liabilities of any kind or nature whatsoever suffered or incurred by or threatened or asserted against any of them, as a result of, arising out of, or in connection with (i) the tortious act, negligence or breach of this Lease by Tenant, or its agents, employees or contractors, or (ii) any action, event, circumstance or condition occurring on or about the Premises during or prior to the Lease Term;

provided, however, that such indemnification obligation shall not apply to the extent that any matter for which indemnification is sought under this Lease is caused solely by the tortious or negligent action or breach of this Lease by Landlord or any of its agents, employees or contractors when acting within the scope of their authority. For purposes of this Section 11, neither Tenant, nor either Team Owner, nor any of their Affiliates, nor any of their respective agents, employees or contractors will be deemed to be agents, employees or contractors of Landlord. The defense of any indemnified obligation or claim hereunder shall be undertaken in conformity with Section
2.16.4 and 2.16.5 of the Arena Agreement.

     12.  ENVIRONMENTAL OBLIGATIONS.

          (A) Tenant represents that to the best of Tenant's knowledge, there are no Hazardous Materials present at, upon or under or within the Premises in any composition or quantity which violates any applicable Hazardous Materials Laws. Tenant specifically represents and warrants that all remediation requirements arising under the Remediation Plan have been satisfied and discharged prior to the Lease Date, and that such remediation has received all necessary approvals of CDPHE and, to the extent applicable, the federal Environmental Protection Agency and any other governmental authority with jurisdiction (the foregoing being subject to any management requirements under the Remediation Plan which pursuant to its terms must be satisfied on an ongoing basis).

          (B) Throughout the Lease Term, Tenant will comply with all Hazardous Materials Laws applicable to the use of the Premises and use its best efforts to cause all Operating Contractors, patrons, licensees and other occupants of the Premises to comply with such laws. Tenant will not generate, use, treat, store, release, dispose of, or permit or suffer the generation, use, treatment, storage, release, disposal or presence of any Hazardous Materials on or in the Premises, or transport or permit the transportation of any Hazardous Materials to or from the Premises, in each case in any quantity, composition or manner which violates any Hazardous Materials Laws. However, if any such violation of Hazardous Materials Laws arises from the actions of any third party which have not been authorized by, through or under Tenant, then such violation will not constitute a breach of this Lease so long as Tenant diligently pursues remediation and cure of the applicable violation in accordance with Hazardous Materials Laws (provided that Tenant will remain liable to indemnify Landlord therefor in accordance with
Section 2.16.3 of the Arena Agreement). Landlord shall not have any liability to Tenant for any violation of or non-compliance with any Hazardous Materials Laws unless the same is attributable to releases of Hazardous Materials affecting the Premises which are directly caused by physical actions of Landlord's employees, contractors or agents. Landlord acknowledges that Tenant, in the ordinary course of business from time to time, may use, store and dispose of commercially reasonable and customary amounts of Hazardous Materials in, on or about the Premises, provided the same in all respects are in compliance with applicable Hazardous Materials Laws.

          (C) The foregoing representations and covenants are cumulative with and shall not be construed to limit Tenant's indemnity for environmental matters under Section 2.16.3 of the Arena Agreement (and such indemnity shall be governing for environmental matters in lieu of Tenant's indemnity under
Section 11 above).

     13. INSPECTIONS. Representatives and agents of Landlord shall have the right to enter all portions of the Premises to inspect and evaluate the performance and observance by Tenant of its obligations under this Lease and the Arena Agreement which pertain to the Premises' physical condition or status. Landlord shall conduct such inspections no more frequently than once in any three (3) year period; provided, however, that this limitation shall not apply in any circumstance where Landlord has reasonable grounds to believe that Tenant has committed violations of its obligations which pertain to the Premises' physical condition or status. Landlord shall not interfere with the activities of Tenant in the Premises, and Landlord's actions shall be conducted such that disruption of the Tenant's work and activities shall be kept to a minimum. Tenant may, at its election, have a representative accompany Landlord during such inspections. The foregoing shall not be applied or construed to limit Landlord's exercise of remedies upon the occurrence of any breach or default by Tenant or any Event of Default hereunder, and nothing herein shall impose or be construed to impose upon Landlord any independent obligation to construct or maintain or make repairs, replacements, alterations, additions or improvements, or create any independent liability for any failure to do so.

     14.  EQUIPMENT AND PERSONAL PROPERTY; SECURITY INTEREST.

          (A) Tenant represents and warrants that as of the Lease Date, and hereafter throughout the Lease Term, Tenant shall own and hold (or lease under any Qualified Equipment Lease) all right, title and interest in and to all Personal Property, free and clear of any security interests, liens, attachments, executions, claims, grants or other interests of any nature in favor of other parties, subject, however, to any Qualified Mortgage, to the inchoate lien for personal property taxes from time to time which are not yet due and payable, to any Qualified Equipment Leases or Purchase Money Security Interests outstanding from time to time, and to any other security interests which are subordinate to Landlord's interests as set forth in subsection 10(b) above. The term "Qualified Equipment Leases" shall mean any lease that Tenant, acting as the lessee, makes for leasing any equipment or other Personal Property, provided the same is made in conformity with the operating standards under subsection 5(a) above. "Purchase Money Security Interest" shall mean any security interest granted by Tenant for purchase money financing obtained in the ordinary course of business for any Personal Property. The term "Personal Property" shall mean all removable trade and other fixtures, removable office, maintenance and other equipment, office, cleaning and other supplies, personnel uniforms and equipment, and all other tangible personal property now or hereafter located on and used in connection with the normal and customary operation, promotion, repair, maintenance or management of the Premises; provided, however, that the Personal Property shall specifically exclude (i) any tangible personal property of Tenant that is located at the Premises but not used by Tenant for the normal and customary operation, promotion, repair, maintenance or management of the Premises, (ii) any trade fixtures, inventories, goods, supplies or other tangible personal property which are owned by the Team Owners and which are ordinarily and customarily owned by team owners under prevailing industry standards for operation of sports franchises, (iii) any personal property or removable fixtures located within the New Arena Facility's private suites which are owned by the Revenue Contractors licensing or leasing the same and which are not included within building standard finishes provided by the Landlord, and
(iv) any trade fixtures, inventories, goods and supplies which are owned by Operating Contractors and which are ordinarily and customarily associated with the types of Operating Contracts under which they are engaged. From and after the Lease Date, Tenant shall not sell, convey or otherwise dispose of any of the Personal Property, or remove any of the same from the Premises, except in conformity with the applicable standards under this Lease for operation and maintenance of the New Arena Facility. In connection with any removal of Personal Property from the Premises in conformity with the foregoing provisions, or any removal of other property, Tenant shall undertake or cause the undertaking of the same in a good and workmanlike manner, and shall promptly repair and restore any resulting damage to the Premises. Tenant also covenants that the Personal Property kept and maintained within the Premises from time to time will be reasonably sufficient for operations and maintenance of the New Arena Facility in accordance with the requirements and standards under this Lease.

          (B) In order to secure the payment and performance of all obligations of Tenant under this Lease (including those arising under the Arena Agreement), Tenant hereby grants Landlord a security interest (the "Operating Pledge") in and to all right, title and interest of Tenant, whether now owned or hereafter acquired, in and to the Personal Property; the Gross Arena Revenues and all accounts and receivables related thereto; the User Agreements; the Bookings; the Operating Contracts; and all trade names, trademarks, logos, copyrights, patents, other intellectual property, general intangibles , contract rights and all other intangible personal property interests which are reasonably associated with the normal and customary operation, promotion, repair, maintenance or management of the Premises; and all proceeds of any of the foregoing (collectively the "Collateral"). In this regard, upon the occurrence of any Event of Default hereunder, Landlord may exercise all rights of a secured party under the Uniform Commercial Code for the State of Colorado (the "UCC"), including but not limited to taking possession of, holding and selling the Personal Property or other Collateral. Any requirement for reasonable notice of the time and place of any public sale, or the time after which any private sale or other disposition is to be made, will be satisfied by Landlord's giving of such notice to Tenant at least five (5) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made. Tenant warrants and covenants that the Operating Pledge and Operating Assignment are and shall be subject or inferior to no other pledges, assignments or security interests during the Lease Term, excepting only (i) any Qualified Mortgage (and the subordination of Landlord's interests in the Collateral in accordance with and subject to subsections 17(a) and 17(b) below),
(ii) any Priority

Pledge, and (iii) any Purchase Money Security Interests. Furthermore, this Operating Pledge is cumulative with and does not limit Landlord's rights under the Operating Assignment. From time to time Tenant shall make and deliver to Landlord such UCC financing statements as Landlord may require in order to perfect the Operating Pledge and Operating Assignment. Landlord agrees that it shall exercise remedies in connection with the Operating Pledge or the Operating Assignment only in conjunction with an exercise of remedies for terminating this Lease and/or evicting or dispossessing Tenant pursuant to subsection 20(a)(i) hereof (provided that if prior to any such exercise any holder of a security interest which is inferior to Landlord's interests acquires any Collateral pursuant to a foreclosure or other exercise of remedies or conveyance in lieu thereof, Landlord shall be permitted to exercise the Operating Pledge and/or Operating Assignment with respect to the Collateral so acquired (but only so long as such exercise does not violate any applicable forbearance agreement made under subsection 17(i)), and to this end the third party acquisition of the pertinent Collateral shall be regarded as an "Event of Default" solely for purposes of allowing Landlord's exercise of those remedies).

     15.  CASUALTY.

          (A) If the Improvements or any part thereof should be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Following the casualty, Tenant at its sole cost and expense will repair and restore the casualty damage with reasonable promptness, subject to delays for insurance adjustments and Force Majeure Events. Landlord's prior written approval for Tenant's plans and specifications for restoration shall be required, but only if (i) the planned restoration will not return the Premises to substantially the same condition and configuration in which the same existed prior to the casualty, and (ii) the departures from the pre-existing condition would constitute a Material Modification if the same were undertaken independently of any casualty, or would otherwise result in a material downgrading of the quality of the New Arena Facility. The restoration shall otherwise be conducted in conformity with the provisions of Section 8 hereof governing modifications and additions to the Improvements, and shall specifically be completed in material conformity with any plans and specifications approved by Landlord and the other restoration standards set forth above.

          (B) To the extent that Net Proceeds derived from the casualty are less than the cost of performing such repairs and restorations, the excess costs shall be paid and borne solely by the Tenant. If the Net Proceeds are equal to or less than the Threshold Amount, they shall be paid to the Tenant and applied to the costs of repair and restoration as required by subsection 15(a) above; if the Net Proceeds exceed the Threshold Amount, they shall be disbursed in accordance with the following provisions. The "Threshold Amount" shall initially be the sum of $1,000,000 as of the Lease Date, which amount shall be adjusted from time to time in accordance with the percentage increase, if any, from and after the Lease Date, in the index for Industrial Commodities (1982=100), as published within the "Producer Price Index and Percent Changes for Commodity Groupings and Individual Items", by the U.S. Department of Labor, Bureau of Labor Statistics. If for any reason the publication of this index ceases, the parties shall act reasonably to mutually designate a comparable index or indicator to replace the foregoing index.

               (i) The full amount of the Net Proceeds shall be paid to a bank or trust company (the "Depository") selected by the Landlord from a list of creditworthy banks submitted by the Tenant. The Depository shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any insurance proceeds. Monies received by the Depository pursuant to the provisions of this Lease shall not be commingled with the Depository's own funds and shall be held by the Depository in a separate account for the uses and purposes provided in this Lease. The Depository shall place any monies held by it into an interest bearing account, and the interest paid or received by the Depository on the monies so held shall be added to the monies so held.

              (ii) In connection with the payment of the Net Proceeds to the Depository, the parties shall institute reasonable written disbursement procedures with the Depository governing disbursement requests made by Tenant for restoration costs, which procedures shall be designed to ensure, in connection with each disbursement, that (A) the work undertaken to date is in conformity with the restoration requirements under subsection 15(a);
     (B) the requested disbursement will be applied to payments properly due and owing to contractors and suppliers for restoration work done; (C) the remaining costs to complete the restoration (including those covered by the pending disbursement request) do not exceed the Net Proceeds remaining; (D) upon the funding of the pending disbursement, all payments owing for restoration work done through the date of the disbursement request shall have been made, such that there are no unsatisfied claims as of that date which could give rise to mechanic's liens; and (E) upon final disbursement of Net
     Proceeds, the restoration has been completed as required under subsection 15(a), free and clear of any mechanic's lien claims (the "Disbursement Conditions"). The Depository shall not be liable or accountable for any disbursement of monies made by the Depository pursuant to a disbursement request from Tenant, provided the Depository makes such disbursement in good faith (and in this regard the Depository may rely upon advice of legal counsel), and further provided that Landlord does not notify the Depository in writing that Landlord intends to dispute the pertinent disbursement within 10 days after Tenant's disbursement request (and accompanying materials) has been submitted to both Depository and Landlord. If Landlord gives such notice, the disputed amounts shall not be disbursed, but instead shall continue to be held by the Depository until such dispute shall have been resolved. Any such dispute raised by Landlord shall be governed by subsection 15(b)(iv) below.

              (iii) To the extent the projected remaining costs of such repair or restoration from time to time (as agreed upon by Landlord and Tenant, acting reasonably and in good faith) exceeds the remaining Net Proceeds, the deficiency, including the amount of any insurance deductible, shall, prior to the payment of any further Net Proceeds from the Depository, be paid first out of the Tenant's own funds.

               (iv) From time to time, but not more often than once in any 30-day period, except for a final payment, and provided that the Tenant has first paid any amounts required to be paid by the Tenant out of its own funds pursuant to subsection 15(b)(iii) above, the Tenant may make disbursement requests, pursuant to the Disbursement Conditions, (A) for reimbursement out of the Net Proceeds for the actual costs and expenses incurred by the Tenant in connection with such repair and restoration; or
     (B) for the Depository to pay such costs and expenses directly to contractors and suppliers. If Landlord determines that any pending disbursement request does not comply with the Disbursement Conditions, then Landlord may give notice to the Tenant and the Depository that Landlord disputes the disbursement within 10 days after Landlord receives its copy of Tenant's disbursement request under subsection 15(b)(i) above. If Landlord does not prevail in the dispute (i.e., if the disbursement request is in compliance with the Disbursement Conditions), then Landlord shall be responsible for any expenses, claims or damages arising because of the dispute which are over and above the amounts encompassed by the disbursement request.

               (v) Upon completion of any such repair and restoration, if there are insufficient Net Proceeds left to pay for all the repair and restoration work, the balance shall be paid by the Tenant. Tenant shall retain any excess Net Proceeds remaining after payment of all repair and restoration costs.

          (C) There shall be no termination of this Lease, nor any extinguishment, abatement or reduction of any payment or other obligations of Tenant under this Lease (including, without limitation, the Arena Agreement obligations), as a result of or in connection with any casualty affecting the Premises.

          (D) Without the prior written consent of Landlord, Tenant shall not enter into or agree to any settlement of insurance claims following a casualty if the proposed settlement results in insufficient proceeds to pay for all repair and restoration work required pursuant to this Lease, and Tenant has not provided the excess amounts necessary for completion thereof or reasonably adequate security in lieu thereof. Furthermore, during any period that the New Arena Facility cannot be operated because of the pending repairs or restorations, Tenant shall reasonably consult and cooperate with Landlord and exercise reasonable efforts toward the end of making arrangements (whether through Landlord or a third party) for temporary alternative arena facilities within the City and County of Denver, or elsewhere in the Denver metropolitan area, to the end that the Team Commitments continue to be fulfilled during the restorations to the extent reasonably possible. In addition, Landlord's rights under this Section 15 with respect to Net Proceeds resulting from a casualty shall be subject to the rights to apply the same and control disbursement procedures which are in favor of any Qualified Mortgagee under the Qualified Mortgage, provided that any applications or actions by the Qualified Mortgagee shall not limit or impair Tenant's obligations hereunder to complete restorations and repairs at Tenant's expense.

     16.  CONDEMNATION.

          (A) As and when either Landlord or Tenant becomes aware of a pending or threatened Taking, such party shall promptly give the other written notice thereof. If the Taking is a Substantial Taking, then Tenant may elect to terminate this Lease by giving Landlord written notice thereof within ninety
(90) days after the condemnation is completed or an order for possession is granted in the condemnation action, whichever is sooner (in which case the Arena Agreement and Redevelopment Agreement, and the incentives and benefits inuring to Tenant thereunder, shall also terminate, and DURA shall be a third party beneficiary hereof). Upon the occurrence of any such termination, however, Tenant shall reasonably consult and cooperate with Landlord toward the end of making arrangements for temporary and/or permanent alternative arena facilities within the City and County of Denver, or elsewhere in the Denver metropolitan area (whether through the Landlord or any other party), to the end that the Team Commitments continue to be fulfilled to the extent reasonably possible and without having a material adverse effect on the financial position, results of operation or cash flow of the Tenant or Team Owners (and this obligation shall survive the termination of this Lease and the Arena Agreement and Redevelopment Agreement).

          (B) If the Taking does not constitute a Substantial Taking (whether initially or after Tenant undertakes any cure), then this Lease shall not be terminable to any extent. If the Taking is not a Substantial Taking, or if this Lease is not terminated for a Substantial Taking, the obligations of Tenant hereunder shall remain in full force and effect, without any abatement, reduction or diminution. Tenant shall be obligated to undertake any restoration or repair of the Premises which becomes reasonably necessary as a result of the Taking. Any such restoration or repair shall be undertaken in conformity with the provisions of Section 15 above, as if the Taking had constituted a fire or other casualty. In this regard, Net Proceeds from any condemnation award shall be applied in the same manner as any Net Proceeds from insurance claims, but if the Net Proceeds prove to be deficient for completing the restorations, Tenant shall bear the deficiency at its cost (except that the Landlord shall bear any such deficiency related to reasonably necessary restorations that arise from any condemnation by Landlord as the condemning authority). If the Net Proceeds prove to be in excess of the cost of restoration and repair, then so long as there is no outstanding Event of Default hereunder, the remainder shall be paid over to and retained by Tenant. If there is an outstanding
Event of Default hereunder, Landlord shall be entitled to receive and hold the Net Proceeds for application against the defaulted obligations and any liabilities or damages resulting therefrom, and any excess remaining after such application shall be paid over to Tenant as Tenant's property.

          (C) Without the prior written consent of the other party hereto (which shall not be unreasonably withheld), neither party shall enter into an agreed condemnation judgment (whether for possession or compensation), nor convey the Premises or any portion thereof in lieu of a condemnation proceeding. In connection with any agreed upon judgment or conveyance in lieu of condemnation which is permitted under the foregoing provisions, the parties shall jointly take such actions as may be necessary or appropriate to effectuate the same.

          (D) Landlord acknowledges that its rights to apply Net Proceeds under this Section 16 shall be subject to the rights of any Qualified Mortgagee under the Qualified Mortgage to control disbursement procedures for or otherwise apply those Net Proceeds, provided that any applications or actions by the Qualified Mortgagee shall not impair or limit Tenant's restoration obligations under subsection 16(b), and Tenant shall be obligated to complete the same at Tenant's cost.

     17.  TENANT'S FINANCING.

          (A) So long as there is no outstanding Event of Default hereunder, and in order to facilitate Tenant's development and operation of the New Arena Facility and lending relationships in connection therewith, from time to time Tenant shall be entitled to secure financing with any mortgage or deed of trust granted against and encumbering Tenant's interests in the Premises, including its leasehold interests under this Lease (a "Leasehold Mortgage", with the holder thereof being a "Leasehold Mortgagee"), which may also be complemented by collateral assignments and security interests encumbering the Tenant's interests in the Collateral. Furthermore, the holder (the "First Leasehold Mortgagee") of the first-priority Leasehold

Mortgage outstanding from time to time (the "First Leasehold Mortgage") may become a "Qualified Mortgagee" hereunder, and the Qualified Mortgagee and its First Leasehold Mortgage (the "Qualified Mortgage") shall be afforded certain express rights set forth herein which will not benefit any other Leasehold Mortgagees. Those rights shall include a prior security interest and lien in the Collateral senior to the Operating Assignment and Operating Pledge of the Landlord (provided that the enforcement of those senior interests will be qualified by the applicable provisions of this Section 17). Qualified Mortgagee status shall be governed by subsection 17(b) below.

          (B) In order to have the status of Qualified Mortgagee, the First Leasehold Mortgagee and its First Leasehold Mortgage must comply with the following conditions and requirements, and the establishment of Qualified Mortgagee status, and the rights and obligations pertaining thereto, will be subject to and governed by the following provisions of this subsection 17(b):

               (i) To become the Qualified Mortgagee, the First Leasehold Mortgagee shall enter into an intercreditor agreement with Landlord, which shall be in recordable form and recorded in the real property records for the City and County of Denver before the Qualified Mortgage. The Landlord shall be obligated to so enter into the intercreditor agreement, however, only so long as there is no outstanding Event of Default hereunder and all other conditions and requirements under this subsection 17(b) are also satisfied, and Landlord shall expressly acknowledge such satisfaction in the intercreditor agreement (with respect to the requirement in subsection 17(b)(iv), such acknowledgement shall be to Landlord's knowledge).
     Landlord agrees to reasonably cooperate with the First Leasehold Mortgagee with respect to the timely execution of the intercreditor agreement. To the extent the Qualified Mortgagee attempts to negotiate concessions or other provisions for the intercreditor agreement which are not contemplated by this subsection 17(b)(i), Tenant shall reimburse Landlord for any reasonable out-of-pocket attorney's fees incurred by Landlord which are attributable to those negotiations, which reimbursement shall be made within fifteen (15) days after demand (and in any case, Landlord shall have no obligation to negotiate for or agree to such further concessions or provisions). The intercreditor agreement shall provide for and be governed by the following terms of this subsection (i), and shall be made in form reasonably satisfactory to Landlord and the First Leasehold Mortgagee (provided that in any case the intercreditor agreement shall not expand the Qualified Mortgagee's or Landlord's rights and interests beyond those expressly provided for in this Lease, or diminish or impair Landlord's or the Qualified Mortgagee's rights and interests as set forth herein):

                    (a) As set forth above, the Operating Pledge and Operating Assignment shall be inferior to the Qualified Mortgage, and Landlord shall furnish documentation reasonably necessary to confirm the subordinate status of those interests. However, the Qualified Mortgagee shall not complete a foreclosure of its superior interests in the Collateral prior to the time, if ever, that the Qualified Mortgagee succeeds to the Tenant's interests under this Lease by a foreclosure thereof (upon the expiration of applicable redemption periods), or by any assignment or conveyance in lieu of foreclosure, and the making of the requisite assumption under subsection 17(d) below. The Qualified Mortgagee shall conduct the foreclosure so that the sale extinguishes each security interest or encumbrance against any Collateral which is inferior and subordinate to the Landlord's interests under the Operating Pledge and Operating Assignment (unless the foreclosure leaves in place the Operating Assignment and Operating Pledge with respect to the same Collateral encumbered by that subordinate interest). To the extent the Qualified Mortgagee does not so foreclose upon any of the Collateral, or the Qualified Mortgagee fails to timely exercise and complete the Lender Cure Rights, the Qualified Mortgagee shall be required to release all of its assignments and security interests in the Collateral or the pertinent portion thereof, as the case may be (provided that so long as the Qualified Mortgagee succeeds to and assumes the Tenant's position hereunder in accordance with the terms hereof, and fails to foreclose upon any certain Collateral by mere inadvertence, the Qualified Mortgagee shall not be required to release such Collateral so long as it diligently forecloses thereon after notice from Landlord demanding the release).

                    (b) The intercreditor agreement will incorporate the provisions set forth in subsection 17(c)(viii) below and apply the same, as appropriate, to periods prior to any foreclosure of the Qualified Mortgage.

                    (c) The intercreditor agreement will attach and incorporate a form of assumption for purposes of applying subsection 17(d) below (and the First Leasehold Mortgagee shall expressly undertake to make such assumption in conformity with subsection 17(d) below if applicable), and establish provisions for the giving of notices as contemplated under this
     Section 17.

                    (d) The parties shall establish a form of acknowledgment of the provisions of subsection 17(f) hereof for incorporation into the First Leasehold Mortgage.

                    (e) The parties shall otherwise include a general acknowledgment and confirmation of the relative rights, interests and obligations of Landlord and the Qualified Mortgagee under this Section 17.

               (ii) At any one point in time, there shall be only one Qualified Mortgage. The Qualified Mortgagee may convey or grant participations or other interests in the Qualified Mortgage to other lenders and parties, provided that for all purposes under this Lease, Landlord may treat and shall be entitled to deal only with one party as the Qualified Mortgagee as specifically designated in the intercreditor agreement.

              (iii) The First Leasehold Mortgage must be recorded with the Clerk and Recorder of the City and County of Denver and must contain provisions which provide substantively as follows:

                    (a) Any Event of Default hereunder expressly constitutes a default by Tenant under the First Leasehold Mortgage.

                    (b) The First Leasehold Mortgage shall expressly include remedies allowing the First Leasehold Mortgagee, upon the occurrence of a default thereunder by Tenant, to secure a receiver for the Premises upon EX PARTE application, without notice to the Tenant and without regard to the adequacy of or any endangerment to the security.

               (iv) The First Leasehold Mortgage must comply with subsection 17(e) below.

          (C) The Qualified Mortgagee shall have the following cure rights in connection with any breach, default or Event of Default by Tenant hereunder (the "Lender Cure Rights"):

               (i) Upon the occurrence of any breach or default by Tenant under this Lease, Landlord shall give notice of the same to the Qualified Mortgagee, in the manner for giving notices as set forth in the intercreditor agreement, but only to the extent Landlord is also required to give such notice to the Tenant as a predicate to establishing an Event of Default hereunder pursuant to Section 19 below. Landlord will not be in default hereunder if Landlord fails to give any such notice of default to the Qualified Mortgagee, but any notice of default by Landlord to the Tenant shall not be effective until such notice is also given to the Qualified Mortgagee as required hereunder. Landlord must also give notice to the Qualified Mortgagee when Tenant's pertinent breach or default ripens into an Event of Default hereunder, or upon the occurrence of any other Event of Default; Landlord will not be in default if it fails to give such notice, but the Lender Cure Rights shall not begin to run until such notice is given. Failure to give such notice of an Event of Default to the Qualified Mortgagee shall not waive or release any claim or rights of Landlord against Tenant.

               (ii) Upon giving of a notice by Landlord of an Event of Default as set forth in subsection 17(c)(i) above, the Qualified Mortgagee shall have the same rights to cure the default as are provided to the Tenant, if any, in Section 19 hereof, which cure rights shall commence to run upon the giving of such notice (and which cure rights are further supplemented and modified by subsections 17(c)(iii), (iv) and (v) below). The cure periods under this subsection (ii) shall cease to apply in any event at the time, if ever, that the Qualified Mortgagee succeeds to Tenant's interests hereunder (at which time the Qualified Mortgagee shall then have the cure periods of the Tenant).

               (iii) Upon the occurrence of any Event of Default hereunder, so long as the Qualified Mortgagee gives Landlord notice, on or before the date that is thirty (30) days after

     Landlord's notice of the Event of Default, that the Qualified Mortgagee intends to pursue remedies in order to secure possession and succeed to the Tenant's interests in this Lease, Landlord shall not take any action to terminate this Lease or evict or dispossess the Tenant until the Qualified Mortgagee has had a reasonable period of time to complete those remedies as necessary, provided that following its notice the Qualified Mortgagee shall proceed with reasonable diligence to pursue possession of the Premises and succession to Tenant's interests hereunder pursuant to its available remedies, including but not limited to foreclosure through the public trustee, judicial foreclosure, and/or deed in lieu of foreclosure, and/or appointment of a receiver.

               (iv) During the pursuit of any foreclosure action and any related remedies pursuant to the Qualified Mortgage, the Qualified Mortgagee shall be obligated for the cure of Tenant's Events of Default, and further for the timely performance and observance of Tenant's obligations arising under this Lease and the Arena Agreement, in accordance with the provisions applicable to Tenant and without the cure rights under subsection 17(c)(ii) above, but excluding any Excused Obligations as set forth in subsection 17(c)(v) below, and subject to the deferral rights under subsection 17(c)(vii) below.

               (v) Notwithstanding anything herein to the contrary, the Qualified Mortgagee shall not be required, during the pendency of any foreclosure action undertaken in conformity with subsection 17(c)(iii), to cure any default or Event of Default by the Tenant which arises from or is constituted by an Excused Obligation. The term "Excused Obligation(s)" shall mean and include the following, subject to the express qualifications also contained in the following provisions:

                    (a) Performance and satisfaction of the Team Commitments (provided that their inclusion within the Excused Obligations shall not limit the provisions of subsection 17(c)(viii) below);

                    (b) Any payment of Consequential Damages owed to Landlord, whether then existing or thereafter accruing;

                    (c) Any claims, damages or expenses attributable solely to a breach of a Guaranty (but not the underlying guaranteed obligations);

                    (d) Any breach of a representation or warranty of the Tenant; provided, that the Qualified Mortgagee shall be bound to cure and remedy the circumstances giving rise to such breach if practicable and when prevailing circumstances reasonably permit the commencement of the cure and remedy, and to the extent such circumstances are encompassed by or relate to ongoing covenants and obligations arising out of this Lease or Arena Agreement (e.g., the Qualified Mortgagee's securing compliance with applicable laws following a breach of Tenant's representations with respect thereto under subsection 6(a); or the Qualified Mortgagee's remediation, in accordance with subsection 12(b), of Hazardous Materials the presence of which constitutes a pre-existing breach of Tenant's representations under subsection 12(a)). However, specifically with respect to any remediation of Hazardous Materials, Landlord agrees that the Qualified Mortgagee shall not be required by this Lease to undertake the same until the Qualified Mortgagee succeeds to Tenant's interests under this Lease.

                    (e) Any costs, expenses or liabilities incurred by Landlord prior to the commencement of foreclosure and arising from a breach by Tenant of any indemnity made by Tenant for Landlord (except for any incurrence of Operating Expenses or sums to satisfy any liens, executions or attachments against the Premises or Collateral or any interests therein).

                    (f) Any assignment or attempted assignment made by Tenant in violation of this Lease.

                    (g) Any Event of Default which relates uniquely and specifically to Tenant as an entity (e.g., any dissolution or bankruptcy of Tenant).

                    (h) Any Event of Default by Tenant for which there is no cure period in favor of Tenant (provided that the Qualified Mortgagee shall be obligated to remedy the circumstances giving rise to that Event of Default, if the remedy is feasible, after receiving notice or becoming aware

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     of the same and when prevailing circumstances reasonably permit the commencement of such remedy).

                    (i) Any covenant or obligation of the Tenant which by its nature cannot be performed without possession of the Premises or, notwithstanding the Qualified Mortgagee's diligent efforts in this regard, through an appointed receiver, or for which and for so long as the Qualified Mortgagee's performance thereof is barred by any binding court order that the Qualified Mortgagee has contested in good faith. However, the Qualified Mortgagee shall be obligated to perform and cure such obligations, if practicable, when the Qualified Mortgagee secures sufficient possessory interests that allow such cure and performance, or when prevailing circumstances otherwise reasonably permit such cure and performance.

     In no event will the Qualified Mortgagee (or its foreclosure purchaser) be required to furnish any additional guaranty by another party in order to effectuate a cure of any defaults or succeed to the Tenant's interests hereunder (provided that guaranty requirements, as modified by the effect of the Excused Obligations, may be applied for any subsequent assignment by either of those parties in accordance with Section 18 hereof).
     Furthermore, the Landlord will not exercise against the Qualified Mortgagee (or its successor) Landlord's setoff remedial rights under Section 6.2.2(b) of the Arena Agreement for any Excused Obligation, except to the extent that the payments owing from Landlord accrue prior to the Qualified Mortgagee's succession to Tenant's interests hereunder and assumption of this Lease pursuant to subsection 17(d). Where this subsection 17(c)(v) or subsection 17(c)(iv) above indicates or refers to the Qualified Mortgagee being "obligated" to perform or cure any defaults or obligations of Tenant, it is an obligation only in the sense of being a requirement for undertaking the Lender Cure Rights, and the Qualified Mortgagee shall not have personal liability for Tenant's obligations hereunder unless and until it actually succeeds to Tenant's interests under this Lease by foreclosure or otherwise (which liability shall be governed by the other terms and provisions of this Lease).

               (vi) In the event that this Lease is rejected as a result of any federal bankruptcy case involving Tenant as the debtor, then in such event, and upon the written request of the Qualified Mortgagee made within thirty (30) days following the Lease termination and upon the extinguishment of Tenant's possessory interests, Landlord shall promptly enter into a new lease with the Qualified Mortgagee. For purposes of the foregoing, this Lease shall, in the case of such a bankruptcy, be regarded as terminated when its rejection either is approved by court order or becomes effective by the passage of time under the operative provisions of the Federal Bankruptcy Code. The new lease shall be made on the same terms and conditions as this Lease, such that the new lease constitutes a reinstatement of the remaining terms hereof as of this Lease's termination, provided that the new lease shall be on terms consistent with the provisions of this Section 17 governing the Qualified Mortgagee's succession to Tenant's interests and obligations. The form of the new lease shall also be adjusted as necessary to reflect that the Qualified Mortgagee is the new "Tenant" thereunder.

               (vii) Notwithstanding any implications to the contrary under the foregoing provisions, at such time as any Qualified Mortgagee commences remedies to foreclose upon the Tenant's interests hereunder in accordance with subsection 17(c)(iii) above, or at any earlier time, and pursues the same diligently, the Qualified Mortgagee (or its permitted successor hereunder, if any) may elect to defer payment, until the "Deferral Date" established below, of any Quarterly Ascent Payments which are or become due and owing. The Deferral Date shall be the date which is one (1) year after
     (A) Landlord's notice of an Event of Default under subsection 17(c)(ii), or
     (B) the occurrence of the Qualified Mortgagee's commencement of such foreclosure remedies by the filing of any requisite notice, complaint or petition, whichever is sooner. All such deferred Quarterly Ascent Payments shall be due and payable in full on the Deferral Date.

               (viii) Notwithstanding that any Qualified Mortgagee is not obligated for performance of the Team Commitments, or to pay any Consequential Damages arising from a breach thereof, any Qualified Mortgagee (or its permitted successor), at such time as such party succeeds to Tenant's interests hereunder, shall be bound to accept the Premises subject to and assume the User Agreements, and also subject to the Team Commitments (notwithstanding any prior breach or termination of the User Agreements). In no event shall the Qualified Mortgagee or its successor have any obligation to cure pre-existing defaults of Tenant under the User Agreements. The prior written approval of both the Landlord and the Qualified Mortgagee shall be required to terminate, amend or release the Team Commitments (which will be mutually undertaken as necessary to effectuate a transaction with a substitute franchisee that is approved by the parties as set forth hereinafter). The Qualified Mortgagee and Landlord shall each have the right to sue for specific performance or other relief in order to enforce the Team Commitments, but neither Landlord nor the Qualified Mortgagee shall have any obligation to sue on behalf of the other. In the event Landlord or the Qualified Mortgagee ever pursues any specific performance action or other remedy to enforce the Team Commitments or User Agreements, the other party will reasonably cooperate in that regard, at no material cost or expense to the cooperating party. Neither Landlord nor the Qualified Mortgagee shall take any action that would interfere with any enforcement actions taken by the other party; to this end, if either party commences such a specific performance action, it shall give the other party written notice thereof, so that the other party may, without obligation to, join in the specific performance action, and the same can be pursued jointly. In addition, in the event there ever arises any failure in enforcing the Team Commitments for any reason, then the Landlord and the Qualified Mortgagee shall be obligated to reasonably cooperate with one another, consistent with Landlord's rights and interests under this Lease, and at no material cost to either party (except as they may otherwise elect), to locate and structure a transaction with an alternative NBA and/or NHL franchisee to operate in the New Arena Facility in place of the breaching Team Owner(s). Furthermore, once the Qualified Mortgagee has succeeded to the Tenant's interests hereunder, Landlord will reasonably cooperate with the Qualified Mortgagee in order to promote and facilitate the performance and observance of the obligations under this Lease assumed by the Qualified Mortgagee; provided, however that such cooperation shall not (A) entail the incurrence of any cost, expense or liability by the Landlord, or (B) require Landlord to limit, impair or forbear from enjoying any of its rights and remedies hereunder. References in this subsection 17(c)(viii) to the

     Qualified Mortgagee shall be deemed to include its foreclosure purchaser, if any, and any permitted assignee of the Qualified Mortgagee or such foreclosure purchaser, and the provisions of this subsection 17(c)(viii) shall become part of the Lease terms between Landlord and such party.

               (ix) Notwithstanding any pendency of the Lender Cure Rights, Landlord shall retain the right to pursue at any time its IN PERSONAM remedies, including actions for collection of Payment Obligations, damages and specific performance, against Tenant, the Team Owners or any Guarantor, and the Lender Cure Rights shall not be construed to require Landlord to forbear from those remedies (and the Qualified Mortgagee shall also retain the right to pursue its own IN PERSONAM remedies against those parties).

          (D) Upon succeeding to the Tenant's interests under this Lease (which in the case of foreclosure shall be deemed to occur upon expiration of applicable redemption periods):

               (i) Any Leasehold Mortgagee shall become liable for Tenant's obligations hereunder and under the Arena Agreement, and shall be required to furnish Landlord with a written assumption of Tenant's obligations hereunder and under the Arena Agreement within ten (10) days after the succession in interest, which assumption shall be in form satisfactory to Landlord (subject to the terms of any applicable intercreditor agreement). However, this assumption period shall be thirty (30) days for any Qualified Mortgagee, and if the Qualified Mortgagee fails to tender the assumption in a timely manner, Landlord shall give the Qualified Mortgagee notice thereof (in accordance with the applicable intercreditor agreement) and an additional thirty (30) days in which to tender the assumption. If the assumption is not timely completed in the case of a Qualified Mortgagee,
     (A) the Qualified Mortgagee shall not receive any of the incentive and other payments and economic benefits accruing under the Arena Agreement or Redevelopment Agreement prior to the tender and cure, if ever, of the assumption (and DURA shall be a third party beneficiary of the foregoing), and (B) such failure of completion shall constitute an Event of Default hereunder that shall be material for purposes of subsection 20(e) (provided that the Qualified Mortgagee may cure this particular Event of Default by tendering the requisite assumption, and reimbursement of all of Landlord's related attorneys' fees and enforcement costs, at any time before the entry of any judgment for a termination of this Lease, eviction or dispossession of the Tenant, or restitution of the Premises pursuant to an exercise of remedies under subsection 20(a)(i)). If the assumption is not timely completed by a Leasehold Mortgagee that is not a Qualified Mortgagee, then this Lease shall automatically terminate and be of no further force or effect, and the Leasehold Mortgagee shall be divested of any and all interests under this Lease and in the Premises.

               (ii) Any Leasehold Mortgagee succeeding to Tenant's interests hereunder pursuant to the foregoing will be regarded as a permitted successor to the Tenant's interests pursuant to Section 18 below, liable for, bound by and subject to all the terms and provisions of this Lease, and any pre-existing defaults or Events of Default by Tenant hereunder and Landlord's rights and remedies in connection therewith; provided, however that for the benefit (and solely for the benefit) of any Qualified Mortgagee (or its foreclosure purchaser), to the extent any such pre-existing default or Event of Default is constituted by or arises from an Excused Obligation, the same shall be deemed waived to the extent set forth in subsection 17(c)(v) above. As part of the assumption requirements under subsection 17(d)(i), any Qualified Mortgagee or other Leasehold Mortgagee, or its successor, shall be obligated to furnish such UCC financing statements and other documents as Landlord may require for that party to expressly confirm, adopt and re-grant the Operating Pledge and Operating Assignment for the benefit of Landlord, on the same terms governing the original making thereof by Tenant, and so that the same are not subordinate to any security interests or encumbrances arising by, through or under that party. In no event shall the adoption and granting of the Operating Pledge and Operating Assignment by such Qualified Mortgagee limit or restrict its rights, or the rights of its successors, with respect to the Collateral as otherwise set forth in this Lease, including the right to encumber such Collateral with a subsequent
     Qualified Mortgage and/or Leasehold Mortgage (provided that any Leasehold Mortgagee other than a Qualified Mortgagee, and its successors, will have no right to establish any further Qualified Mortgages). In the case of an assumption by a Qualified Mortgagee the parties shall also enter into an amendment to this Lease to incorporate the Excused Obligations arising pursuant to subsection 17(c)(v), as applicable. References to any Qualified Mortgagee or Leasehold Mortgagee in this subsection 17(d) shall be deemed to include its foreclosure purchaser, and such purchaser shall be bound by and subject to all the requirements and provisions of this subsection 17(d).

               (iii) Without limitation in the generality of the foregoing provisions of this subsection 17(d), any Leasehold Mortgagee succeeding to Tenant's interests under this Lease shall be subject to all limitations applicable to further assignments under Section 18 hereof. Upon its completing any permitted assignment hereunder, any Qualified Mortgagee shall be released from all obligations and liabilities under this Lease except for those which accrue during the period that it is the successor to and holder of the Tenant's interests hereunder, or which accrued prior thereto and are not waived pursuant to the Excused Obligations.

          (E) Any Leasehold Mortgage, including any Qualified Mortgage (and any assignments thereof), may not be made for the purpose of effectively transferring the Tenant's interests in the Premises to any person or entity in violation of Section 18 hereof. If any Leasehold Mortgage violates this requirement, it shall not constitute a permitted encumbrance of Tenant's interests hereunder or in the Collateral and shall be deemed a prohibited assignment under Section 18, and neither the encumbrancer nor any third party acquiring any interest by, through or under that encumbrancer shall constitute a permitted successor to or assignee of the Tenant's rights and interests hereunder or otherwise have any interest in this Lease, the Premises or any Collateral.

          (F) Tenant shall have no authority, express or implied, to create any lien, charge or encumbrance upon the estate or interests of the Landlord in the Premises, and Landlord shall have no obligation to join in any Qualified Mortgage or other Leasehold Mortgage or to make any subordination thereto of its fee interests in the Land or the Executory Interest; in all respects, any Leasehold Mortgage will be subject and inferior to those interests of Landlord, and will encumber only the interests of the Tenant. In any case, any Qualified Mortgagee or other Leasehold Mortgagee or its successors may not remove any

Improvements or Personal Property from the Land in connection with or as part of any mortgage remedies (except to the extent removals of Personal Property are permitted hereunder for the Tenant).

          (G) Any Leasehold Mortgagee other than a Qualified Mortgagee shall not have any of the rights, benefits or interests of a Qualified Mortgagee hereunder, and shall not otherwise have any rights arising hereunder (including, without limitation, any rights to receive default notices or to cure any defaults or Events of Default), except to the extent and at such time, if ever, as the Leasehold Mortgagee succeeds to the Tenant's interests and assumes Tenant's obligations in accordance with subsection 17(d) hereof. Any such Leasehold Mortgagee, as the successor to the Tenant, will be obligated to enforce the performance, satisfaction and discharge of the Team Commitments in accordance with the Arena Agreement and payment of any Consequential Damages, and will not otherwise benefit to any extent from the Excused Obligations. Without limitation on the generality of the foregoing, any interests of the Leasehold Mortgagee in any Collateral shall be subordinate and inferior to Landlord's interests in the Collateral, arising pursuant to the Operating Pledge, Operating Assignment or otherwise. The foregoing provisions shall also apply to any lien claim against Tenant's interests under this Lease which is of an involuntary nature.

          (H) At such times as there are no outstanding Events of Default hereunder, Tenant may make any pledges, security interests or collateral assignments in favor of third parties which encumber the Major Revenue Agreements, and those third party grants ("Priority Pledge(s)") shall have priority over and be superior to Landlord's interests in the Major Revenue Agreements pursuant to the Operating Pledge and Operating Assignment. When reasonably requested from time to time, Landlord will promptly furnish any documents which may be necessary to effectuate the subordination of the Operating Pledge and the Operating Assignment to any Priority Pledge. Such subordination will not be construed to limit Landlord's rights with respect to the Major Revenue Agreements as set forth in subsection 5(b) above.

          (I) With respect to junior pledges or security interests in favor of third parties which encumber Revenue Agreements other than Major Revenue Agreements and which are subordinate and inferior to the Operating Pledge and Operating Assignment, Landlord, upon request of Tenant, shall promptly furnish such third party with a written covenant and confirmation that the Landlord will not enforce its superior assignments and security interests with respect to the pertinent Revenue Agreement(s) unless and until (i) there arises any Event of Default hereunder, and (ii) Landlord commences remedies for the termination of this Lease and/or eviction or dispossession of the Tenant pursuant to subsection 20(a)(i) above by filing any pleading or giving any legal notice that commences such action under applicable law. In connection with that confirmation, Landlord will specifically acknowledge that the third party pledgee is not and will not be required to disgorge sums collected under the pledge prior to such commencement of remedies by the Landlord as set forth above. Conversely, the pledgee will be required to acknowledge and agree that Landlord's agreement of forbearance, and the passage of the forbearance period, will not in any way limit or impair Landlord's rights to enforce its superior interests in the pertinent Revenue Agreement(s) at the time of the commencement of remedies as aforesaid.

     18.  ASSIGNMENT AND SUBLETTING.

          (A) Tenant shall not assign any of its rights or interests or delegate any of its obligations under this Lease except in connection with a permitted assignment and delegation of Tenant's rights and obligations under the Arena Agreement. The standards and provisions set forth in the Arena Agreement for approving any assignee of Tenant thereunder are incorporated herein by this reference and made applicable to any proposed assignee of the Tenant's interests under this Lease. In any case, any assignment by Tenant under this Lease shall be subject to the condition precedent that Tenant contemporaneously complete a permitted assignment to the same assignee under and in accordance with the Arena Agreement and the User Agreements. For purposes of the foregoing, any sale or other transfer of any ownership or voting interest in Tenant, by any member thereof, to any other party, including any Affiliate of the transferring member, shall be deemed an "assignment" by the Tenant hereunder to the extent such transaction is also deemed an assignment by the Tenant under the Arena Agreement. In connection with any permitted assignment, and as a condition precedent to the effectiveness of the same, the assignee shall furnish a written assumption of the Tenant's obligations as provided in the Arena Agreement, which assumption shall extend to the Tenant's obligations hereunder as well as those under the Arena Agreement, and shall also furnish any related guaranty if applicable under the Arena Agreement
(and with the guaranteed obligations thereunder to extend to the Tenant's obligations under this Lease as well as the Arena Agreement). As set forth in the Arena Agreement, however, any such guaranty shall not limit or impair any obligations of any Guarantor under any existing Guaranties. As part of the assumption, Landlord may require that the assignee specifically adopt and re-make the Operating Pledge and Operating Assignment on the same terms that are applicable to the Tenant.

          (B) Any subletting of all or substantially all of the Premises or Improvements shall be prohibited in all respects. Any sublease made by Tenant, whether or not permitted, shall be fully subordinate to Landlord's interests and may be extinguished pursuant to any exercise of remedies under subsection 20(a)(i) below (subject, however, to the protections under subsection 5(b) above which are afforded to Major Revenue Agreements and other Operating Contracts approved by Landlord). Notwithstanding any sublease, Tenant shall remain primarily liable for all of its obligations and duties under this Lease, and Landlord shall not be in privity with any subtenant or be obligated to accept from any subtenant performance of any of Tenant's obligations hereunder.

          (C) Any assignment which is otherwise permitted hereunder or under the Arena Agreement shall be voidable at Landlord's election if, at the time of the assignment, Tenant is in material breach or default of any obligations under this Lease or the Arena Agreement for which Landlord has previously given Tenant written notice (and regardless of whether any cure period applicable thereto has expired), or there is any outstanding Event of Default hereunder. Any consent by Landlord to any one assignment shall not be construed as a consent by Landlord to any further assignment, and the latter shall remain subject to Landlord's consent in accordance with the foregoing provisions and the Arena Agreement. Any attempted assignment or subletting in violation of the provisions of this Section 18 shall, at Landlord's election, be void, unenforceable and of no legal effect, and shall constitute an Event of Default under this Lease.

          (D) Notwithstanding any permitted assignment hereunder, the Tenant shall retain primary liability for all obligations and liabilities arising under this Lease which accrue and arise before or after the making of the assignment (except to the extent that a release of Tenant for the Lease obligations and liabilities arises under the Arena Agreement). Notwithstanding any such release of Tenant, the Guaranties and the liabilities of any Guarantor thereunder shall remain in full force and effect.

     19. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Lease:

          (A) Tenant's failure to make any Base Rent payment or any other payment owing to Landlord hereunder (sometimes hereinafter collectively referred to as "Payment Obligations"), when the same becomes due and payable, if such failure is not cured within twenty (20) days after written notice thereof from Landlord ("Payment Obligations" are further supplemented as set forth in Section 3 above).

          (B) Any material breach of any representation or warranty by Tenant hereunder (provided that if such breach is of a nature that the same is susceptible of being cured, the cure period under subsection 19(f) below shall be applicable thereto).

          (C) Any assignment or subletting in violation of Section 18 hereof, or any material breach of Tenant's obligations regarding title matters and lien claims under subsections 10(b) and 10(c) hereof (and in any event it shall be material if Tenant fails to secure a discharge of any lien claim at least 30 days before a scheduled enforcement thereof by foreclosure sale or other disposition).

          (D) Any circumstance specifically defined as an "Event of Default" under the other provisions of this Lease, or the occurrence of any "Operation Term Default" under the Arena Agreement.

          (E) Any abandonment by Tenant of the Premises, or any discontinuance of the operation of the New Arena Facility in the ordinary course of business as a sports and entertainment complex if such discontinuance is not caused by Force Majeure Events. However, any such discontinuance shall not be an Event of Default if cured within ten (10) days after Landlord gives Tenant notice thereof.

          (F) Any breach or default of any covenants, agreements, obligations or duties of Tenant contained in this

Lease, other than those subsumed within the foregoing provisions of this
Section 19, in the event such breach or default shall continue for thirty
(30) days after written notice thereof from Landlord; provided, however, that if the breach or default cannot be cured by the payment of money and otherwise cannot reasonably be cured within said thirty (30) days, the same shall constitute an Event of Default only if Tenant fails to commence to cure such breach or default within such 30-day period, or thereafter fails to pursue such cure to completion by the exercise of due diligence and all reasonable efforts. However, in any event the cure period shall terminate at any time that the subject breach or default becomes incurable, or that the cure efforts prove to be futile.

     20.  REMEDIES.

          (A) Upon the occurrence of any Event of Default, and subject to the conditions on Landlord's exercise of remedies imposed by the Lender Cure Rights, Landlord shall have the following rights and remedies, any or all of which may be exercised at Landlord's election:

               (i) Without further demand or notice (except as may be required by law), and with or without terminating this Lease, Landlord may enter the Premises or any part thereof, expel, evict and dispossess the Tenant and those claiming through or under the Tenant and remove the effects of any of them (but subject to the protections afforded Major Revenue Agreements and other Operating Contracts approved by Landlord under subsection 5(b) above), using such lawful force as may be necessary without being liable for prosecution, without being deemed guilty of any trespass, and without prejudice to any remedies for arrears of any Payment Obligations. In connection with any such termination, eviction or dispossession, Landlord may make such repairs, alterations or improvements and take such other actions as Landlord may consider necessary or appropriate in order to operate and use the Premises, or to install a new lessee or other party to operate and use the Premises, and upon demand Tenant will reimburse Landlord for all costs and expenses, including attorneys' fees, that Landlord may incur in connection with such actions. Furthermore, in any case where Landlord so recovers possession, whether or not the Lease is terminated, Landlord shall be entitled to reserve and recover from Tenant all

     Payment Obligations and Additional Rent obligations accruing from and after Landlord's recovery of possession, which obligations may be recovered and enforced by Landlord from time to time as they accrue or are incurred (and Landlord's election not to terminate shall not require Landlord to postpone until the end of the Lease Term any other action or actions for recovering those Payment Obligations and Additional Rent obligations); provided, however, that to the extent Landlord realizes actual cash proceeds from any subsequent use or operation of the Premises, Tenant shall receive credit therefor against those Payment Obligations and Additional Rent obligations. Any actions by Landlord under this subsection (i) shall not constitute a termination of this Lease or an acceptance of a surrender of the Premises by Tenant (if Tenant has abandoned the same) unless so specifically declared by the Landlord in writing. (All references elsewhere in this Lease to a termination hereof shall include such an eviction or dispossession of the Tenant, without a Lease termination, unless such inclusion is inappropriate in the given context.) Furthermore, any exercise of remedies under this subsection (i) not involving a termination of this Lease shall not prejudice Landlord's rights, at its election, to thereafter terminate this Lease pursuant to the foregoing.

               (ii) In lieu of reserving the Payment Obligations and Additional Rent as set forth in subsection 21(a)(i) above, Landlord may elect to recover such damages as may be allowable at law or equity in connection with any Lease termination or eviction or dispossession by Tenant for an Event of Default.

               (iii) Landlord may exercise and enforce remedies for the Operating Pledge and Operating Assignment as Landlord may elect, as set forth herein and in the UCC (but subject to the limitations under subsection 14(b) above).

               (iv) Landlord shall have the right to specific performance and other equitable relief as may be available or appropriate under applicable laws.

               (v) Landlord may enforce the Guaranties made by any Guarantor and otherwise bring collection actions to recover Payment Obligations (including, without limitation, all Additional Rent obligations incurred prior to any Lease termination which Tenant has failed to satisfy), without being required to resort first to remedies against the Premises, and pursue any other remedies now or hereafter available to Landlord at law or equity, whether statutory or under common law. All such remedies and the other remedies provided for hereunder and under the Arena Agreement shall be construed as cumulative with and not in lieu of one another. Any exercise of any such remedies shall not preclude the exercise of the same remedy at a later time or the contemporaneous or subsequent exercise of other remedies.

               (vi) For any Event of Default hereunder, Landlord may recover from Tenant, and Tenant shall be obligated to pay upon demand, all of Landlord's reasonable attorney's fees and other costs, expenses and liabilities incurred by Landlord in exercising or enforcing any of its remedies hereunder or otherwise incurred in connection with the pertinent Event of Default, regardless of the remedy or remedies pursued.

               (vii) Nothing contained in this Lease or the Arena Agreement shall limit or prejudice the right of Landlord to approve and obtain as damages or otherwise recover in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time that such damages or recovery are to be obtained, whether or not such amount be greater than the amounts otherwise recoverable under the provisions of this Lease.

               (viii) Landlord shall be entitled at its election to the appointment of a receiver for the Premises upon EX PARTE application to any court of competent jurisdiction. Tenant waives any right to hearing or notice of hearing prior to the appointment of the receiver. The receiver shall have all powers and authority with respect to the Premises and Landlord's rights under this Lease and to the Collateral which are provided by law or which are customarily or ordinarily exercised. All expenses and liabilities incurred by the receiver or its agents shall constitute part of the Payment Obligations hereunder.

          (B) Upon the occurrence of any breach or default of Tenant's obligations under this Lease, Landlord may, at its election, but without obligation to do so, and without releasing Tenant from any liabilities or duties under this Lease, make any payment or take any action that Landlord may deem necessary or appropriate in order to cure the given breach or default or to otherwise protect and preserve Landlord's interests in the Premises and under this Lease, and for this purpose, Landlord shall have a right of entry into the Premises. However, Landlord shall not take any action until the expiration of any applicable cure period under Section 19 above unless the breach or default involves emergency or other circumstances which warrant earlier action in order to avert an imminent risk of material damage or loss to the Premises or the Landlord's interests therein that Tenant is failing to address adequately by the exercise of due diligence. Within ten (10) days after demand, Tenant shall pay Landlord all costs, expenses and liabilities incurred by Landlord in good faith in connection with any exercise of this remedy, including reasonable attorney's fees. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceeding, and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien with respect to the Premises.

          (C) If any Payment Obligations are not satisfied within ten (10) days after the same become due and payable, or if Tenant becomes liable to Landlord for any damages upon an exercise of remedies hereunder or under the Arena Agreement, the same shall thereafter bear interest until paid at an annual rate equal to the Prime Rate plus 4% (the "Default Rate"). If no time for payment is specified herein or in the Arena Agreement for any indemnity or other Payment Obligation of Tenant hereunder, the pertinent sums shall be due and owing within twenty (20) days after Landlord makes demand therefor. Any payment demands by Landlord under this Lease shall be made by giving Tenant written notice thereof.

          (D) Tenant acknowledges and agrees that in securing the Tenant's covenants, agreements and undertakings under this Lease and the Arena Agreement, Landlord is and shall be acting on behalf of and is vested with the public rights and interests of the citizens of the City and County of Denver, and that it is essential to the preservation and betterment of the public welfare and interest that the Tenant and Team Owners observe, perform and discharge their obligations and duties hereunder and under the Arena Agreement. Without limitation on the generality of the foregoing, Tenant specifically acknowledges that the observance of the Team Commitments and the continuous, uninterrupted operation of the New Arena Facility as set forth herein are of especial significance and importance in fulfilling that public interest. As a consequence, in the event there ever arises any Event of Default hereunder, it is further essential to the public interest that (subject to the Lender Cure Rights) Landlord be able to recover possession of the New Arena Facility in order to preserve and protect its operation and the Team Commitments. Tenant specifically agrees that given the paramount significance of the Team Commitments, Tenant has no rights to and will not be entitled to acquire the ownership interests in the Land merely by prepaying or accelerating Tenant's Payment Obligations, and in no event may Landlord be divested of its ownership interests in the Land and Improvements during the term of the Team Commitments; any such divestiture would materially undermine and impair the public interests vindicated hereby and would deprive Landlord of the benefit of the bargain knowingly and consciously struck by Landlord and Tenant. The preservation, promotion and vindication of this public interest, by the Landlord's ability to exercise and enforce the remedies mutually agreed to herein, constitutes a central and dominant mutual intent of the parties underpinning this Lease, shall be controlling in these special circumstances, and shall prevail over any rule of law that in other circumstances might be applied to limit or restrict the enforcement or enjoyment of those remedies.

          (E) Notwithstanding the provisions of subsection 20(a)(i) above, or any other provisions hereof that may indicate to the contrary, Landlord specifically agrees that there shall be no termination of this Lease for any Event of Default which is not material. Without otherwise intending to limit the scope of those Events of Default which may be regarded as material, in any case any Event of Default in the form of (i) a breach of the Team Commitments, or (ii) Tenant's failure to pay any sum owing hereunder or under the Arena Agreement (except for any portion of any payment obligations which is not liquidated) shall constitute material Events of Default hereunder. Furthermore, Landlord specifically agrees that this Lease and the Arena Agreement shall not be construed or applied to require that Tenant pay the same sum twice.

     21. ESTOPPEL CERTIFICATES. Each party (the "responding party") covenants and agrees to execute, acknowledge and deliver to the other party, upon such party's written request (the "requesting party"), a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating, to the best of responding party's knowledge, whether or not the requesting party is in breach or default in any respect under this Lease (and if so, specifying the nature of the breach or default); and setting forth the status of such other matters as the requesting party may reasonably designate in writing. Any such estoppel certificate rendered by Landlord may also be for the benefit of any proposed Qualified Mortgagee, or any proposed investor or assignee of Tenant, and any such estoppel certificate rendered by Tenant may also be for the benefit of any designee of Landlord. A failure of the responding party to deliver such a statement within fifteen (15) days after written request from the requesting party shall be conclusive that this Lease is in full force and effect without modification, except as may be represented by the requesting party; that there are no outstanding breaches or defaults by the requesting party except as may be represented by the requesting party; and that any other matters designated for disclosure are in such status as may be represented by the requesting party.

     22.  MISCELLANEOUS.

          (A) This Lease is, and shall be deemed to be, made and shall be construed in accordance with the laws of the State of Colorado, the Charter of the City and County of Denver, and the ordinances enacted pursuant thereto, without regard to any statute or other rule of law providing for a different choice of law.

          (B) The section headings are inserted herein only as a matter of convenience and for reference, and in no way are intended to be a part of this Lease or to define, limit or describe the scope or intent of this Lease or the particular section hereof to which they refer.

          (C) This Lease and any other documents or instruments expressly referred to herein (including, without limitation, the Arena Agreement and all documents referred to therein) are intended as the complete integration of all understandings between Landlord and Tenant. No prior or contemporaneous addition, deletion or other amendment hereto shall have any force or effect whatsoever, unless embodied herein in writing. No subsequent novation, renewal, addition, deletion or other amendment hereto shall have any force or effect unless embodied in an amendatory or other agreement properly executed by Landlord and Tenant, and no alterations, amendments or modifications hereof shall be valid unless executed by an instrument in writing by Landlord and Tenant with the same formality as this Lease. Neither this Lease, nor any term hereof, can be changed, modified or abandoned, in whole or in part, except by instrument in writing, and the prior, contemporaneous or subsequent oral agreement shall have any validity whatsoever. Furthermore, no material modification or amendment of this Lease made by Landlord and Tenant (including, without limitation, any mutually agreed upon termination or cancellation) shall be enforceable against any Qualified Mortgagee unless specifically consented to in writing by such Qualified Mortgagee.

          (D)  Time is of the essence hereof.

          (E) Subject to the provisions of Section 18 above, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In the event Landlord ever conveys its interests in the Premises and this Lease, Tenant shall be bound to attorn to the transferee as a valid successor lessor and successor to Landlord's interests hereunder. However, except in conjunction with a conveyance of its interests in the Premises in accordance with the Arena Agreement, Landlord shall not otherwise transfer, hypothecate or assign any interests herein, directly or indirectly, and any such transfer shall be void at Tenant's election.

          (F) Nothing herein contained shall make, or be construed to make, Landlord and Tenant partners of one another, nor shall this Lease be construed to create a partnership or joint venture between Landlord or Tenant.

          (G) Whenever the context shall so require, the singular shall include the plural and the plural shall include the singular and reference to any gender shall include all genders.

          (H) It is expressly understood and agreed that enforcement of the terms and conditions of this Lease, and all rights of action related to such enforcement, shall be strictly reserved to Landlord and Tenant and their respective successors and permitted assigns; nothing contained in this Lease shall give or allow any such claim or right of action by any other or third person, and no such third person shall be regarded as a third party beneficiary of this Lease.

          (I) Whenever under this Lease "reasonableness" is the standard for the granting or denial of any consent or approval of either party hereto, such standard shall be applied and construed as set forth in Section 2.6.10 of the Arena Agreement. Furthermore, whenever this Lease or the Arena Agreement states that a consent or approval from Landlord will not be unreasonably withheld or delayed, in any event Landlord shall have a minimum of fifteen (15) days in which to review and consider whether to give or withhold its consent or approval.

          (J) Any and all actions at law or in equity which may be brought by either party shall be brought only in the Colorado State District Court in the Second Judicial District in the City and County of Denver, without regard to any statute or other rule of law providing for a different choice of forum.

          (K) In any action to construe or enforce the terms and conditions of this Lease, the prevailing party in such action, and in any appeals taken therefrom, shall be entitled to recover, as part of such legal action or litigation, the prevailing party's costs and expenses, including reasonable attorney's fees and court costs. Landlord's rights in this regard shall be cumulative with other recoveries permitted Landlord under the other provisions hereof.

          (L) Any notice required or permitted under the terms of this Lease shall be in writing, shall be given in the manner provided for under the Arena Agreement, and shall be deemed effectively given and received as provided for under the terms of the Arena Agreement.

          (M) At the election of either party hereto, this Lease may be recorded in the office of the Clerk and Recorder for the City and County of Denver, State of Colorado. If neither party makes this election, then at either party's request, both Landlord and Tenant shall execute one or more memoranda leases to evidence and represent the provisions of this Lease and the parties' respective rights and interests hereunder. The form of any such memorandum lease will be subject to the mutual written approval of the parties, not to be unreasonably withheld.

          (N) If any provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those for which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

          (O) Notwithstanding any other provision of this Lease indicating to the contrary, no term or condition of this Lease shall be construed or interpreted as a waiver, either express or implied, of any of the immunities, rights, benefits or protections provided to the Landlord under governmental immunity laws from time to time applicable to Landlord, including, without limitation, the Colorado Governmental Immunity Act (C.R.S. Section 24-10-101, ET SEQ.), as the same may apply. Tenant acknowledges and agrees that all other provisions of this Lease are subject to and qualified and limited by such governmental immunity laws from time to time applicable to Landlord.

          (P) Each party hereto acknowledges that it has had full and fair opportunity to review, make comment upon, and negotiate the terms and provisions of this Lease and the other documentation related thereto, and if there arise any ambiguities in the terms hereof or thereof or if any other circumstances which necessitate judicial interpretation of such terms, the parties mutually agree that the terms shall not be construed against the drafting party, and waive any rule of law which would otherwise require interpretation or construction against the interests of the drafting party.

     23. SURVIVAL. Notwithstanding any termination of this Lease, the obligations and duties of the parties hereunder shall survive such termination and remain in full force and effect thereafter.

     24. FORCE MAJEURE. Neither Landlord nor Tenant shall be in default hereunder if their failure of performance or observance is due to Force Majeure Events, provided that the party affected by any such Force Majeure Event shall exercise due diligence and reasonable efforts to remove or cure the same in order to allow for future performance and observance of the provisions of this Lease.

     25. LANDLORD'S DEFAULT; TERMINATIONS. If there is ever any claim of any breach or default by Landlord under this Lease, in connection therewith Landlord shall have the same cure rights and Tenant shall have the same remedies as are set forth in Section 6.5.1 of the Arena Agreement. Furthermore, in any case where the Arena Agreement is terminated pursuant to Section 2.28.2 or 6.5.2 thereof, this Lease shall also be subject to termination as set forth therein.

     26.  NO DISCRIMINATION OF EMPLOYMENT.   In connection with the discharge of
its obligations and duties under this Lease, the Tenant agrees not to refuse to hire, discharge, promote or demote, or to discriminate in matters of compensation against any person otherwise qualified, solely because of race, color, religion, national origin, gender, age, military status, sexual orientation, marital status, or physical or mental disability, and the Tenant further agrees to insert the foregoing provision in any and all contracts or agreements arising in connection with this Lease.

     27. NO THIRD PARTY BENEFICIARY. It is expressly understood and agreed that enforcement of the terms and conditions of this Lease, and all rights of action relating to such enforcement, shall be strictly reserved to the Landlord and Tenant, and nothing contained in this Lease shall give or allow any such claim or right of action by any other or third person. It is the express intention of Landlord and Tenant that any person other than the express parties hereto are receiving services or benefits under this Lease shall be deemed to be an incidental beneficiary only. The foregoing is subject only to the express rights in favor of DURA as set forth herein.


     IN WITNESS WHEREOF, Landlord and Tenant have made this Lease Agreement as of the Lease Date set forth at the beginning hereof.

                                       LANDLORD:

                                       CITY AND COUNTY OF DENVER

ATTEST:
                                       ---------------------------
                                       Wellington E. Webb
                                       M A Y O R

------------------------------
ROSEMARY RODRIGUEZ, Clerk and
Recorder, Ex-Officio Clerk of
the City and County of Denver

                                       RECOMMENDED AND APPROVED:


                                       By:
                                          ---------------------------
                                          Manager of General Services

APPROVED AS TO FORM:

DANIEL E. MUSE, Attorney for
the City and County of Denver


By:
   -----------------------------
   Title:
         -----------------------


                                       REGISTERED AND COUNTERSIGNED:


                                       By:
                                          ---------------------------
                                          Auditor


                                       TENANT:

                                       ASCENT ARENA COMPANY, LLC

                                       By   Ascent Arena and Development
                                            Corporation, a Delaware
                                            corporation, a managing member

                                            By:---------------------
                                            Title:------------------


STATE OF COLORADO        )
                         ) ss.
COUNTY OF                )
           ------------

     The foregoing instrument was acknowledged before me this ____ day of ________________, 1997, by ____________ __________________ as _______________ of
Ascent Arena and Development Corporation, a Delaware corporation, a managing member of Ascent Arena Company, LLC, a Colorado limited liability company.

     Witness my hand and official seal.

     My commission expires:
                           ----------------------------


                           ----------------------------
                           Notary Public

                             SPECIAL WARRANTY DEED


     THIS SPECIAL WARRANTY DEED, is made as of the ______ day of ____________, 1997, between ASCENT ARENA COMPANY, LLC, a Colorado limited liability company, whose legal address is _____________________________________________, as the
"Grantor", and the CITY AND COUNTY OF DENVER, a municipal corporation organized and existing under and by virtue of Article XX of the Colorado State Constitution, which has a legal address of ___________________________________
_____________________, as the "Grantee":

     WITNESSETH, that the Grantor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, conveyed, and by these presents does grant, bargain, sell, and convey and confirm, unto the Grantee, its successors and assigns forever,
(i) that certain real property (excluding the improvements located thereon (the "Improvements")), situated, lying and being in the City and County of Denver, State of Colorado, which is legally described on EXHIBIT A attached hereto and incorporated herein by this reference (the "Land"), and (ii) an executory interest and/or contingent remainder in fee simple (as the same may be properly characterized under Colorado law) in and to the Improvements, such that fee title to the Improvements shall vest in Grantee upon (but only upon) the entry of any final judgment, no longer subject to rights of appeal, which terminates the "Lease" (as defined below) or evicts or dispossesses the Tenant thereunder or otherwise divests the Tenant of its interests in the Improvements or Premises pursuant to an exercise of the Grantee's remedies for an Event of Default under the Lease (the "Executory Interest"; the Executory Interest and the Land are sometimes referred to hereinafter together as the "Property");

     TOGETHER with all and singular the hereditaments and appurtenances belonging unto the Property, or in anywise appertaining thereto, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the Property, with its hereditaments and appurtenances;

     TO HAVE AND TO HOLD the Property unto the Grantee, its successors and assigns forever.

     The Grantor, for itself and its successors and assigns, does covenant and agree that Grantor shall and will WARRANT AND FOREVER DEFEND the Property in the quiet and peaceable possession of the Grantee, its successors and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the Grantor, but subject to those title exceptions set forth on EXHIBIT B attached hereto and incorporated herein by this reference.

     Grantor hereby specifically reserves all right, title and interest in and to the Improvements, subject only to the Executory Interest conveyed to Grantee hereunder.

     The "Lease" shall mean that certain Lease Agreement dated as of ________________, ______, between Grantee, as the "Landlord", and Grantor, as the "Tenant", made of even date herewith, and recorded in the Office of the Clerk and Recorder for the City and County of Denver, State of Colorado, immediately after the recordation of this Deed. Capitalized terms used in this Deed which are not defined herein shall have the meanings ascribed thereto under the Lease.

     To the extent (and only to the extent) the Rule against Perpetuities applies to the Executory Interest under Colorado law, the Executory Interest shall terminate if it does not vest fee title to the Improvements in the Grantee prior to the date which is twenty-one (21) years after the death of the last survivor of the descendants living as of the making of this Deed of Roy Romer, Governor of Colorado, Wellington Webb, Mayor of the City and County of Denver, or Charlie Lyons [OTHER APPROPRIATE PARTIES MAY ALSO BE INSERTED].

     The singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     IN WITNESS WHEREOF, the Grantor has made this Deed as of the date set forth above.

                                       GRANTOR:

                                       ASCENT ARENA COMPANY, LLC, a Colorado
                                       limited liability company

                                       By:  Ascent Arena and Development
                                            Corporation, a Delaware corporation,
                                            a Managing Member


                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------
                                            Name:
                                                 ----------------------------


STATE OF COLORADO   )
       CITY AND     ) ss.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me this ______ day of ______________, 1997, by _____________ _____________ as ________________________
of Ascent Arena and Development Corporation, a Delaware corporation, a Managing Member of Ascent Arena Company, LLC, a Colorado limited liability company.

     WITNESS my hand and official seal.

     My Commission Expires:
                           ----------------------------

                           ----------------------------
                           Notary Public


[IF THE LAND IS CONVEYED BY AN ENTITY OTHER THAN ASCENT ARENA COMPANY, LLC, SEPARATE SPECIAL WARRANTY DEEDS FOR THE LAND AND EXECUTORY INTEREST WILL BE IMPLEMENTED AS NECESSARY AND APPROPRIATE.]

                                      EXHIBIT A
                                          to
                                Special Warranty Deed


                      [Final Legal Description for Project Site]

                                      EXHIBIT B
                                          to
                                Special Warranty Deed


                    [Final Permitted Exceptions for Project Site]

                             MEMORANDUM COMPLETION OPTION



     THIS MEMORANDUM COMPLETION OPTION ("Memorandum") is made as of the ______ day of _______________, 1997, by DENVER NUGGETS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Denver Nuggets") and ASCENT ARENA COMPANY, LLC, a Colorado limited liability company ("Ascent Arena") to the CITY AND COUNTY OF DENVER, a municipal corporation organized and existing under and by virtue of
Article XX of the Colorado State Constitution (the "City").


                                      RECITALS:

     H. Denver Nuggets, Ascent Arena and the City, together with the Colorado Avalanche, LLC, are parties to that certain 1997 Denver Arena Agreement dated as of __________________, 1997 (the "Arena Agreement"). The Arena Agreement governs, among other matters, an option in favor of the City to acquire the Project Site and any improvements thereon, from the Denver Nuggets and Ascent Arena, for purposes of completing the New Arena Facility on the Project Site in the event Ascent Arena defaults in its obligations for completing the New Arena Facility ("Completion Option"). The Completion Option encumbers the Project Site which is legally described on EXHIBIT A hereto.

     I. The parties have mutually determined to make this Memorandum to establish record and constructive notice and priority in favor of the City for the Completion Option.

     NOW, THEREFORE, in consideration of the premises, Ascent Arena and the City agree as follows:

     1. DEFINED TERMS. Any capitalized terms used in this Memorandum which are not defined herein shall have the meanings ascribed thereto under the Arena Agreement.

     2. GRANT OF INTEREST. The Denver Nuggets and Ascent Arena hereby grant the City the Completion Option in accordance with and subject to the terms and provisions of the Arena Agreement, which terms and provisions are incorporated herein by this reference and made a part hereof.

     3. NOTICE AND PRIORITY. The recordation of this Memorandum in the real property records for the City and County of Denver, State of Colorado, shall serve as notice to all parties of the Completion Option, and along with the Arena Agreement shall establish the record priority of the Completion Option (subject to the priority of the liens and security interests of the Ascent Lender as set forth in the Arena Agreement).

     IN WITNESS WHEREOF, Ascent Arena and Nuggets LP have made this Memorandum Completion Option as of the day, month and year first above written.

                                     ASCENT ARENA:

                                     ASCENT ARENA COMPANY, LLC, a
                                     Colorado limited liability
                                     company


                                     By: ASCENT ARENA AND DEVELOPMENT
                                     CORPORATION, a Delaware
                                     corporation, a Managing Member


                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------

                                     THE DENVER NUGGETS:

                                     DENVER NUGGETS LIMITED
                                     PARTNERSHIP, a Delaware limited
                                     partnership


                                     By:  ASCENT SPORTS, INC., a
                                     Delaware corporation, its sole
                                     general partner


                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


STATE OF COLORADO        )
                         ) ss.
COUNTY OF ____________   )

     The foregoing instrument was acknowledged before me this ____ day of ________________, 1997, by Ascent Arena and Development Corporation, a Delaware corporation, a Managing Member of Ascent Arena Company, LLC, a Colorado limited liability company.

     Witness my hand and official seal.

     My commission expires:
                           ------------------------------

                           ------------------------------
                           Notary Public


STATE OF COLORADO        )
                         ) ss.
COUNTY OF ____________   )

     The foregoing instrument was acknowledged before me this ____ day of ________________, 1997, by _____________ ____________________ of Ascent Sports,
Inc., a Delaware corporation, as sole general partner of Denver Nuggets Limited Partnership, a Delaware limited partnership.

     Witness my hand and official seal.

     My commission expires:
                           ------------------------------

                           ------------------------------
                           Notary Public



[INCLUSION OF NUGGETS LP SHALL BE DELETED IF IT DOES NOT HAVE INITIAL OWNERSHIP OF PROJECT SITE]

                                   EXHIBIT M

                                 LEASE GUARANTY

     THIS LEASE GUARANTY ("Guaranty") is given and made as of the ____ day of ______________, _____, by ASCENT ENTERTAINMENT GROUP, INC., a Delaware corporation ("Guarantor"), whose address is 1200 17th Street, Suite 2800, Denver, Colorado 80202, Attention: Arthur M. Aaron, Esq., in favor of the CITY AND COUNTY OF DENVER, a municipal corporation organized and existing under and by virtue of Article XX of the Colorado State Constitution, and/or assigns ("Landlord"), with respect to that certain Lease Agreement made of even date with this Guaranty (the "Lease"), by and between Landlord and Ascent Arena Company, LLC, a Colorado limited liability company ("Tenant"), under which Tenant has leased from Landlord certain land (but not improvements) in the City and County of Denver, Colorado, that are legally described on EXHIBIT A hereto. The Lease has been recorded in the offices of the Clerk and Recorder for the City and County of Denver on or about the date hereof. Capitalized terms used in this Guaranty that are not defined herein shall have the meanings ascribed thereto under the Lease.

     In order to induce Landlord to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor promises and agrees as follows:

     10. Guarantor absolutely, unconditionally and irrevocably guarantees the payment and performance of, and agrees to pay and perform as a primary obligor, all of Tenant's covenants, obligations, liabilities and duties (including, without limitation, payment of rent and all other amounts required to be paid by Tenant) under the Lease, as the same may be extended or modified from time to time ("Guaranteed Obligations"), as if Guarantor had executed the Lease as Tenant. The payment obligations of Tenant that are guaranteed hereby include, without limitation, any Consequential Damages and any other damages and sums which become payable in connection with any Event of Default or breach of Tenant's obligations under the Lease.

     11. Guarantor's obligations under this Guaranty are primary and independent of Tenant's obligations, and Guarantor shall have joint and several liability along with the Tenant for the

Guaranteed Obligations. In all respects, this is a guaranty of payment and performance, and not of collection. Guarantor agrees that Landlord will not be required first to enforce against Tenant or any other person any Guaranteed Obligations before seeking enforcement against Guarantor.
Landlord may bring and maintain an action against Guarantor to enforce any Guaranteed Obligations without joining Tenant or any other person (including, without limitation, any other guarantor) in such action, and without first resorting to any security or collateral or exercising any other remedy available to Landlord. Landlord may, however, join Guarantor in any action commenced by Landlord against Tenant to enforce any Guaranteed Obligations, and Guarantor waives any demand by Landlord or any prior action by Landlord against Tenant.

     12. Guarantor's obligations under this Guaranty will remain in full force and effect and will not be affected in any way by: (a) any forbearance, indulgence, compromise, settlement or variation of terms which may be extended to Tenant by Landlord; (b) any alteration of the Lease by the parties, whether prior or subsequent to Lease execution; (c) any renewal, extension, modification or amendment of the Lease (in which case the Guarantor's obligations shall apply to the Lease as so renewed, extended, modified or amended); (d) any subletting of the premises demised under the Lease, or any assignment or transfer (whether voluntarily, involuntarily or by operation of law) of Tenant's interest in the Lease or ownership interests in Tenant, or Landlord's consent thereto; (e) any termination of the Lease or eviction or dispossession of the Tenant (except that Guarantor's obligations hereunder shall be excused to the extent the Tenant's obligations are also excused in connection with any termination of the Lease as set forth in subsection 16(a) or Section 25 thereunder); (f) the release by Landlord of Tenant or either Team Owner or any other party (other than Guarantor) obligated for the Guaranteed Obligations, whether such release is required or arises automatically under the terms of the Lease or Arena Agreement or done at the Landlord's election; (g) Landlord's acquisition, release, return or misapplication of any collateral given now or later as additional security for the Guaranteed Obligations (except to the extent that any misapplication caused by Landlord's gross negligence or willful misconduct results in an actual loss of value to the Tenant); (h) the existence or any addition hereafter of any other guarantor for the Guaranteed Obligations or any release by Landlord of any such guarantor; or (i) any exercise of any remedy available to

Landlord against the Tenant, any other guarantor or other obligor in connection with the Lease, or any collateral furnished in connection with the Lease (it being agreed that all rights and remedies available to Landlord in connection therewith and in connection with this Guaranty shall be cumulative with and non-exclusive of one another, and may be pursued concurrently or successively as Landlord may determine in its discretion). Guarantor waives notice of any of the above and agrees that Guarantor will remain liable for the Guaranteed Obligations as they may be so altered, renewed, extended, modified, amended or assigned. Guarantor also waives notice of acceptance of this Guaranty and all other notices in connection with this Guaranty or the Guaranteed Obligations, including notices of default by Tenant under the Lease and notices of demand upon Guarantor, and waives diligence, presentment and suit by Landlord against Tenant or any other obligor under the Lease in the enforcement of any Guaranteed Obligations.

     13. Guarantor's obligations under this Guaranty will remain in full force and effect and will not be affected in any way by: (a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceeding or any other legal impairment affecting Tenant's liability under the Lease; (d) any statute of limitations, laches or other similar rule of law or equity which may be applied to preclude or limit enforcement against Tenant of the Tenant's Lease obligations (provided that the foregoing shall not be construed to deprive Guarantor of the benefit of its own statute of limitations); or (e) Tenant's dissolution or any disability or other defense of Tenant.

     14. Guarantor will have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor according to this Guaranty, and waives any such right of subrogation or any other right to enforce any remedy which Guarantor now or later has against Tenant by reason of any one or more payments or acts of performance by Guarantor according to this Guaranty until the Guaranteed Obligations are fully performed and observed. Furthermore, until the Guaranteed

Obligations are fully performed and observed, Guarantor hereby subordinates any other liability or indebtedness of Tenant now or later held by Guarantor to the obligations of Tenant to Landlord under the Lease, and agrees not to collect upon or enforce any such other liability or indebtedness at any time that Tenant is in default of any obligation to Landlord under the terms of the Lease. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations applicable to Tenant's obligations under the Lease shall operate likewise to toll any statute of limitations applicable to Guarantor hereunder.

     15. In the event it is ultimately adjudicated in any bankruptcy or similar proceeding involving Tenant that any rental payments or other sums or consideration received by Landlord from Tenant or any other obligor of the Lease obligations constitute a voidable preference (whether under prevailing United States bankruptcy laws or any similar law), such that Landlord is legally obligated to disgorge such preference, then Guarantor shall be liable for and upon demand reimburse Landlord for the amount of any such payments or consideration so disgorged. In order to allow Landlord to enforce this obligation of Guarantor for any such preference, this Guaranty shall survive the satisfaction of the Guaranteed Obligations and remain in force and effect in connection with any such bankruptcy or similar proceeding affecting Tenant.

     16. Guarantor agrees to pay the attorneys' fees and expenses incurred by Landlord in enforcing Guarantor's obligations under this Guaranty in any action or proceeding to which Landlord is a party. Without limitation on the generality of the foregoing, Guarantor agrees that this payment obligation shall specifically include all costs and expenses, including attorneys' fees, incurred by Landlord in connection with any bankruptcy or similar proceeding brought by or involuntarily against Tenant as an alleged insolvent. This Guaranty shall be governed by and construed in accordance with the laws of the State of Colorado. In any action brought under this Guaranty, Guarantor submits to the jurisdiction of the courts of the State of Colorado, and specifically agrees that any such action shall be brought and held only in the Colorado State District Court in the Second Judicial District in the City and County of Denver, without regard to any statute or rule of law providing for a different choice of forum.

     17. Guarantor represents to the Landlord that (i) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation under the laws of the State of Colorado; (ii) Guarantor has the corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Guaranty;
(iii) this Guaranty has been duly authorized by all necessary corporate action on the part of Guarantor, has been duly executed and delivered by the Guarantor, and constitutes the valid and binding obligation of Guarantor; and
(iv) the execution, delivery and performance of this Guaranty by Guarantor does not require any further approval of any officers, directors or shareholders of Guarantor or the consent of any trustee or holder of any indebtedness or obligation of Guarantor or any other person or entity (other than such consents and approvals as have been obtained), or contravene or result in any breach of or constitute any default under or result in the creation of any lien upon any assets of Guarantor under any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Guarantor is a party or by which Guarantor or any of its assets are bound.

     18. This Guaranty will be binding on Guarantor and its legal representatives, successors and assigns and will inure to the benefit of Landlord and its successors and assigns. The benefit of this Guaranty shall automatically pass to the assignee in connection with any assignment of the Lease by Landlord; provided, however, that in connection with such an assignment, this Guaranty shall continue to inure to the benefit of Landlord with respect to all Guaranteed Obligations which accrue during or are otherwise attributable to periods prior to the assignment taking effect.

     19. This Guaranty is cumulative with and in addition to, and does not limit or supersede in any respect, the Guaranty Agreement made by Guarantor to the Landlord for the obligations of the Tenant and Team Owners arising under and in connection with the Arena Agreement, which Guaranty Agreement is dated as of _______________, 1997. Any notices related to this Guaranty may be given as provided for in that Guaranty Agreement.

                                     GUARANTOR:

                                     ASCENT ENTERTAINMENT GROUP,
                                     INC., a Delaware corporation



                                     By:
                                        -------------------------------------
                                     Name:
                                          -----------------------------------
                                     Title:
                                           ----------------------------------


STATE OF _____________   )
                         ) ss.
COUNTY OF ____________   )

     The foregoing instrument was acknowledged before me this ____ day of ______________, ______, by _____________________________________ as
____________________ of Ascent Entertainment Group, Inc., a Delaware corporation.

               WITNESS my hand and official seal.

               My Commission Expires:
                                     ----------------------------------------

                                     ----------------------------------------
                                     Notary Public

                                  EXHIBIT A


                     [LEGAL DESCRIPTION FOR PROJECT SITE]

                                  EXHIBIT N

                     TERMINATION AND CONVEYANCE AGREEMENT


     This TERMINATION AND CONVEYANCE AGREEMENT ("Agreement") is made and entered into this ___ day of ___________, 19___, by and between ASCENT ARENA COMPANY, LLC, a Colorado limited liability company ("Ascent Arena"), DENVER NUGGETS LIMITED PARTNERSHIP, a Delaware limited partnership ("Nuggets LP"), COLORADO AVALANCHE, LLC, a Colorado limited liability company ("Avalanche LLC") and the CITY AND COUNTY OF DENVER, a municipal corporation organized and existing under and by virtue of ARTICLE XX of the Colorado State Constitution ("City").

                                   RECITALS

     This Agreement is made with respect to the following facts:

     a. The City owns McNichols Arena in Denver, Colorado for use for public purposes and gatherings including, but not limited to, the exhibition of sports contests, such as professional basketball and hockey.

     b. The Nuggets LP owns the Denver Nuggets, a professional basketball team, and holds the franchise with the National Basketball Association for the Denver Nuggets. The Denver Nuggets operates within the boundaries of the City and County of Denver, Colorado under a Basketball Agreement dated July 15, 1992 by and between the City and Nuggets LP, as the same may be amended (the "Basketball Agreement").

     c. Avalanche LLC owns the Colorado Avalanche, a professional hockey team in the National Hockey League. The Colorado Avalanche operates within the boundaries of the City and County of Denver, Colorado under a User Agreement dated September 5, 1995 by and between the City and Avalanche LLC, as the same may be amended (the "Hockey Agreement").

     d. The Avalanche LLC and Nuggets LP are affiliated companies with Ascent Arena.

     e. [____________] owns that certain parcel of real property described on Exhibit A attached hereto and made a part hereof (the "Land").

     f. Ascent Arena, Nuggets LP and Avalanche LLC have conducted extensive negotiations concerning the termination of the Hockey Agreement and the Basketball Agreement in consideration for the conveyance to the City of the Land.

     NOW, THEREFORE, in consideration of [____________]'s agreement to convey the Land to the City, the City agrees to terminate the Basketball Agreement and the Hockey Agreement on the terms and conditions set forth herein.

     1. All defined terms not otherwise defined herein shall have the defined meanings set forth in the 1997 DENVER ARENA AGREEMENT dated ________________ by and between Ascent Arena, Nuggets LP, Avalanche LLC and the City (the "Arena Agreement").

     2. As a condition to the conveyance of the Land and the termination of the Basketball Agreement and Hockey Agreement hereunder, all conditions, obligations and requirements for Closing as set forth in Section 3.6 of the Arena Agreement must be satisfied and completed.

     3. [___________] shall deliver to the City at the Closing a duly executed and acknowledged special warranty deed in the form attached hereto as Exhibit B, conveying the Land to the City (exclusive of any improvements thereon), along with the Executory Interest, and subject only to the Permitted Exceptions affecting the Land, which Permitted Exceptions shall include the Ground Lease and the Contribution Agreement.

     4. The City and Nuggets LP shall at the Closing execute and deliver to each other duplicate originals of the Basketball Termination Agreement, attached to the Arena Agreement as Exhibit ___.

     5. The City and Avalanche LLC shall at the Closing execute and deliver to each other duplicate originals of the Hockey Termination Agreement attached to the Arena Agreement as Exhibit ___.

     6. This Agreement shall not limit, impair or affect the Basketball Agreement or Hockey Agreement to any extent if Closing does not occur for any reason.

     7. The terms and conditions of Section 2.6 of the Arena Agreement are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       CITY:

                                       CITY AND COUNTY OF DENVER

ATTEST:
                                       -------------------------------
                                       Wellington E. Webb
                                       MAYOR
----------------------------
                , Clerk and
----------------
Recorder, Ex-Officio Clerk of
the City and County of Denver

                                       RECOMMENDED AND APPROVED:


                                       By:
                                          ----------------------------
                                          Manager of General Services


APPROVED AS TO FORM:

DANIEL E. MUSE, Attorney for           By:
the City and County of Denver             ----------------------------
                                          Dep. Manager of General
Services for Theatres and Arenas


By:
   ---------------------------
   Deputy City Attorney  REGISTERED AND COUNTERSIGNED


                    By:
                       -------------------------------
                         Auditor


                    ASCENT ARENA:

                    ASCENT ARENA COMPANY, LLC, a
                    Colorado limited liability company

                    I.R.S. Identification
                    No.
                       -------------------------------

                    By its Managing Member, Ascent Sports, Inc., a Delaware corporation

                    By:
                       -------------------------------

                    Title:
                          ----------------------------

                    NUGGETS LP:

                    THE DENVER NUGGETS LIMITED PARTNERSHIP, a Delaware limited partnership

                    I.R.S. Identification
                    No.
                       -------------------------------

                    By its General Partner ASCENT SPORTS, INC., Delaware corporation

                    By:
                       -------------------------------
                    Title:
                          ----------------------------

                    AVALANCHE LLC:

                    COLORADO AVALANCHE, LLC, a Colorado
                    limited liability company
                    I.R.S. Identification
                    No.
                       ------------------------

                    By its Manager,                   ,
                                    ------------------
                    a Delaware corporation

                    By:
                       --------------------------------
                    Title:
                          -----------------------------

                                   EXHIBIT O

                            CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT is made effective as of the ___ day of _______________, 1997 by and between the CITY AND COUNTY OF DENVER, a municipal corporation organized and existing under and by virtue of Article XX of the Colorado State Constitution ("City") and ASCENT ARENA COMPANY, LLC, a Colorado limited liability company ("Ascent").

                                   RECITALS:

     g. The City and Ascent have entered significant negotiations regarding the presence of the NBA Franchise and the NHL Franchise (the "Teams") in the City and County of Denver.

     h. The NBA Franchise and the NHL Franchise are owned respectively by THE DENVER NUGGETS LIMITED PARTNERSHIP, a Delaware limited partnership ("Nuggets LP") and the COLORADO AVALANCHE, LLC, a Colorado limited liability company ("Avalanche LLC"). The Nuggets LP and the Avalanche LLC are each affiliates of Ascent.

     i. Ascent and the City have entered into a Lease Agreement of even date herewith (the "Ground Lease") for certain real property (but not the improvements thereon) described on Exhibit A, attached hereto (the "Land"). The Ground Lease has been recorded along with and prior to this Agreement in the office of the Clerk and Recorder for the City and County of Denver.

     j. The term of the Ground Lease is until and including June 30, 2023, with ____ one-year options in favor of the City to renew (except that if the last such option is exercised, the term shall expire on June 30, 20__), which shall be hereinafter called the "Term" and shall include the options to renew to the extent exercised.

     k. As an incentive to keep the Teams in the City and County of Denver the City has agreed to contribute the Land to Ascent, in accordance with and subject to the provisions of this Agreement, upon the expiration or earlier termination of the Term of the Ground Lease.

                                   AGREEMENT

     NOW THEREFORE, as an incentive to Ascent as outlined above, the City hereby agrees as follows:

     1. The City hereby irrevocably commits to contribute the Land and all legal and equitable interest therein to Ascent upon the expiration or earlier termination of the Term of the Ground Lease (subject, however, to paragraph 3 below). Ascent intends, and the City acknowledges Ascent's intent, to structure this contribution to qualify as a contribution to the capital of Ascent or its designee pursuant to Internal Revenue Code Section 118. Ascent intends and the City acknowledges Ascent's intent that the contribution will become a permanent part of such entity's working capital. The contribution is not compensation to Ascent or its designee for specific quantifiable services. The contribution was bargained for by Ascent. Ascent acknowledges that the contribution will benefit Ascent or its designee in an amount commensurate with its value, and that the contribution will be employed to generate additional income for Ascent or its designee.

     2. The contribution will be effected by the City's execution, delivery and recordation of a Bargain and Sale Deed, the form of which is attached hereto as Exhibit B, which will be delivered contemporaneously with the expiration or earlier termination of the Term (again subject to paragraph 3 below).

     3. Notwithstanding anything herein to the contrary, in the event that, pursuant to any final judgment, no longer subject to rights of appeal (and whether rendered during or after the Term as stated), the Ground Lease is ever terminated or the Tenant is ever evicted or dispossessed thereunder or otherwise divested of Tenant's interests in the Premises pursuant to the City's exercise of remedies for an Event of Default under the Ground Lease, then in such event this Contribution Agreement shall be deemed null and void and of no further force and effect, and the City shall not be required to make or deliver the Bargain and Sale Deed if such judgment is rendered or while proceedings therefor are pending. If this Contribution Agreement so terminates, this Contribution Agreement shall be released and terminated of record by appropriate bargain and sale deed or other instrument(s), and Ascent and its successors (including any Qualified Mortgagee) shall have no interest in the Land.

     4. This Contribution Agreement shall be for the benefit of Ascent, its successors and assigns (including any Qualified Mortgagee or its foreclosure purchaser that succeeds to the Tenant's interest under the Ground Lease), and also the City and its successors to the Land and Ground Lease.

     5. Unless terminated under paragraph 3, this Contribution Agreement shall terminate upon the earlier to occur of (i) the contribution of the Land to Ascent or its successors, or (ii) twenty-one years less one day after the death of the last survivor of the descendants living on the date of this Contribution Agreement of Roy Romer, Governor of Colorado.

     6. In the event of any default hereunder by City, Ascent shall have all rights at law or in equity to enforce this Contribution Agreement, including damages and specific performance.

     7. In the event of any dispute hereunder, the prevailing party shall be entitled to attorneys' fees from the nonprevailing party.

     8. This Contribution Agreement may not be amended except in writing signed by the City, Ascent and any Qualified Mortgagee then encumbering under a recorded deed of trust the Tenant's leasehold interest in the Ground Lease (as evidenced by any recorded intercreditor agreement made between the City and the Qualified Mortgagee which references the Ground Lease).

     9. If the City fails to deliver the Bargain and Sale Deed when required hereunder, as of such failure Ascent shall be deemed to be vested with equitable title to the Land (again subject to paragraph 3 above).

     10. Time is of the essence hereof. This Contribution Agreement shall be governed by the laws of the State of Colorado. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Ground Lease.

[REFERENCES HEREIN TO DEED WILL BE ADJUSTED AS NECESSARY IF THE LAND AND EXECUTORY INTEREST ARE CONVEYED BY SEPARATE PARTIES.]

     IN WITNESS WHEREOF, the undersigned have executed this CONTRIBUTION AGREEMENT on the ____ day of __________________, 1997.



                                   CITY AND COUNTY OF DENVER

ATTEST:
                                   -----------------------------
                                   Wellington E. Webb
                                   M A Y O R
------------------------------
ROSEMARY RODRIGUEZ, Clerk and
Recorder, Ex-Officio Clerk of
the City and County of Denver

                                   RECOMMENDED AND APPROVED:


                                   By:
                                      ----------------------------
                                       Manager of General Services

APPROVED AS TO FORM:

DANIEL E. MUSE, Attorney for
the City and County of Denver


By:
    ----------------------------
    Title:
          ----------------------

                                   REGISTERED AND COUNTERSIGNED:


                                   By:
                                      ----------------------------
                                        Auditor

                                   ASCENT ARENA COMPANY, LLC, a
                                   Colorado limited liability
                                   company

                                   By:  Ascent Arena and Development
                                        Corporation, a Delaware
                                        corporation, a managing member

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Its:
                                       -------------------------



STATE OF COLORADO        )
    CITY AND             ) ss.
COUNTY OF DENVER         )

     The foregoing instrument was acknowledged before me this ____ day of ________________, 1997, by ___________________________ as __________________
of Ascent Arena and Development Corporation, a Delaware corporation, a managing member of ASCENT ARENA COMPANY, LLC, a Colorado limited liability company.

     Witness my hand and official seal.

     My commission expires:
                             ---------------------------------


                             ---------------------------------
                             Notary Public